Table of Contents

As filed with the Securities and Exchange Commission on December 9, 2025

Registration No. 333-290102

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

To

FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KHEOBA Limited

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	7371	N/A
(State or Other Jurisdiction of Incorporation or Organization)	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

60 Kaki Bukit PI

09-12 Eunos Techpark

Singapore 415979

+65 8805 3151

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.
122 East 42nd Street, 8th Floor
New York, New York 10168
800-221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Lawrence S. Venick, Esq.
Loeb & Loeb LLP
2206-19 Jardine House
1 Connaught Road Central
Hong Kong SAR
Telephone: + 1 310-728-5129

Approximate date of commencement of proposed sale to the public: The Reincorporation Merger described herein will be effective on, or as soon as practicable after, the date that this registration statement is declared effective and all other conditions to the Reincorporation Merger are satisfied.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☑

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus/information statement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus/information statement is not an offer to sell these securities and or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction where such offer, solicitation or sale is not permitted.

KHEOBA Limited

SUBJECT TO COMPLETION, DATED DECEMBER 9, 2025

PROSPECTUS/INFORMATION STATEMENT

Information Statement regarding Action by Written Consent of Shareholders of KHEOBA CORP.

and

Prospectus for up to 8,092,000 Class A Ordinary Shares of KHEOBA Limited

Merger of KHEOBA CORP with and into KHOB Merge Sub Limited.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of KHEOBA CORP.:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of KHEOBA CORP., a Nevada corporation (“KHEOBA Nevada,” “we,” “us,” “our,” or the “Company”), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “KHEOBA Nevada Shares”), have executed a written consent in lieu of a special meeting approving, a merger agreement (“Merger Agreement”) with KHEOBA Limited, a British Virgin Islands company limited by shares (“KHEOBA BVI”), and its wholly-owned subsidiary, KHOB Merge Sub Limited, a BVI company (“Merger Sub”), pursuant to which KHEOBA Nevada will merge with and into Merger Sub (the “Reincorporation Merger”), and Merger Sub will be the surviving entity and a wholly-owned subsidiary of KHEOBA BVI. At the closing of the Reincorporation Merger, KHEOBA BVI will issue Class A ordinary shares (the “KHEOBA BVI Class A Ordinary Shares”) to KHEOBA Nevada’s shareholders.

The stockholder action by written consent was taken pursuant to Section 78.320 of the Nevada Revised Statutes (“NRS”), which permits any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting. Pursuant to the NRS, approval of the Reincorporation Merger requires the affirmative vote or written consent of the holders of a majority of the outstanding shares of common stock of the Company. The Board set the close of business on August 17, 2025 as the record date for determining the stockholders of the Company entitled to consent in writing to adopt the Reincorporation Merger and the Merger Agreement and to receive this prospectus/information statement.

On August 17, 2025, Tien Seng Tong, holding approximately 74% of our issued and outstanding shares of stock (the “Majority Stockholder”), executed a written consent (the “Written Consent”) approving the Merger Agreement and the Reincorporation Merger. Accordingly, the delivery of the Written Consent was sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Reincorporation Merger, on behalf of the stockholders of the Company. No other votes of stockholders of the Company are required or necessary to approve the Reincorporation Merger, and none are being solicited hereunder. Pursuant to Rule 14c-2 under the Exchange Act, this corporate action will not be effected until twenty (20) calendar days after the filing and mailing of the prospectus/information statement to our stockholders, or as soon as practicable thereafter. This prospectus/information statement is being furnished to all stockholders of the Company for informational purposes only, to inform stockholders of these corporate actions before they take effect. We anticipate mailing the Notice of Stockholder Action by Written Consent to the Stockholders on or about [●], 2025. We anticipate that the Reincorporation Merger will become effective on or about [●], 2025.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

More information about the Company, KHEOBA BVI, Merger Sub and the proposed transaction is contained in this prospectus/information statement. We urge you to read the accompanying prospectus/information statement carefully and in its entirety. A copy of the Merger Agreement is attached as Annex A to this document. You should also carefully consider the matters discussed under “Risk Factors” beginning on page 10.

We look forward to the successful consummation of the Reincorporation Merger, and thank you for your consideration and continued support.

___________________________

Mr. Ka Miew Hon

Sole Director, Chief Executive Officer, Chief Financial Officer, and Secretary

KHEOBA CORP.

[●], 2025

IMPORTANT NOTE ABOUT THIS PROSPECTUS/INFORMATION STATEMENT

The sections entitled “Questions and Answers” and “Summary” below highlight selected information from this prospectus/information statement, but they do not include Questions and Answers all of the information that may be important to you. To better understand the Merger Agreement and the Reincorporation Merger, and for a more complete description of legal terms thereof, you should carefully read this entire prospectus/information statement, including the section entitled “Risk Factors” and the Merger Agreement, a copy of which is attached as Annex A hereto and incorporated by reference, as well as any documents that are incorporated by reference into this prospectus/information statement, which contain important business and financial information about the Company that is not included in or delivered with the document. See “Where You Can Find More Information.”

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this prospectus/information statement. You should not assume that the information contained in, or incorporated by reference into, this prospectus/information statement is accurate as of any date other than, in the case of this prospectus/information statement, the date on the front cover of this prospectus/information statement and, in the case of information incorporated by reference, the respective dates of such referenced documents. Neither the mailing of this prospectus/information statement to Company stockholders, nor the issuance by KHEOBA BVI of KHEOBA BVI Class A Ordinary Shares in connection with the Reincorporation Merger, will create any implication to the contrary.

Our KHEOBA Nevada Shares are currently quoted on the OTCQB tier (the “OTCQB”) of the OTC Markets Group, under the symbol “KHOB.” We will seek approval from the OTCQB to trade the KHEOBA BVI Class A Ordinary Shares under the same symbol upon effectiveness of the Reincorporation Merger or as soon thereafter as reasonably practicable; however no assurance can be given that such approvals will be granted.

See the “Risk Factors” beginning on page 10 of this prospectus/information statement for a discussion of certain risks that you should consider as shareholders of the Company with respect to the Reincorporation Merger, and the ownership of the KHEOBA BVI Class A Ordinary Shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS/INFORMATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus/information statement is dated [●], 2025, and is first being sent or given to our stockholders on or about [●], 2025.

In this prospectus/information statement, unless otherwise indicated or the context otherwise requires, all references to “KHEOBA CORP.” or “KHOB,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to KHEOBA CORP., a Nevada corporation, together with its subsidiaries prior to the Reincorporation Merger. The trademarks, trade names and service marks appearing in this prospectus/information statement are property of their respective owners. The term “you” means you, the reader and a stockholder of the Company. The term “KHEOBA BVI” refers to KHEOBA Limited, a BVI company limited by shares, whose shares you are expected to own after we change the corporate jurisdiction of the Company from Nevada to BVI pursuant to the Reincorporation Merger.

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Forward Looking Statements

This prospectus/information statement and documents incorporated by reference herein contain forward-looking statements. Many of the forward-looking statements contained in this prospectus/information statement can be identified by the use of words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “will,” “estimate” and “potential,” among others, or the negatives thereof.

Such forward-looking statements include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including but not limited to, those identified under “Risk Factors” in this prospectus/information statement. These risks and uncertainties include factors relating to:

●	our operation as a development-stage company with limited operating history and a history of operating losses;

●	our capability to develop our CRM business in Asian countries;

●	the chance of attracting new clients for our technology services and/or increasing revenues from existing clients;

●	our products may not gain market acceptance, in which case we may not be able to generate product revenues;

●	our reliance on our current strategic relationships and the potential success or failure of strategic relationships, joint ventures or mergers and acquisitions transactions;

●	our ability to obtain, maintain and protect our intellectual property rights and operate our business without infringing or otherwise violating the intellectual property rights of others;

●	our ability to remain on the OTCQB as a trading market for our Class A ordinary shares;

●	the chance that certain intangible assets related to our product and services candidates will be impaired; and

●	other risk factors discussed under “Risk Factors.”

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

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Questions and Answers

The following questions and answers are intended to briefly address some questions that you may have regarding the Reincorporation Merger and the Merger Agreement. We urge you to carefully read the remainder of this prospectus/information statement because these questions and answers may not address all questions or provide all information that might be important to you with respect to the Reincorporation Merger and the Merger Agreement. Additional important information is also contained in the annexes and the documents incorporated by reference into this prospectus/information statement. You may obtain the information incorporated by reference into this information statement/prospectus without charge by following the instructions under “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:	Our board of directors determined that it would be in the best interest of the Company to change our jurisdiction of incorporation from Nevada to BVI (the “Reincorporation”). On August 17, 2025, KHEOBA Nevada entered into a Merger Agreement to effect the Reincorporation Merger. The Merger Agreement is described in this prospectus/information statement and is attached as Annex A hereto. You are receiving this document in connection with the issuance of KHEOBA BVI Class A Ordinary Shares to the stockholders of KHEOBA Nevada in accordance with the terms of the Merger Agreement. The delivery of the Written Consent by the Majority Stockholder is sufficient to approve the Merger Agreement and the transactions contemplated thereby, including the Reincorporation Merger, on behalf of the stockholders of KHEOBA Nevada. You are not being asked for a proxy, and you are requested not to send a proxy. This Notice of Stockholder Action by Written Consent shall constitute notice to you from the Company that the Reincorporation Merger has been approved by the holders of a majority of the voting power of the Company common stock by written consent in lieu of a meeting in accordance with Section 78.320 of the NRS.

Q:	Why has the Board proposed the Reincorporation?

A:	We believe that the Reincorporation from Nevada to BVI will provide the Company with additional corporate flexibility, result in cost savings, and that BVI is a jurisdiction more familiar to most of our current and potential new investors, ultimately resulting in improved access to capital markets. Through KHEOBA BVI, we anticipate will continue to grow after the Reincorporation Merger. The Company’s principal shareholder, Mr. Tien Seng Tong, resides in Malaysia, and beneficially owns 74% of the shares of common stock of KHEOBA Nevada. The Company’s employees and operating assets currently are based in Europe and Asia.

Q:	What will be the effect of the Reincorporation Merger?

A:	Upon effectiveness of the Reincorporation Merger, KHEOBA Nevada will be merged with and into Merger Sub, with Merger Sub surviving the Reincorporation Merger as a wholly-owned subsidiary of KHEOBA BVI. KHEOBA Nevada’s corporate existence will cease.

Q:	What will stockholders of KHEOBA Nevada receive in the Reincorporation Merger?

A:	At the effective time the Reincorporation Merger (the “Effective Time”), each outstanding KHEOBA Nevada Share will be cancelled and the holders thereof will receive or be allotted and issued an equal number of KHEOBA BVI Class A Ordinary Shares. Currently there are 8,092,000 shares of common stock of KHEOBA Nevada issued and outstanding.

Q:	Will the KHEOBA BVI Class A Ordinary Shares continue to be publicly traded?

A:	The KHEOBA Nevada Shares are currently authorized for trading on the OTCQB under the symbol “KHOB”. KHEOBA BVI intends to submit an application so that KHEOBA BVI Class A Ordinary Shares would continue to be quoted on the OTCQB tier of the OTC Markets Group under the symbol “KHOB”. Neither KHEOBA Nevada nor KHEOBA BVI can assure you that the KHEOBA BVI Class A Ordinary Shares will be approved for quotation on the OTCQB or under the symbol “KHOB”.

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Q:	When will the Reincorporation Merger be completed?

A:	KHEOBA Nevada and KHEOBA BVI are working to complete the Reincorporation Merger as soon as possible. Certain conditions must be satisfied or waived before the parties can complete the Reincorporation Merger. See “The Merger Agreement— Conditions to Consummation of the Reincorporation Merger.” Assuming timely satisfaction or waiver of the closing conditions, the Reincorporation Merger is expected to close in the third or fourth quarter of 2025.

Q:	Should KHEOBA Nevada stockholders deliver their shares of common stock now?

A:	No. After the Reincorporation Merger is completed, any KHEOBA Nevada Shares you hold as of the Effective Time, either electronically in book entry form, or represented by share certificates, automatically will be converted into the right to receive the KHEOBA BVI Class A Ordinary Shares (the “Merger Consideration”). After the Effective Time, the Company will notify all stockholders of record of KHEOBA Nevada Shares that the Reincorporation Merger has become effective, and will cause it’s exchange agent, VStock Transfer LLC, to mail to each such holder of record of KHEOBA Nevada Shares entitled to receive the Merger Consideration a letter of transmittal with respect to book-entry shares (to the extent applicable) and certificates, and instructions for use in effecting the surrender of book-entry shares or certificates in exchange for the Merger Consideration.

Q:	Will the stockholders of KHEOBA Nevada be entitled to dissenter’s rights of appraisal?

A:	Under Section 92A.380 of the NRS, if the Reincorporation Merger is completed, subject to compliance with the requirements of Sections 92A.300 to 92A.500 of the NRS, holders of KHEOBA Nevada Shares (other than the Majority Stockholder), will have the right to dissent and demand payment in an amount that the Company estimates to be the fair value of each dissenter’s shares. Each dissenter will then have the right to contest the Company’s estimate of fair value. In order to exercise your dissenters’ rights, you must demand payment in writing no later than 30 days after the mailing of this prospectus/information statement, and comply precisely with other procedures set forth in Sections 92A.300 to 92A.500 of the NRS, which are included as Annex B to the prospectus/information statement. This prospectus/information statement shall constitute notice to you from the Company of the availability of dissenters’ rights under Sections 92A.300 to 92A.500 of the NRS.

Q:	What are the expected U.S. federal income tax consequences for an KHEOBA Nevada stockholders, and for KHEOBA BVI and KHEOBA Nevada, as a result of the Reincorporation Merger?

A:	Each U.S. Holder (as defined below in “Reincorporation Merger—U.S. Federal Income Tax Considerations”) of KHEOBA Nevada Shares will realize taxable gain (but not loss) to the extent the fair market value of its KHEOBA BVI Class A Ordinary Shares exceeds such U.S. Holder’s adjusted tax basis in its KHEOBA Nevada Shares on the date of the Reincorporation Merger. If this exchange results in realized gain, the realized gain will be taxable as short term capital gain if the U.S. Holder has held its KHEOBA Nevada Shares for one year or shorter at the time of the Reincorporation Merger or as long term capital gain to the extent the U.S. Holder has held the KHEOBA Nevada Shares for over one year at the time of the Reincorporation Merger. Long term capital gain is taxable at a maximum rate of 20% whereas short term capital gains are taxable at ordinary effective income tax rates. A corporate U.S. Holder’s capital gains, long-term and short-term, are taxed as ordinary income tax rates (currently, a maximum rate of 21%).

Non-U.S. Holders of KHEOBA Nevada will generally not be subject to U.S. tax upon their exchange of KHEOBA Nevada Shares for KHEOBA BVI Class A Ordinary Shares, except in limited circumstances discussed below.

KHEOBA Nevada will continue being subject to U.S. federal income tax on its worldwide income after the Reincorporation Merger. We believe KHEOBA BVI will not be treated as a U.S. corporation under Section 7874 of the Code, and consequently should only be subject to U.S. tax on its U.S. source income.

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Q:	What happens if the Reincorporation Merger is not consummated?

A:	If the Reincorporation Merger is not completed for any reason, you will not receive or be allotted or issued any KHEOBA BVI Class A Ordinary Shares for any shares of KHEOBA Nevada common stock that you hold. In such case, the common stock of KHEOBA Nevada will remain outstanding and will continue to be traded on the OTCQB, and KHEOBA Nevada will remain a publicly traded corporation organized under the laws of the State of Nevada.

Q:	Who do I call if I have further questions about the Reincorporation Merger or the Merger Agreement?

A:	KHEOBA Nevada stockholders who have questions about the Reincorporation Merger or who desire additional copies of this prospectus/information statement or other additional materials should contact:

KHEOBA CORP.

Attn:

60 Kaki Bukit PI

09-12 Eunos Techpark

Singapore 415979

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Summary of Prospectus/Information Statement

This summary highlights selected information from this prospectus/information statement and may not contain all of the information that is important to you. To better understand the Reincorporation Merger and the Company’s stockholder actions that are the subject of the Written Consent, you should read this entire prospectus/information statement carefully, including the Merger Agreement attached as Annex A and the other annexes to which you are referred herein. For more information, please see the section entitled “Where You Can Find More Information” in this prospectus/information statement.

Our Business

We initiated our operations in 2021 and position ourselves as software solution expert. We specialized in tourism industry in Europe at the beginning and now has spanned our services to clients in various industries across Europe and Asia.

For the fiscal years ended October 31, 2024, and 2023, the Company derived revenue from the sale of specific modules of its Customer Relationship Management (CRM) Software (the “Software”) to tourism industry clients. During the years ended October 31, 2024, and 2023 we generated revenue of $41,055 and $16,000, respectively.

As of the end of fiscal year 2024, the Company formed partnerships with a number of high-quality software developers specializing in ERP and CRM solutions. Meanwhile, while retaining its European client base, the Company laid out a regional expansion plan into Asian market, leveraging its expertise and proven operational model to serve emerging Asian software market.

On January 10, 2025, Mr. TIEN SENG TONG (the “Investor”) entered into stock purchase agreements to acquire an aggregate of 6,000,000 shares of the Company’s common stock. Through this privately negotiated transaction (the “Acquisition”), the Investor obtained a controlling 74% equity stake in KHEOBA CORP. (the “Company”) with the original management team staying with the Company acting as an advisor for Company’s operations and development in Europe. Leveraging our industry experience in serving clients in Europe and the Investor’s client resources in Asia, the Company has continuously expanded the software solutions business to Asia region in alliance with our team in Europe.

The Company established wholly-owned subsidiaries in Singapore and Hong Kong starting from February 2025 to conduct its ERP and CRM software solutions business. These solutions consist of multiple modular components , enabling clients to purchase specific modules that align with their operational requirements. The Company collaborates with a selected group of reputable software developers with expertise in ERP and CRM systems. The Company refers prospective clients to the above software developers based on clients’ customized needs and receives referral commissions once the software programs are completed. For the nine months ended July 31, 2025 and 2024, the Company generated revenues of $680,057 and $32,115, respectively.

Management continues to evaluate the sustainability of operations and closely monitors liquidity and capital needs. The Company’s financial statements have been prepared under the assumption that it will continue as a going concern, and management expects that additional capital will be required to meet long-term operating requirements.

The Reincorporation Merger

On August 17, 2025, our board of directors approved this prospectus/information statement and confirmed their determination that it would be in the best interest of the Company to change our jurisdiction of incorporation from Nevada to BVI (as previously defined, the “Reincorporation”). Our Majority Stockholder has executed the Written Consent approving the Reincorporation.

We are proposing to effect that change by effecting a reincorporation merger, pursuant to which the Company will become a wholly-owned subsidiary of KHEOBA BVI, and the stockholders of the Company will exchange their shares of common stock and options to purchase common stock, on a one-for-one basis, for Class A ordinary shares and options to purchase Class A ordinary shares of KHEOBA BVI, as applicable.

In order to facilitate the Reincorporation Merger, KHEOBA BVI, formed a wholly owned new BVI subsidiary company, Merger Sub, on May 27 2025. KHEOBA BVI currently holds all of the issued shares of Merger Sub, being 50,000 Merger Sub Class A Ordinary Shares. The 50,000 Merger Sub Class A Ordinary Shares will be canceled without consideration at the Reincorporation. The 50,000 Merger Sub Class A Ordinary Shares will be canceled without consideration at the Reincorporation.

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Upon consummation of the Reincorporation Merger and effectiveness of the requisite filings with the Nevada Secretaries of State, KHEOBA Nevada will be merged with and into Merger Sub, with Merger Sub surviving the Reincorporation Merger as a wholly-owned subsidiary of KHEOBA BVI, and KHEOBA Nevada’s corporate existence will cease. Merger Sub will continue its corporate existence as the primary asset of KHEOBA BVI. Merger Sub will remain a company incorporated under BVI law.

Upon effectiveness of the Reincorporation Merger, each outstanding KHEOBA Nevada Share will be cancelled and the holders thereof will receive or be allotted and issued an equal number of KHEOBA BVI Class A Ordinary Shares. On or prior to closing of the Reincorporation Merger, Mr. Tien Seng Tong, being the sole shareholder of KHEOBA BVI holding 50,000 KHEOBA BVI Class A ordinary shares immediately prior to the Reincorporation Merger (the “Initial Shares”), will surrender all of the Initial Shares to the Company for cancellation for no consideration. Accordingly, the Major Stockholder of KHEOBA Nevada prior to the Reincorporation Merger will own all of the KHEOBA BVI Class A Ordinary Shares, in substantially the same amounts and percentages as they held KHEOBA Nevada Shares after closing.

Continuation of the Company Business Unchanged

There will be some differences in your shareholder rights, given the differences between the laws of Nevada and BVI as they relate to companies incorporated in these jurisdictions. The attached prospectus/information statement includes sections outlining these differences, including “Description of KHEOBA BVI’s Share Capital” on page 36, and “Comparison of Corporate Law” from page 41. Upon closing the Reincorporation Merger, KHEOBA Nevada stockholders will have their KHEOBA Nevada Shares exchanged on a one-for-one basis for KHEOBA BVI Class A Ordinary Shares. For U.S. federal income tax purposes, U.S. Holders (as defined below in “Reincorporation Merger—U.S. Federal Income Tax Considerations”) of KHEOBA Nevada Shares will recognize gain (but not loss) as a result of the Reincorporation Merger. The registration statement of which this prospectus/information statement forms a part is registering the exchange of KHEOBA Nevada Shares for KHEOBA BVI Class A Ordinary Shares on a one-for-one basis. The Reincorporation Merger also provides for the exchange of outstanding options to purchase shares of Common Stock of KHEOBA Nevada on a one-for-one basis, for options to subscribe for KHEOBA BVI Class A Ordinary Shares. It is anticipated that the KHEOBA BVI Class A Ordinary Shares will be approved for trading on the OTCQB tier, and KHEOBA BVI will seek to have the KHEOBA BVI Class A Ordinary Shares trade under the same ticker symbol under which the KHEOBA Nevada Shares are currently traded (KHOB); however no assurance can be given that such approvals will be granted. Provided the requested approvals are granted, it is anticipated that the KHEOBA BVI Class A Ordinary Shares will begin trading on the OTCQB as soon as possible following the Effective Time.

The consolidated assets and liabilities of KHEOBA BVI and KHEOBA Nevada, as its wholly-owned subsidiary, immediately after the Reincorporation Merger, will be identical on a consolidated basis to the assets and liabilities of KHEOBA Nevada immediately prior to the Reincorporation. The officers and directors of KHEOBA Nevada immediately before the Reincorporation becomes effective will also serve as officers and directors of KHEOBA BVI upon Reincorporation. Therefore, prior to the Reincorporation, and continuing upon effectiveness of the Reincorporation, Mr. Tien Seng Tong, being the current sole director of KHEOBA BVI, will continue to be the sole director of KHEOBA BVI, and KHEOBA BVI will appoint Mr. Ka Miew Hon as the chief executive officer, chief financial officer and secretary of KHEOBA BVI with effect from the Effective Time. The Reincorporation will not result in any material change to our business and will not have any effect on the relative equity interests of our stockholders. After the Reincorporation, it is also anticipated that at least initially, the officers and directors of Merger Sub, as the wholly-owned subsidiary of KHEOBA BVI, will remain the same as prior to the Reincorporation.

Principal Reasons for the Reincorporation

We believe that the Reincorporation from Nevada to BVI will provide the Company with additional corporate flexibility, result in cost savings, and that BVI is a jurisdiction more familiar to most of our current and potential new investors, ultimately resulting in improved access to capital markets. Through KHEOBA BVI, we anticipate will continue to grow after the Reincorporation Merger. The Company’s principal shareholder, Mr. Tien Seng Tong, resides in Malaysia, and beneficially owns 74% of the shares of common stock of KHEOBA Nevada. The Company’s employees and operating assets currently are based in Europe and Asia.

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Shareholder Approvals and Regulatory Filings

In order for the Company to carry out the Reincorporation Merger, it will be necessary for us to comply with the provisions of the corporate laws of Nevada, and BVI. Under Nevada corporate law, we are required to obtain approval from the holders of a majority of the outstanding shares of Common Stock of KHEOBA Nevada, in order to carry out the Reincorporation Merger, and to file Articles of Merger with the Secretary of State of Nevada. This Prospectus/information statement is being delivered to all stockholders of KHEOBA Nevada in connection with securing approval of the Reincorporation Merger by way of Written Consent Resolutions of the requisite number of stockholders of KHEOBA Nevada. Under BVI law, we are required to obtain the consent or approval of a majority of the outstanding shares of Merger Sub and the board of directors of Merger Sub, and to file an Articles of Merger (along with the requisite ancillary documents as required under the BVI law) with the Registrar of Corporate Affairs of the BVI, in order to complete the Reincorporation Merger of KHEOBA Nevada with and into Merger Sub.

Tien Seng Tong, who currently holds approximately 74% of our outstanding KHEOBA Nevada Shares, have executed Written Consent Resolutions of the shareholders of KHEOBA Nevada approving the Reincorporation Merger.

KHEOBA BVI, which owns 50,000 class A ordinary shares of Merger Sub issued and outstanding, has also approved the Reincorporation Merger.

Under BVI law, prior to the Effective Time, KHEOBA BVI is required to obtain the approval, by way of a resolution of its board of director(s) and shareholder(s) to effect the transactions contemplated under the Merger Agreement and the issuance and allotment of KHEOBA BVI Class A Ordinary Shares to the stockholders of KHEOBA Nevada in exchange for KHEOBA Nevada Shares.

Dissenters’ Rights

Any holder of KHEOBA Nevada Shares that has not consented to the Reincorporation Merger may exercise dissenters’ rights under Nevada law, rather than receive the Merger Consideration in the Reincorporation Merger. The provisions of Nevada law governing dissenters’ rights are complex, and you should study them carefully if you wish to exercise your dissenters’ rights. A copy of Sections 92A.300 through 92A.500 of the NRS is attached to this prospectus/information statement as Annex B. For a more detailed discussion of dissenters’ rights under Nevada law, please see the section entitled “The Reincorporation Merger—Dissenters’ Rights” beginning on page 25 of this prospectus/information statement.

Foreign Private Issuer

Upon the effectiveness of the registration statement of which this prospectus forms a part, KHEOBA BVI will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. public company with foreign private issuer status. So as long as KHEOBA BVI continues to qualify as a foreign private issuer under the Exchange Act, KHEOBA BVI will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

However, in lieu of filing annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as a foreign private issuer, KHEOBA BVI will be required to file with the SEC annual reports on Form 20-F and, from time to time, reports on Form 6-K. In addition, KHEOBA BVI will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

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Certain Tax Consequences for KHEOBA Nevada, KHEOBA BVI, and the Stockholders of KHEOBA Nevada

KHEOBA Nevada will merge into KHEOBA Merger Sub and will not be subject to U.S. federal income tax on its worldwide income after the Reincorporation Merger. We believe KHEOBA BVI will not be treated as a U.S. corporation under Section 7874 of the Code and consequently should only be subject to U.S. tax on its U.S. source income.

As discussed below in “Reincorporation Merger—U.S. Federal Income Tax Considerations,” we believe it is reasonable to conclude for U.S. federal income tax purposes that U.S. Holders (as defined below in “Reincorporation Merger—U.S. Federal Income Tax Considerations”) of KHEOBA Nevada Shares will recognize gain (but not loss) as a result of the Reincorporation Merger. Pursuant to the Reincorporation Merger, the KHEOBA Nevada stockholders may be regarded as having disposed of KHEOBA Nevada Shares, in exchange for KHEOBA BVI Class A Ordinary Shares and a profit may result to such stockholders as a result of the disposal. Under current BVI income tax laws, all distributions, interest and other amounts paid by KHEOBA BVI in respect of the KHEOBA BVI Class A Ordinary Shares to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

Please refer to “Taxation” for a description of certain material U.S. federal and BVI tax consequences of the Reincorporation Merger to our stockholders. Determining the actual tax consequences to you may be complex and will depend on your specific situation. Accordingly, the tax consequences summarized above may not apply to all holders of our KHEOBA Nevada Shares and you should consult your own tax advisors regarding the particular U.S. (federal, state and local), BVI, and other non-U.S. tax consequences of the Reincorporation Merger and ownership and disposition of KHEOBA Nevada Shares in light of your particular situation.

Accounting Treatment of the Reincorporation

The Reincorporation Merger will be accounted for as a legal reorganization as there will be no change in control and there will be no change in the ultimate ownership interest, immediately before and after the transaction. Under US Generally Accepted Accounting Principles as issued by the Financial Accounting Standards Board, the Reincorporation Merger represents a non-substantive exchange and will be accounted for in a manner consistent with a transaction between entities of common control.

The assets and liabilities in our consolidated financial statements after the Reincorporation Merger will be reflected in their historical value in our consolidated financial statements at the time of the Reincorporation Merger. In addition, the Reincorporation Merger will not impact on the Company’s capitalization. The historical comparative figures of KHEOBA BVI will be those of KHEOBA Nevada.

How the Reincorporation will Affect Your Rights as a Shareholder

You will hold substantially the same relative equity and voting interests in KHEOBA BVI following the Reincorporation from Nevada to BVI, that you now hold in KHEOBA Nevada. However, the rights of shareholders under BVI law may differ in certain substantive ways from the rights of shareholders under Nevada law.

In particular, upon effectiveness of the Reincorporation Merger, the threshold for fundamental changes in Nevada (such as a merger, conversion, sale lease or exchange of assets) only requires approval by a majority of the voting power of stockholders. Similarly, fundamental changes in BVI (such as an amalgamation, continuation into a foreign jurisdiction or amendment of the Constitution) requires approval by a majority of the voting power of its shareholders.

With regard to the transfer of shares, under Nevada law shares are transferable unless restricted in the articles of incorporation, the bylaws, any agreement among the stockholders, or between the corporation and one or more stockholders. Under BVI law, shares are transferable subject to any restrictions set out in the memorandum and articles of association and/or in any agreement among the shareholders or between the Company and one or more shareholders.

Further, in Nevada distributions to stockholders are typically dividends made in cash or in property (but not the corporation’s own shares). Under BVI law, dividends may be paid out in cash or in kind (which includes payment of dividends in the form of the company’s own shares), but only if the directors of the BVI company are satisfied, on reasonable grounds, that immediately after the dividend, the value of the company's assets will exceed its liabilities and the company will be able to pay its debts as and when they fall due.

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In addition, under Nevada law there are dissenters’ rights available where a corporation takes on certain actions (e.g. a merger where stockholder approval is required, a conversion or an exchange, or an action obligating the stockholder to accept money or scrip instead of fractional shares in exchange for the cancellation of all the stockholder’s outstanding shares). The BVI Business Companies Act (the “BVI Act”) also provides a remedy for members who dissent from certain proposed actions by the company (e.g., a merger, a consolidation, a disposal of over 50% in value of the assets or business of the company, a compulsory redemption of minority shareholding and if permitted by the court, an arrangement) in the form of statutory rights to have their shares bought out by company for fair value. In addition, under BVI laws, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records.

Additional examples of other changes in shareholder rights which will result from the Reincorporation Merger are described in “Description of KHEOBA BVI’s Share Capital” and “Comparison of Corporate Law.”

OTCQB Quotation

We will submit an application so that KHEOBA BVI Class A Ordinary Shares will be considered for quotation on the OTCQB tier of the OTC Markets Group under the symbol “KHOB,” the same symbol under which our common shares of KHEOBA Nevada are currently quoted; however no assurance can be given that such approvals will be granted.

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Risk Factors

You should carefully consider the risks and uncertainties described below and the other information in this prospectus/information statement. The business, financial condition or results of operations of the KHEOBA BVI and the Company following the Reincorporation could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our shares could decline and you could lose all or part of your investment. This prospectus/information statement also contains forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements.” The actual results of the KHEOBA BVI and the Company following the Reincorporation could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to Our Business and Operations

If we do not succeed in attracting new clients for our technology services and/or growing revenues from existing clients, we may not achieve our revenue growth goals.

We plan to significantly expand the number of clients we serve to diversify our client base and grow our revenues. As part of our growth strategy, we continue to invest in marketing and new business development opportunities. We are developing CRM and ERP products based on the technologies and domain expertise we have accumulated from serving our clients over the years.

While CRM and ERP products pricing are expected to be lower than that of our customized CRM and ERP products, the model enables us to reach a significantly broader customer base. The success of this new product will depend on our ability to rapidly acquire and retain a high volume of users to offset the lower per-customer revenue.

Additionally, we may enter into new market sectors where we have limited experience, which may require additional investments in marketing, sales capabilities, and product localization. Our ability to attract new clients and grow revenues from existing clients depends on multiple factors, including the quality and competitiveness of our services offerings, the effectiveness of our go-to-market strategy, and the strength of our competitors. If we are unable to successfully launch and scale our CRM and ERP product or expand into new customer segments, our future growth may be materially and adversely affected.

Our investment costs incurred in developing our new CRM and ERP products and platforms may not yield the intended results and can adversely impact our results of operations.

We are developing standardized CRM or ERP products based on the technologies and domain expertise we have accumulated from serving our clients over the years. The CRM and ERP products will have subscription-based pricing and shorter sales cycles. The addition of the CRM and ERP products will complement our current project-based customized CRM and ERP products and allow us to reach a broader customer base through a recurring revenue model.

However, there is no assurance that our investment in these new products will result in successful commercialization, broad customer adoption, or a positive return on investment. The success of this product depends on a variety of factors, including market demand, pricing competitiveness, user experience, integration capabilities, and our ability to effectively market and support the product. If we fail to achieve customer buy-in or deliver the expected product performance, our growth prospects, competitive positioning, and financial results may be materially and adversely affected.

Our business will be negatively affected if we are not able to anticipate and keep pace with rapid changes in technology or if growth in the use of technology in business by our customers is not as rapid as in the past.

The markets for IT services are characterized by rapid technological changes, evolving industry standards, changing customer preferences and frequent new product and service introductions. Our success will depend, in part, on our ability to develop and implement technology services and solutions and anticipate and keep pace with rapid and continuing changes in technology, industry standards and customer preferences. We may not be successful in anticipating or responding to these developments on a timely basis, and our service or solution offerings may not be successful in the marketplace. For example, if our CRM or ERP system becomes obsolete or less accepted among our customers, the demand for our services could be materially and adversely affected. In addition, services, solutions and technologies developed by our competitors may make our service or solution offerings uncompetitive, obsolete or force us to reduce prices, thereby adversely affecting our profit margins. Any one of these circumstances could materially and adversely affect our ability to obtain and successfully complete customer engagements.

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Our growth prospects may be adversely affected if the market for our services and the industries that we service fail to grow as expected.

We focus on software development and our products and services business primarily focuses CRM and ERP services. CRM and ERP services competes with many industry players. If we fail to compete effectively against these companies in Asia, or if the demand for CRM and ERP services in Asia experiences lower than expected growth, if at all, our business and growth prospects may be materially and adversely affected. Our CRM and ERP services business primarily service the companies in Aisa, where the economy is extensively regulated. Accordingly, any significant regulatory changes in the industry may affect demand for our services. In addition, any adverse development in the industry in Asia, whether due to a downturn in the economy or otherwise, may lead to reduced procurement budget of our financial institution customers, which may in turn lead to lower demand for our services, thereby adversely affecting our business and growth prospects.

There is substantial uncertainty as to whether we will continue as a going concern. if we discontinue operations, you will lose your investment.

We had a net income of $366,644 for the nine months ended July 31, 2025, and retained earnings of $322,937 as of the quarter ending July 31, 2025. However, we may incur losses during the development of our business. As a result, there is doubt about our ability to continue as a going concern. In fact, our auditor issued a going concern opinion in connection with their audit of our financial statements for the fiscal year ended October 31, 2024. This means that our auditors believe there is substantial doubt that we can continue as on-going business for the next twelve months. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations, market our current product and develop new business. Based upon current plans, after the Acquisition, we set up Singapore and Hong Kong subsidiaries to engage in the commission-based software sales activities to enhance our own profitability. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business.

Although our financial statements have been prepared on a going concern basis, our management and independent auditors in their report accompanying our financial statements for the year ended October 31, 2024, believe that our recurring losses from operations and other factors have raised substantial doubt about our ability to continue as a going concern as of October 31, 2024.

Our audited financial statements for the fiscal year ended October 31, 2024, were prepared on a going concern basis in accordance with U.S. GAAP. The going concern assumes that we will continue in operation for the next 12 months and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business, thus our financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Our recurring losses anticipated future losses, negative cash flow, need for additional capital and the uncertainties surrounding our ability to raise such funding, raises substantial doubt about our ability to continue as a going concern. In order for us to continue operations beyond the next 12 months and be able to discharge our liabilities and commitments in the normal course of business, we must complete the development and deployment of our product, and sell our products directly to end-users, establish profitable operations through increased sales, decrease expenses, generate cash from operations or raise additional funds when needed. We intend to improve our financial condition and ultimately improve our financial results by increasing revenues through introduction of our product into new markets, continuing to expand and develop our field sales force and distributor relationships both domestically and internationally, forming strategic arrangements within the CRM and ERP industries, and reducing expenses. If we are unable to increase sales, reduce expenses or raise sufficient additional capital we may be unable to continue to fund our operations, develop our products, realize value from our assets, or discharge our liabilities in the normal course of business. If we become unable to continue as a going concern, we could have to liquidate our assets and potentially realize significantly less than the values at which they are carried on our financial statements, and stockholders could lose all or part of their investment in our Class A Ordinary Shares.

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Although we have experienced net income for the past year, and we may experience net losses and have difficulty achieving profitability in the future.

As reflected in the financial statements, the Company had retained earnings of $322,937 as of July 31, 2025, revenue of $680,057 and net income from operations of $366,644 for the nine-month period ended July 31, 2025. As of July 31, 2025, the Company generated net income before taxes of $452,488, of which $43,707 offset its previously accumulated net operating losses. The Company evaluated the availability of net operating loss carry forwards (“NOLs”) as of October 31, 2024 and determined that $43,707 of NOLs were available and utilized to offset a portion of the current taxable income. The remaining taxable income of $169,083 was subject to U.S. federal income tax at a statutory rate of 21%, resulting in a current tax provision of $35,508. In order to achieve profitability, we must control our costs and increase net revenue through new sales. Failure to increase our net revenue and decrease our costs could cause our stock price to decline and could have material adverse effect on our business, financial condition, and results of operations.

The company may not be able to generate significant revenues.

We expect to earn revenues solely in our chosen business area. In the opinion of Mr. Ka Miew Hon, we reasonably believe that we will begin to generate significant revenues within approximately twelve months. However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business and the loss of your investment.

We may be unable to maintain compliance with OTCQB Standards for Continued Eligibility which could cause our common stock to be demoted from OTCQB. This could result in the lack of a market for our common stock, cause a decrease in the value of an investment in us, and adversely affect our business, financial condition and results of operations.

Our common stock is currently quoted on OTCQB tier of the electronic quotation service operated by OTC Markets Group. To maintain the listing of our common stock on OTCQB, we are required to meet certain listing requirements, including, among others (i) have audited annual financials by a Public Company Accounting Oversight Board auditor; (ii) meet minimum bid price test of $0.01; (iii) maintain SEC reporting standards or equivalent alternative reporting standards; and (iv) not be in bankruptcy. If we fail to meet OTCQB Standards for Continued Eligibility, the trading of the stock will most likely take place on a lower tier of the over-the-counter market, such as those established for financially distressed companies or those in bankruptcy. There is no assurance that we will meet the minimum Standards for Continued Eligibility. An investor is likely to find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on the OTC Pink, and many investors may not buy or sell our common stock due to difficulty in accessing OTC Pink, or over-the-counter markets, generally, due to policies preventing them from trading in securities not listed on a national exchange, not maintaining SEC reporting requirements, or other reasons.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our Class A Ordinary Shares. This could prevent you from reselling your shares and may cause the value of your investment to decline.

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We could need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

To remain competitive, we must continue to make significant investments in the development of our products, in obtaining regulatory clearances to introduce our product and services into new markets, in the expansion of our sales and marketing activities, and in the expansion of our operating and management infrastructure as we increase sales domestically and internationally. If cash generated from our operations is insufficient to fund such growth, we could be required to raise additional funds through the issuance of equity or debt securities in the public or private markets, or through a collaborative arrangement or sale of assets. Additional financing opportunities may not be available to us, or if available, may not be on favorable terms. The availability of financing opportunities will depend, in part, on market conditions, and the outlook for our business. Any future issuance of equity securities or securities convertible into equity securities could result insubstantial dilution to our stockholders, and the securities issued in such a financing could have rights, preferences or privileges senior to those of our Class A Ordinary Shares. In addition, if we raise additional funds through debt financing, we could be subject to debt covenants that place limitations on our operations. We could not be able to raise additional capital on reasonable terms, or at all, or we could use capital more rapidly than anticipated. If we cannot raise the required capital when needed, we may not be able to satisfy the demands of existing and prospective customers, we could lose revenue and market share and we may have to curtail our capital expenditures. The following factors, among others, could affect our ability to obtain additional financing on favorable terms, or at all:

●	our results of operations;

●	general economic conditions and conditions in the software development and travel industries;

●	the perception of our business in the capital markets;

●	our ratio of debt to equity;

●	our financial condition;

●	our business prospects; and

●	interest rates.

If we are unable to obtain sufficient capital in the future, we could have to curtail our capital expenditures. Any curtailment of our capital expenditures could result in a reduction in net revenue, reduced quality of our products, increased manufacturing costs for our products, harm to our reputation, or reduced manufacturing efficiencies, and could have a material adverse effect on our business, financial condition, and results of operations.

Because our services and software are not patent-protected, a competitor could copy our technology, which could cause our business to fail.

Our potential competitive advantage will be our director’s professional experience, services and. Due to the costs involved and the potential inability to qualify, we will not apply for patent protection of our software. Accordingly, our business is subject to the risk that competitors could either copy our business model or reverse our technology and release a competing product with similar features. If this occurs, our ability to sell our services could be jeopardized, which could cause our business to fail.

We are going to utilize freelancers as independent contractors. We may face damage to our reputation if our future clients are not satisfied with the use of freelancers.

As a software development company, we will depend to a large extent on referrals and new engagements from our former customers as we will attempt to establish a reputation for professional service company and integrity to attract customers. If we are unable to obtain engagements, the shareholders are likely to lose their entire investment.

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Because we are a small company and have limited capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our products known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Our operations will be conducted outside the United States. The U.S. stockholders would face difficulty.

Substantially all of our assets are located outside the United States. In addition, all of our director and executive officer are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We do not currently have any general liability insurance to protect us in case of customer or other claims.

We do not have any general liability insurance to cover any potential claims to which we are exposed. Any imposition of liability would increase our operating losses and reduce our net worth and working capital.

If our sole officer and director may not be able to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Ka Miew Hon, our Chief Executive Officer, Chief Financial Officer, and Secretary, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Ka Miew Hon to the Company could negatively impact our business development.

Our Chief Executive Officer, Chief Financial Officer, and Secretary, Mr. Ka Miew’s experience and skills in the software development industry that may not be adequate and adversely affect our business, financial condition and results of operations.

Mr. Ka Miew Hon is an accomplished leader with over 20 years of experience in the information technology sector, specializing in enterprise software, cloud computing, and emerging technologies. The software development industry is evolving rapidly and needs more technical skills in the future. Although he has general software development expertise and experience in the software industry, Mr. Ka Miew’s experience and skills may not be adequate for our R&D and future plans, and adversely affect our business, financial condition and results of operations. This will pose risks to our company and investors.

Shareholders of KHEOBA BVI upon the consummation of the Reincorporation Merger will have limited control over decision making because the Company’s sole officer and director controls a majority of the KHEOBA BVI Class A Ordinary Shares

Mr. Tien Seng Tong owns a majority of the outstanding common stock of the Company at the present time and will continue to own a majority of the outstanding KHEOBA BVI Class A Ordinary Shares upon the consummation of the Reincorporation Merger. As a result of the ownership of the KHEOBA BVI Class A Ordinary Shares, shareholders of the KHEOBA BVI with respect to the Reincorporation Merger will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management. This concentrated control may also make it difficult for shareholders to receive a premium for their shares of their KHEOBA BVI Class A Ordinary Shares in the event we enter into transactions, which require shareholder approval.

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We may in the future issue additional KHEOBA BVI Class A Ordinary Shares, which will dilute share value shareholders of KHEOBA BVI with respect to the Reincorporation Merger.

KHEOBA BVI is authorized to issue unlimited shares comprising of KHEOBA BVI Class A Ordinary Shares with no par value and KHEOBA BVI Class B Ordinary Shares with no par value. As of the date of this prospectus, 50,000 KHEOBA BVI Class A Ordinary Shares are issued and outstanding. We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional KHEOBA BVI Class A Ordinary Shares. The future issuance of KHEOBA BVI Class A Ordinary Shares may result in substantial dilution in the percentage of KHEOBA BVI Ordinary Shares held by our then existing shareholders. We may value any KHEOBA BVI Class A Ordinary Shares issued in the future on an arbitrary basis. The issuance of KHEOBA BVI Class A Ordinary Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the KHEOBA BVI Ordinary Shares held by shareholders of the Company and might have an adverse effect on any trading market for our KHEOBA BVI Class A Ordinary Shares.

We face competition from other companies, many of which have substantially greater resources than we do. If we do not successfully develop and commercialize current and future products that remain competitive with products or alternative technologies developed by others, we could lose revenue opportunities and customers, and our ability to grow our business would be impaired.

A number of competitors have substantially greater capital resources, larger customer bases, larger technical, sales and marketing forces and stronger reputations with target customers than ours. We compete with a number of domestic and foreign companies in the software development industry, including those which bundle software. The marketplace is highly fragmented and very competitive. We expect that the rapid technological changes occurring in the industry could lead to the entry of new competitors, particularly if artificial intelligence driven software gains market acceptance in the field. If we do not compete successfully, our revenue and market share could decline and our business, financial condition, and results of operations could be adversely affected. Our long-term success depends upon our ability to (i) distinguish our products through improving our product and service performance and pricing, improving our customer support, accurately timing the introduction of new products, and developing sustainable distribution channels; and (ii) develop and successfully commercialize new products, new or improved technologies, and additional applications for our business. There is no assurance that we will be able to distinguish our business, commercialize any new products, new or improved technologies, or additional applications for our intellectual property.

As an “emerging growth company” under the JOBS act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our KHEOBA BVI Class A Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our KHEOBA BVI Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our KHEOBA BVI Class A Ordinary Shares and our stock price may be more volatile.

Competitors with more resources may force us out of business

The software development market is highly competitive. There are numerous companies in software development industry. Most of these companies are privately held, therefore, we are unable to precisely assess the size of our competitors. However, we anticipate that our future competitors will be substantially larger than our Company and have greater financial resources than we have. The principal competitive factors affecting the market for the Company’s products include product quality, brand recognition, price and marketing capabilities. There can be no assurance that the Company will be able to compete successfully against future competitors based on these and other factors.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The market for our products is competitive and rapidly changing, and the barriers to entry are relatively low. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit customer attrition and maintain our prices.

Litigation against us could be costly and time-consuming to defend and could materially and adversely affect our business, financial condition, and results of operations.

We expect to be involved from time to time involved in various claims, litigation matters and regulatory proceedings incidental to our business, including claims for damages arising out of the use of our products or services and claims relating to intellectual property matters, employment matters, commercial disputes, competition, sales and trading practices, environmental matters, personal injury, and insurance coverage. Some of these lawsuits include claims for punitive as well as compensatory damages. The defense of these lawsuits could divert our management’s attention, and we could incur significant expenses in defending these lawsuits. In addition, we could be required to pay damage awards or settlements or become subject to unfavorable equitable remedies. Moreover, any insurance or indemnification rights that we could have may be insufficient or unavailable to protect us against potential loss exposures.

If we lose our key management personnel, or are unable to attract or retain qualified personnel, it could adversely affect our ability to execute our growth strategy.

Our success is dependent, in part, upon our ability to hire and retain management, engineers, marketing and sales personnel, technical, research and other personnel who are in high demand and are often subject to competing employment opportunities. Our success will depend on our ability to retain our current management, engineers, marketing and sales, technical, research and other personnel and to attract and retain qualified like personnel in the future. Competition for senior management, engineers, marketing and sales personnel, and other specialized technicians is intense and we may not be able to retain our personnel. If we lose the services of any executive officers, key contractors or key employees, our ability to achieve our business objectives could be harmed and our business, financial condition, and results of operations could be materially and adversely affected. In general, our officers could terminate their employment at any time without notice for any reason.

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If we fail to comply with the reporting obligations of the Exchange Act and Section 404 of the Sarbanes-Oxley Act, or if we fail to maintain adequate internal control over financial reporting, our business, financial condition, and results of operations, and investors’ confidence in us, could be materially and adversely affected.

As a public company, we will be required to comply with the periodic reporting obligations of the Exchange Act after the Reincorporation Merger, including preparing annual reports, quarterly reports, and current reports. Our failure to prepare and disclose this information in a timely manner and meet our reporting obligations in their entirety could subject us to penalties under federal securities laws, expose us to lawsuits, and restrict our ability to access financing on favorable terms, or at all.

In addition, pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to evaluate and provide a management report of our systems of internal control over financial reporting. During the course of the evaluation of our internal control over financial reporting, we could identify areas requiring improvement and could be required to design enhanced processes and controls to address issues identified through this review. This could result in significant delays and costs to us and require us to divert substantial resources, including management time, from other activities. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud. Any failure to maintain compliance with the requirements of Section 404 on a timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could, negatively impact the trading price of our stock, and adversely affect investors’ confidence in the Company and our ability to access capital markets for financing.

Interruption or failure of our information technology and communications systems could impact our availability and effectiveness of our software systems.

The availability and effectiveness of our CRM and ERP systems depend on the continued operation of information technology and communications systems. Our systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm our systems. We utilize reputable third-party service providers or vendors for our data, and these providers could also be vulnerable to harms similar to those that could damage our systems, including sabotage and intentional acts of vandalism causing potential disruptions. Our disaster recovery planning cannot account for all eventualities. Any problems with our third-party cloud hosting providers could result in interruptions in our business. In addition, our software systems are based on complex technology which may contain errors or vulnerabilities that could result in interruptions in our business or the failure of our systems.

Risks Related To Our Intellectual Property

If the patents that we own or license, or our other intellectual property rights, do not adequately protect our technologies, we could lose market share to our competitors and be unable to operate our business profitably.

Our future success depends, in part, on our ability to obtain and maintain patent protection for our products and technology, to preserve our trade secrets and to operate without infringing the intellectual property of others. We rely on patents to establish and maintain proprietary rights in our technology and products. We currently possess patent applications with respect to our products and technology. However, we cannot ensure that any patents will be issued, that the scope of any patent protection will be effective in helping us address our competition, or that any of our patents will be held valid if subsequently challenged. It is also possible that our competitors could independently develop similar or more desirable products, duplicate our products, or design products that circumvent our patents. The laws of foreign countries may not protect our products or intellectual property rights to the same extent as the laws of the United States. In addition, there have been recent changes in the patent laws and rules of the U.S. Patent and Trademark Office, and there could be future proposed changes that, if enacted, have a significant impact on our ability to protect our technology and enforce our intellectual property rights. If we fail to protect our intellectual property rights adequately, our competitive position could be adversely affected, and there could be a material adverse effect on our business, financial condition, and results of operations.

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If third parties claim that we infringe their intellectual property rights, we could incur liabilities and costs and have to redesign or discontinue selling certain products, which could have a material adverse effect on our business, financial condition, and results of operations.

We face substantial uncertainty regarding the impact that other parties’ intellectual property positions will have on systems for diabetes treatment monitoring. The medical technology industry has in the past been characterized by a substantial amount of litigation and related administrative proceedings regarding patents and intellectual property rights. From time to time, we expect to receive, notices of claims of infringement, misappropriation, or misuse of other parties’ proprietary rights. Some of these claims could lead to litigation. We may not prevail in any future intellectual property infringement litigation given the complex technical issues and inherent uncertainties in litigation. Any claims, with or without merit, could be time-consuming and distracting to management, result in costly litigation, or cause product shipment delays. Adverse determinations in litigation could subject us to significant liability and could result in the loss of proprietary rights. A successful lawsuit against us could also force us to cease selling or redesign products that incorporate the infringed intellectual property. Additionally, we could be required to seek a license from the holder of the intellectual property to use the infringed technology, and it is possible that we may not be able to obtain a license on acceptable terms, or at all.

Risks Related To Our Stock

The liquidity and trading volume of the Class A Ordinary Shares of KHEOBA BVI could be low after the completion of the Reincorporation Merger, and our ownership is concentrated.

The liquidity and trading volume of Class A Ordinary Shares of KHEOBA BVI could be low in the future after the completion of the Reincorporation Merger. If the liquidity and trading volume of our Class A Ordinary Shares is low, this could adversely impact the trading price of our Class A Ordinary Shares, our ability to issue Class A Ordinary Shares and our shareholders' ability to obtain liquidity in their shares. In addition, the beneficial owner, Mr. Tien Seng Tong will own in excess of 74% of outstanding Class A Ordinary Shares as at the date of this Registration Statement.

As a result, Tien Seng Tong will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our Ordinary Shares could have the effect of delaying or preventing a change in control of KHOEBA BVI or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of our Company. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our shareholders from realizing a premium over the market prices for their Class A Ordinary Shares. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other shareholders. The concentration of ownership also contributes to the low trading volume and volatility of our Class A Ordinary Shares.

The stock price of KHEOBA Nevada has been, and could continue to be, volatile.

There has been volatility in the market price and trading volume of common stock of KHEOBA Nevada, which is unrelated to the financial performance of the companies issuing the securities. These broad market fluctuations could negatively affect the market price of common stock of KHEOBA Nevada. The market price and volume of our common stock of KHEOBA Nevada could fluctuate more dramatically than the stock market in general. You may not be able to resell your shares at or above the price you paid for them due to fluctuations in the market price of our Class A Ordinary Shares after the consummation of the Reincorporation Merger caused by changes in our operating performance or prospects or other factors. Some factors, in addition to the other risk factors identified above, that could have a significant effect on our stock market price include but are not limited to the following:

●	actual or anticipated fluctuations in our operating results or future prospects;

●	our announcements or our competitors’ announcements of new products;

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●	the public’s reaction to our press releases, our other public announcements, and our filings with the SEC;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidance, interpretations, or principles;

●	changes in our growth rates or our competitors’ growth rates;

●	developments regarding our patents or proprietary rights or those of our competitors;

●	our inability to raise additional capital as needed;

●	concerns or allegations as to the safety or efficacy of our products;

●	changes in financial markets or general economic conditions;

●	sales of stock by us or members of our management team, our Board, our significant stockholders, or certain institutional stockholders; and

●	changes in stock market analyst recommendations or earnings estimates regarding our stock, other comparable companies or our industry generally.

Anti-takeover provisions in our charter, bylaws, other agreements, and under Nevada law could discourage, delay, or prevent a change in control of the Company.

Provisions in our restated certificate of incorporation and amended and restated bylaws could discourage, delay, or prevent a merger or acquisition involving us that our stockholders may consider favorable. These provisions include but are not limited to the right of our Board to issue preferred stock without stockholder approval, no stockholder ability to fill director vacancies, elimination of the rights of our stockholders to act by written consent and call special stockholder meetings, super-majority vote requirements for certain amendments to our certificate of incorporation and stockholder proposals for amendments to our bylaws, prohibition against stockholders from removing directors other than “for cause” and rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings.

We are also subject to the anti-takeover provisions of the Nevada Revised Statues. Under these provisions, if anyone becomes an “interested stockholder,” we may not enter into a “business combination” with that person for two years without special approval, which could discourage a third-party from making a takeover offer and could delay or prevent a change in control of us. An “interested stockholder” generally means (subject to certain exceptions as described in the Nevada Revised Statutes) someone owning voting stock of our Company and who is an officer, director, or employee of our Company during the past two years, or who is an acquiring person in a contemplated transaction.

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Because we do not intend to pay dividends, our stockholders will benefit from an investment in our Class A Ordinary Shares only if it appreciates in value.

We intend to retain our future earnings, if any, to finance the expansion of our business and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our KHOEBA BVI Class A Ordinary Shares will depend entirely upon any future appreciation. There is no guarantee that our KHOEBA BVI Class A Ordinary Shares will appreciate in value or even maintain the price at which our shareholders purchased their shares.

Risks Related to the Change in Our Jurisdiction of Incorporation

KHEOBA BVI is incorporated under the laws of the British Virgin Islands and its shareholders may have more difficulty in protecting their interest than they would as shareholders of a corporation incorporated in the United States, and KHEOBA BVI may have more difficulty attracting and retaining qualified board members and executives.

KHEOBA BVI’s corporate affairs are governed by its memorandum and articles of association and by the BVI Act. The rights of KHEOBA BVI’s shareholders and the responsibilities of the members of the KHEOBA BVI’s board of directors under BVI law are different from those applicable to a corporation incorporated in the United States. Therefore, KHEOBA BVI’s shareholders may have more difficulty in protecting their interest in connection with actions taken by KHEOBA BVI’s management or members of the KHEOBA BVI’s board of directors than they would as shareholders of a corporation incorporated in the United States.

In addition, being a public company incorporated in BVI may make it more expensive for KHEOBA BVI to obtain director and officer liability insurance, and KHEOBA BVI may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of the KHEOBA BVI’s board of directors, particularly to serve on committees of the KHEOBA BVI’s board of directors, and qualified executive officers.

As a foreign private issuer, KHEOBA BVI will be exempt from a number of U.S. securities laws and rules promulgated thereunder and will be permitted to publicly disclose less information than U.S. public companies must. This may limit the information available to holders of the KHEOBA BVI Class A Ordinary Shares.

KHEOBA BVI will qualify as a “foreign private issuer,” as defined in the SEC’s rules and regulations. Consequently, KHEOBA BVI will not be subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, KHEOBA BVI will be exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, KHEOBA BVI’s officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of KHEOBA BVI’s securities. For example, some of KHEOBA BVI’s key executives may sell a significant amount of KHEOBA BVI Class A Ordinary Shares and such sales will not be required to be disclosed as promptly as public companies organized within the United States would have to disclose. Accordingly, once such sales are eventually disclosed, the price of KHEOBA BVI Class A Ordinary Shares may decline significantly. Moreover, KHEOBA BVI will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. KHEOBA BVI will also not be subject to Regulation FD under the Exchange Act, which regulation generally prohibits U.S. public companies from selectively disclosing material nonpublic information to certain persons without concurrently making a widespread public disclosure of such information. Accordingly, there may be less publicly available information concerning KHEOBA BVI than there is for U.S. public companies.

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As a foreign private issuer, KHEOBA BVI will file an annual report on Form 20-F within four months of the close of each fiscal year ended October 31 and furnish reports on Form 6-K relating to certain material events promptly after KHEOBA BVI publicly announces these events. However, because of the above exemptions for foreign private issuers, which KHEOBA BVI intends to rely on, KHEOBA BVI shareholders will not be afforded the same information generally available to investors holding shares in public companies that are not “foreign private issuers,” as defined in the SEC’s rules and regulations.

KHEOBA BVI may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

As a “foreign private issuer,” KHEOBA BVI would not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. Under those rules, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to KHEOBA BVI on April 30, 2026.

Notwithstanding the foregoing, in the future, KHEOBA BVI could lose its foreign private issuer status if a majority of its Class A ordinary shares are held by residents in the United States and it fails to meet any one of the additional “business contacts” requirements. Although KHEOBA BVI intends to follow certain practices that are consistent with U.S. regulatory provisions applicable to U.S. companies, KHEOBA BVI’s loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to KHEOBA BVI under U.S. securities laws if it is deemed a U.S. domestic issuer may be significantly higher. If KHEOBA BVI is not a foreign private issuer, KHEOBA BVI will be required to file periodic reports and prospectuses on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, KHEOBA BVI would become subject to the Regulation FD, aimed at preventing issuers from making selective disclosures of material information. KHEOBA BVI also may be required to modify certain of its policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs.

Certain provisions under the memorandum and articles of KHEOBA BVI may impede a takeover of KHEOBA BVI by a third-party.

Some provisions of KHEOBA BVI's amended and restated memorandum and articles of association, which shall take effect upon the effective time of the Reincorporation Merger (the “KHEOBA BVI Amended and Restated Memorandum and Articles”), may discourage, delay or prevent a change in control of KHEOBA BVI or management. For example, the board of directors of KHEOBA BVI has the discretion and authority, without obtaining the approval of shareholders, to issue additional KHEOBA BVI Class B Ordinary Shares, which has a right to twenty (20) votes each on any resolution of members, at any time as they see fit, subject to the maximum number of authorised KHEOBA BVI Class B Ordinary Shares. Such issuances may impede or delay a takeover of KHEOBA BVI by a third-party. Nonetheless, under the BVI law, the board of directors of KHEOBA BVI may only exercise the rights and powers granted to them under KHEOBA BVI's Amended and Restated Memorandum and Articles, as amended and restated from time to time, as they believe in good faith to be in the best interests of KHEOBA BVI.

We may still be treated as a U.S. corporation and taxed on our worldwide income after the Reincorporation.

Certain transactions whereby a U.S. corporation migrates to a foreign jurisdiction can be considered an abuse of the U.S. tax rules because thereafter, the foreign entity is not subject to U.S. tax on its worldwide income. Section 7874(b) of the Internal Revenue Code of 1986, as amended (the “Code”), was enacted in 2004 to address this potential abuse. Section 7874(b) of the Code provides generally that certain corporations that migrate from the United States will nonetheless remain subject to U.S. tax on their worldwide income unless the migrating entity has substantial business activities in the foreign country to which it is migrating when compared to its total business activities.

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Under Section 7874 of the Code, a corporation created or organized outside of the United States (i.e., a foreign corporation) will be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, a U.S. tax resident and subject to U.S. federal income tax on its worldwide income) when (i) the foreign corporation acquires, directly or indirectly, substantially all of the assets held, directly or indirectly, by a U.S. corporation (ii) after the acquisition, the stockholders of the acquired U.S. corporation hold at least 80% (by vote or value) of the shares of the foreign corporation by reason of holding shares of the U.S. acquired corporation, and (iii) after the acquisition, the foreign corporation’s expanded affiliated group does not have substantial business activities in the foreign corporation’s country of organization or incorporation when compared to the expanded affiliated group’s total business activities. For this purpose, “expanded affiliated group” means the foreign corporation and all subsidiaries in which the foreign corporation owns, directly or indirectly, more than 50% of the stock (by vote or value).  Pursuant to the Reincorporation Merger, KHEOBA BVI will indirectly acquire all of the assets of KHEOBA Nevada and (ii) the stockholders of KHEOBA Nevada will own essentially 100% of the shares of KHEOBA BVI. Therefore, KHEOBA BVI will be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Code Section 7874, unless the KHEOBA BVI expanded affiliated group is treated as having substantial business activities in BVI.

U.S. Treasury regulation section 1.7874-3 provides that an expanded affiliated group will be treated as having substantial business activities in the relevant foreign country when compared to its total business activities if, in general, at least 25% of the expanded affiliated group’s employees (by number and compensation), tangible asset value, and gross income are based, located and derived, respectively, in the relevant foreign country (the “25% Test”).

If more than 25% of the employees, asset value and gross income of the KHEOBA BVI expanded affiliated group are located in BVI, it is expected that the Reincorporation will result in KHEOBA BVI being treated as a foreign corporation under Section 7874.  However, if for some reason KHEOBA BVI does not meet the 25% Test, KHEOBA BVI would likely be treated as a U.S. corporation under Section 7874 for U.S. federal income tax purposes.

We may be classified as a Passive Foreign Investment Company as a result of the Reincorporation.

Sections 1291 to 1298 of the Code contain the Passive Foreign Investment Company (“PFIC”) rules. These rules generally provide for punitive treatment to “U.S. Holders” (as defined below in “Reincorporation Merger--Certain United States Federal Income Tax Consequences”) of PFICs. A foreign corporation is classified as a PFIC if more than 75% of its gross income is passive income  or more than 50% of its assets produce passive income or are held for the production of passive income. These rules would not apply if the Section 7874(b) rules, as noted above, deem KHEOBA BVI to be considered as a U.S. corporation for U.S. federal income tax purposes.

For purposes of the PFIC asset test, cash is treated as a passive asset. For purposes of the PFIC asset test, the active business assets held by KHEOBA BVI’s wholly-owned subsidiaries (e.g. KHEOBA Nevada) will be deemed to be held by KHEOBA BVI. It is uncertain at this time whether KHEOBA BVI will be classified as a PFIC in the future. If we are classified as a PFIC after the Reincorporation Merger, then the holders of shares of our Company who are U.S. taxpayers may be subject to PFIC provisions which may impose U.S. taxes, in addition to those normally applicable, on the sale of their shares of our Company or on distribution from our Company.

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Reincorporation Merger

Reincorporation Merger

On August 17, 2025, our board of directors made a final determination that it would be in the best interest of the Company to effect the Reincorporation, thereby changing our jurisdiction of incorporation from Nevada to BVI. The board is seeking approval from the holders of common stock of the Company to effect the Reincorporation.

We are proposing to effect that change by effecting the Reincorporation Merger, pursuant to which the Company will become a wholly-owned subsidiary of a BVI company, and the stockholders of the Company will exchange their shares of common stock, on a one-for-one basis, for Class A ordinary shares of KHEOBA BVI.

In order to facilitate the Reincorporation Merger, KHEOBA BVI formed a wholly owned new BVI subsidiary company, KHOB Merge Sub Limited on May 27, 2025.

Upon effectiveness of the Reincorporation Merger, KHEOBA Nevada will be merged with and into Merger Sub, with Merger Sub surviving the Reincorporation Merger as a wholly-owned subsidiary of KHEOBA BVI. KHEOBA Nevada will cease to exist.

At the closing of the Reincorporation Merger, each of the 8,092,000 outstanding shares of Common Stock of KHEOBA Nevada will be cancelled and the holders thereof will receive or be allotted and issued an equal number of KHEOBA BVI Class A Ordinary Shares.

Continuation of the Company Business Unchanged

For holders of KHEOBA CORP. common stock, much will remain unchanged following the Reincorporation Merger. There will be some differences in your stockholder rights, given the differences between the laws of Nevada and BVI as they relate to companies incorporated in those jurisdictions. The attached prospectus/information statement includes a detailed chart outlining these differences in the section titled “Reincorporation Merger--Comparison of Corporate Law,” which begins on page 41. Upon effectiveness of the Reincorporation Merger, KHEOBA Nevada stockholders will have their KHEOBA Nevada Shares, on a one-for-one basis, for KHEOBA BVI Class A Ordinary Shares, as applicable. For U.S. federal income tax purposes, U.S. Holders (as defined below in “Reincorporation Merger—U.S. Federal Income Tax Considerations”) of KHEOBA Nevada Shares will recognize gain (but not loss) as a result of the Reincorporation Merger.

The registration statement of which this prospectus/information statement forms a part is registering the exchange of 8,092,000 issued and outstanding KHEOBA Nevada Shares, for KHEOBA BVI Class A Ordinary Shares, on a one-for-one basis. It is anticipated that the KHEOBA BVI Class A Ordinary Shares will be approved for trading on the OTCQB tier, and KHEOBA BVI will seek to have the KHEOBA BVI Class A Ordinary Shares trade under the same ticker symbol under which the KHEOBA Nevada Shares are currently traded ([KHOB]); however no assurance can be given that such approvals will be granted. Provided the requested approvals are granted, it is anticipated that the KHEOBA BVI Class A Ordinary Shares will begin trading on the OTCQB as soon as possible following the Effective Time.

The consolidated assets and liabilities of KHEOBA BVI (including that of the Merger Sub) immediately after the Reincorporation Merger will be identical to the assets and liabilities of KHEOBA Nevada immediately prior to the Reincorporation. The officers and directors of KHEOBA Nevada immediately before the Reincorporation becomes effective will also serve as officers and directors of KHEOBA BVI upon Reincorporation. Therefore, prior to the Reincorporation, and continuing upon effectiveness of the Reincorporation, Mr. Tien Seng Tong, being the current sole director of KHEOBA BVI, will continue to be the sole director of KHEOBA BVI, and KHEOBA BVI will appoint Mr. Ka Miew Hon as the chief executive officer, chief financial officer and secretary of KHEOBA BVI with effect from the Effective Time. Biographical information regarding Mr. Tien Seng Tong and Mr. Ka Miew Hon is set forth on page 58 of  this prospectus. After the Reincorporation, it is also anticipated that at least initially, the officers and directors of Merger Sub, as the wholly-owned subsidiary of KHEOBA BVI, will remain the same as prior to the Reincorporation. The Reincorporation will not result in any material change to our business and will not have any effect on the relative equity interests of our stockholders.

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Principal Reasons for the Reincorporation

We believe that the Reincorporation from Nevada to BVI will provide the Company with additional corporate flexibility, result in cost savings, and that BVI is a jurisdiction more familiar to most of our current and potential new investors, ultimately resulting in improved access to capital markets. Through KHEOBA BVI, we anticipate will continue to grow after the Reincorporation Merger. The Company’s principal shareholder, Mr. Tien Seng Tong, resides in Malaysia, and beneficially owns 74% of the shares of common stock of KHEOBA Nevada. The Company’s employees and operating assets currently are based in Europe and Asia.

Amendment or Termination

The Reincorporation Merger may be amended, modified or supplemented at any time prior to closing. Our board of directors may terminate the Reincorporation Merger and abandon or delay the Reincorporation Merger at any time prior to its effectiveness without obtaining the approval of our stockholders in case of immaterial amendments, modifications or supplementations. Upon the Effective Time amendments, modifications or supplements may be made subject to applicable BVI law.

Representation and Warranties

The Merger Agreement contains customary representations and warranties of the Company, KHEOBA BVI and Merger Sub for a transaction of this type relating to, among other things:

●	corporate organization and valid existence;

●	corporate power;

●	capitalization;

●	authority to enter into the Merger Agreement and the related agreements;

●	execution, delivery and enforceability of the Merger Agreement and the related agreements; and

●	no conflicts.

Conditions to Consummation of the Reincorporation

The Reincorporation will not be completed under Nevada law and BVI law, unless various conditions are satisfied or, if allowed by law, waived, including the following:

●	A Registration Statement on Form F-4, of which this prospectus/information statement is a part, for the KHEOBA BVI Class A Ordinary Shares to be issued to the stockholders of KHEOBA Nevada having been declared effective by the SEC, and no stop order with respect thereto shall be in effect;

●	we are not subject to any governmental decree, order or injunction that prohibits the consummation of the Reincorporation;

●	the representations and warranties of each of the parties to the Merger Agreement shall be true and correct in all material respects as of the date of Merger Agreement and at the time of closing of the Reincorporation Merger;

●	each of the parties to the Merger Agreement shall have complied with and duly performed in all material respects its covenants in the Merger Agreement;

●	there is no adverse material change in our business and affairs, or event, occurrence or development which would materially and adversely affect our ability to complete the Reincorporation Merger;

●	we obtain all consents, rulings and approvals that are necessary, desirable or appropriate in connection with the Reincorporation including approvals from the OTC Markets Group for quotation of the KHEOBA BVI Class A Ordinary Shares on the OTCQB;

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●	an amended and restated memorandum and articles of association of KHEOBA BVI has been adopted by the directors and shareholders of KHEOBA BVI; and

●	holders of no more than 1% of the outstanding KHEOBA Nevada Shares as of immediately prior to the Effective Time, in the aggregate, shall have exercised, or remain entitled to exercise, statutory dissenters’ rights pursuant to the NRS with respect to such KHEOBA Nevada Shares.

Dissenters’ Rights

Under Nevada law, KHEOBA Nevada stockholders that have not consented to the Reincorporation Merger have the right to dissent from the Reincorporation Merger and to receive payment in cash for the “fair value” of their KHEOBA Nevada Shares.

KHEOBA Nevada stockholders electing to exercise dissenters’ rights must comply with the provisions of the Sections 92A.300 through NRS 92A.500 of the NRS in order to perfect their rights. The following is intended as a brief summary of the material provisions of the procedures that an KHEOBA Nevada stockholder must follow in order to dissent from the Reincorporation Merger and perfect dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the applicable Nevada statutes, the full text of which is set forth in Annex B to this prospectus/information statement.

This prospectus/information statement also functions as a dissenters’ notice pursuant to NRS 92A.430. In addition, a copy of the dissenters’ rights provisions of NRS 92A.300 through 92A.500 are attached to this prospectus/information statement as Annex B.

A stockholder who wishes to assert dissenters’ rights must, within 30 days from the date this prospectus/information statement is delivered to such stockholder, deliver to the Company:

●	Written notice of the stockholder’s demand for payment for the stockholders KHEOBA Nevada Shares if the Reincorporation Merger is completed;

●	The stockholder’s stock certificates representing the KHEOBA Nevada Shares held by such stockholder; and

●	Certification that the stockholder acquired beneficial ownership of the KHEOBA Nevada Shares before the date this prospectus/information was mailed to stockholders.

A stockholder wishing to deliver a notice asserting dissenters’ rights should hand-deliver or mail the notice, his or her stock certificates, and the certification to the following address:

KHEOBA CORP.

info@khob.site

Attn: Mr. Ka Miew Hon

A stockholder who wishes to exercise dissenters’ rights generally must dissent with respect to all of the shares the stockholder owns. However, if a record stockholder is a nominee for several beneficial stockholders, some of whom wish to dissent and some of whom do not, then the record holder may dissent with respect to all the shares beneficially owned by any one person by notifying the Company in writing of the name and address of each person on whose behalf the record stockholder asserts dissenters’ rights. A beneficial stockholder may assert dissenters’ rights directly by submitting to the Company the record stockholder’s written consent to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights, and by dissenting with respect to all the shares of which such stockholder is the beneficial stockholder or which such stockholder has the power to direct the vote.

A stockholder who does not, prior to lapse of 30 days from the date this prospectus/information statement is delivered, deliver to the Company a written notice of the stockholder’s intent to demand payment for the “fair value” of the shares will lose the right to exercise dissenters’ rights.

Any stockholder electing to exercise dissenters’ rights must not have signed a stockholder written consent approving the Reincorporation Merger.

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A stockholder wishing to exercise dissenters’ rights must file the payment demand within the prescribed time period and deliver share certificates as required in the notice. Failure to do so will cause that stockholder to lose his or her dissenters’ rights.

A stockholder who has complied with the requirements summarized in the previous paragraphs may nevertheless decline to exercise dissenters’ rights and withdraw from the appraisal process by notifying the Company within such 30-day period. If the stockholder does not withdraw from the appraisal process by such date, he or she may not do so thereafter unless the Company consents to such withdrawal in writing.

Within 30 days after the Effective Time, the Company will pay each dissenter with properly perfected dissenters’ rights the Company’s estimate of the “fair value” of the stockholder’s shares, plus accrued interest from the Effective Time of the Reincorporation Merger. The payment will be accompanied by specified financial information as required by NRS 92A.460 and a statement as to the Company’s estimate of the fair value of the shares and the interest payable with respect to the shares.

With respect to a dissenter who did not beneficially own KHEOBA Nevada Shares prior to the public announcement of the Reincorporation Merger, KHEOBA Nevada is not required to make the payment until the dissenter has agreed to accept the payment in full satisfaction of the dissenter’s demands or demand appraisal under NRS 92A.460.

“Fair value” is defined in NRS 92A.320 as the value of the KHEOBA Nevada Shares immediately before the Effective Time of the Reincorporation Merger, excluding any appreciation or depreciation in anticipation of the Reincorporation Merger unless exclusion would be inequitable. The “fair value” may be less than, equal to or greater than the value of the consideration that an KHEOBA Nevada stockholder would be entitled to receive under the Merger Agreement. The rate of interest will be the rate of interest provided under applicable law.

Within 30 days of the Company’s payment (or offer of payment in the case of shares acquired after public announcement of the Reincorporation Merger) to a dissenting stockholder, a dissenter dissatisfied with the Company’s estimate of the fair value of the shares may notify the Company of the dissenter’s own estimate of the fair value and demand payment of that amount. If the Company does not accept the dissenter’s estimate and the parties do not otherwise settle on a fair value, then the Company must, within 60 days of receiving the estimate and demand, petition a court to determine the fair value of the shares and accrued interest.

In view of the complexity of the Nevada statutes governing dissenters’ rights, KHEOBA Nevada stockholders who wish to dissent from the Reincorporation Merger and pursue dissenters’ rights should consult their legal advisors.

The failure of an KHEOBA Nevada stockholder to comply strictly with the Nevada statutory requirements will result in a loss of dissenters’ rights. A copy of the relevant statutory provisions is attached as Annex B. You should refer to Annex B for a complete statement concerning dissenters’ rights and the foregoing summary of such rights is qualified in its entirety by reference to Annex B.

Applicable Law

As of the Effective Time, the legal jurisdiction of incorporation of KHEOBA BVI will be BVI. All matters of corporate law affecting KHEOBA BVI will be determined under BVI law. KHEOBA BVI will continue to be subject to the reporting requirements of the Exchange Act. In addition, KHEOBA BVI will continue to be subject to the rules and regulations of the OTC Markets Group. The legal jurisdiction of incorporation of Merger Sub (after KHEOBA Nevada has merged with and into the same), as a subsidiary of KHEOBA BVI, will not be affected by the Reincorporation and will not change for the time being.

Assets, Liabilities, Obligations, Etc.

Upon effectiveness of the Reincorporation Merger, all of the assets, property, rights, liabilities and obligations of KHEOBA Nevada, immediately prior to the Reincorporation Merger, will continue to be assets, property, rights, liabilities and obligations of Merger Sub after the Reincorporation Merger, inasmuch as Merger Sub will continue to be the wholly-owned subsidiary of KHEOBA BVI at the Effective Time.

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Capital Stock

Upon effectiveness of the Reincorporation Merger, all of the issued and outstanding KHEOBA Nevada Shares will be converted into the right to receive or be allotted and issued KHEOBA BVI Class A Ordinary Shares. Immediately following the Effective Time, and subject to the effect of the exercise of any dissenters’ rights by any applicable KHEOBA Nevada stockholders, 8,092,000 KHEOBA BVI Class A Ordinary Shares will be issued to the KHEOBA Nevada stockholders. All of the issued and outstanding KHEOBA Nevada Shares are, and upon the Reincorporation Merger, the issued KHEOBA BVI Class A Ordinary Shares will be fully paid.

Exchange of Shares in the Reincorporation Merger

Upon completion of the Reincorporation Merger, each issued and outstanding KHEOBA Nevada Share will be converted into the right to receive or be allotted and issued one KHEOBA BVI Class A Ordinary Share.

VStock Transfer LLC has been appointed by KHEOBA BVI to handle the exchange of KHEOBA Nevada Shares for the Merger Consideration. Prior to the Effective Time, KHEOBA BVI will deposit or cause to be deposited with the exchange agent in trust for the benefit of holders of KHEOBA Nevada Shares, evidence of KHEOBA BVI Class A Ordinary Shares in book-entry form representing the number of KHEOBA BVI Class A Ordinary Shares sufficient to deliver the aggregate Merger Consideration deliverable in respect of KHEOBA Nevada Shares and cash sufficient to make payments in lieu of any applicable fractional KHEOBA BVI Class A Ordinary Shares.

KHEOBA Nevada stockholders will not receive any fractional KHEOBA BVI Class A Ordinary Shares in the Reincorporation Merger. Instead, an KHEOBA Nevada stockholder who otherwise would have received a fractional KHEOBA BVI Class A Ordinary Share will be entitled to receive, from the exchange agent pursuant to the Merger Agreement, a cash payment without interest, rounded to the nearest whole cent, in lieu of such fractional share equal to the fractional share interest to which such stockholder would otherwise be entitled (after taking into account all KHEOBA Nevada Shares exchanged by such stockholder and rounded to the nearest whole cent).

Promptly following the Effective Time, KHEOBA BVI will send or cause the exchange agent to send to each holder of record of KHEOBA Nevada Shares whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal with respect to book-entry shares (to the extent applicable) and certificates, and instructions for use in effecting the surrender of book-entry shares or certificates in exchange for the Merger Consideration.

On the surrender of certificates (or effective affidavits of loss in lieu of a certificate) or book-entry shares to the exchange agent, together with a duly completed and validly executed letter of transmittal, or, in the case of book-entry shares, receipt of an “agent’s message” by the exchange agent, and such other documents as may customarily be required by the exchange agent, the holder of such certificates (or effective affidavits of loss in lieu thereof) or book-entry shares will be entitled to receive in exchange the Merger Consideration, together with any fractional share cash amount payable with respect to such shares following the Effective Time. No interest will be paid or accrued on any amount payable on due surrender of certificates (or effective affidavits of loss in lieu thereof) or book-entry shares.

KHEOBA BVI, KHEOBA Nevada, Merger Sub and their respective agents (including the exchange agent) are entitled to deduct and withhold any applicable taxes from any Merger Consideration that would otherwise be payable pursuant to the Merger Agreement.

After the Effective Time, KHEOBA Nevada will not register any transfer of KHEOBA Nevada Shares.

Existing holders of KHEOBA BVI Class A Ordinary Shares need not take any action with respect to their share certificates or other interest in KHEOBA BVI Class A Ordinary Shares.

Voting

Following the Reincorporation Merger, our stockholders will continue to hold the same relative equity and voting interests that they held prior to the Reincorporation Merger.

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Business and Operations

The Reincorporation Merger, when effective, will result in a change in the legal jurisdiction of incorporation of our publicly traded Company, as of the Effective Time, but our business, and operations will remain essentially the same. Mr. Ka Miew Hon, who is currently the sole director, Chief Executive Officer, Chief Financial Officer, and Secretary of KHEOBA Nevada, will continue to serve as Chief Executive Officer, Chief Financial Officer, and Secretary of KHOEBA BVI.

Board of Directors and Executive Officers

When the Reincorporation Merger is completed, executive officer and director of KHEOBA Nevada immediately prior to the Effective Time will also serve as executive officer and director of KHEOBA BVI. Prior to the Reincorporation Merger, and continuing upon effectiveness of the Reincorporation Merger, Tien Seng Tong, who is currently serving as the sole director of KHEOBA BVI, will continue to serve as the sole director following the Reincorporation Merger. After the Reincorporation Merger, it is anticipated that the officer and director of Merger Sub, as the wholly-owned subsidiary of KHEOBA BVI, will remain the same as prior to the Reincorporation.

In summary, prior to the Reincorporation Merger, KHEOBA Nevada’s sole executive officer is Ka Miew Hon (Sole Director, Principal Executive Officer, Principal Financial Officer and Secretary).

After the Reincorporation Merger, the executive officer of KHEOBA BVI will be Ka Miew Hon (President, Chief Executive Officer, Treasurer, Chief Financial Officer, Principal Accounting Officer and Secretary). After the Reincorporation Merger, the director of KHEOBA BVI will be Tien Seng Tong (sole director).

Accounting Treatment of the Reincorporation

The Reincorporation Merger will be accounted for as a legal reorganization as there will be no change in control and there will be no change in the ultimate ownership interest, immediately before and after the transaction. Under US Generally Accepted Accounting Principles as issued by the Financial Accounting Standards Board, the Reincorporation Merger represents a non-substantive exchange and will be accounted for in a manner consistent with a transaction between entities of common control.

The assets and liabilities in our consolidated financial statements after the Reincorporation Merger will be reflected at their historical value in our consolidated financial statements at the time of the Reincorporation Merger. In addition, the Reincorporation Merger will not impact the Company’s capitalization. The historical comparative figures of KHEOBA BVI will be those of KHEOBA Nevada.

Effective Time

The Merger Agreement requires the parties to consummate the Reincorporation Merger as promptly as practicable after all of the conditions to the consummation of the Reincorporation Merger contained in the Merger Agreement are satisfied or waived. To effect the Reincorporation Merger, we will file Articles of Merger with the Secretary of State of Nevada, and the plan and articles of merger (and any other documents required by the BVI Act in connection with the Merger) (collectively, the “BVI Articles of Merger”) with the BVI Registrar of Corporate Affairs.

In connection with the consummation of the Reincorporation Merger, KHEOBA BVI will pass resolutions, as required by the BVI Act to, among other things, adopt an amended and restated memorandum and articles of association (appropriate for a public limited company), and approve the issuance and allotment of new shares to the new shareholders (who are currently existing shareholders of the Company) of KHEOBA BVI. A copy of the proposed form of KHEOBA BVI Amended and Restated Memorandum and Articles reflecting the foregoing is included as Annex C to this prospectus/information statement.

In the event the conditions to the Reincorporation Merger are not satisfied, the Reincorporation may be abandoned or delayed. In addition, the Reincorporation may be abandoned or delayed for any reason by the consent of the Company, KHEOBA BVI, and Merger Sub (without the need for any action on the part of their respective shareholders), even if all other conditions to the Reincorporation might be satisfied.

Approvals and Regulatory Filings

In the United States, KHEOBA BVI must comply with applicable federal and state securities laws in connection with the issuance of KHEOBA BVI Class A Ordinary Shares and the filing of this prospectus/information statement with the SEC.

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In order for the Company to carry out the Reincorporation Merger, it will be necessary for us to comply with the provisions of the corporate law of Nevada, Delaware, and BVI, including obtaining all necessary approvals, filing Articles of Merger with the Secretary of State of Nevada and filing the BVI Articles of Merger with the BVI Registrar of Corporate Affairs.

Our Majority Stockholder and KHEOBA BVI, which owns all of the issued and outstanding shares of Merger Sub, have each approved the Reincorporation Merger.

Under BVI law, KHEOBA BVI is required to pass resolutions to approve the issuance and allotment of KHEOBA BVI Class A Ordinary Shares to the shareholders of KHEOBA Nevada in exchange for KHEOBA Nevada Shares.

Effect on Shares

In order to facilitate the Reincorporation Merger, KHEOBA BVI formed a new BVI subsidiary company, Merger Sub on May 27, 2025, and holds all of its issued shares, being 50,000 Merger Sub Class A Ordinary Shares. The 50,000 Merger Sub Class A Ordinary Shares will be canceled without consideration at the Reincorporation.

Upon effectiveness of the Reincorporation Merger, KHEOBA Nevada will be merged with and into Merger Sub, with Merger Sub surviving the Reincorporation Merger as a wholly-owned subsidiary of KHEOBA BVI, and KHEOBA Nevada’s corporate existence will cease. Merger Sub will continue its corporate existence as the primary asset of KHEOBA BVI. Merger Sub will remain a corporation organized under Nevada law.

Upon effectiveness of the Reincorporation Merger, each outstanding KHEOBA Nevada Share will be cancelled and the holders thereof will receive or be allotted and issued an equal number of KHEOBA BVI Class A Ordinary Shares. Accordingly, the owners of KHEOBA Nevada prior to the Reincorporation will substantially own the balance of the shares of KHEOBA BVI, in the same amounts and percentages as they held KHEOBA Nevada. Currently there are 8,092,000 shares of common stock of KHEOBA Nevada issued and outstanding.

Federal Securities Law Consequences; Resale Restrictions

All KHEOBA BVI Class A Ordinary Shares after the Reincorporation Merger received by the holders of our issued and outstanding shares of KHEOBA Nevada pursuant to the Reincorporation will be freely transferable, except that shares of KHEOBA BVI received by persons who are deemed to be “affiliates” (as defined under the Securities Act of 1933, as amended (the “Securities Act”)), of our Company prior to the Reincorporation may be resold by them only in transactions permitted by the resale provisions of Rule 144 promulgated under the Securities Act, or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of KHEOBA BVI generally include individuals or entities that control, are controlled by, or are under common control with, KHEOBA BVI, and may include certain officers and directors of such persons as well as principal shareholders of such persons.

KHEOBA Nevada is a reporting company under the Exchange Act, and is required to file an annual report under form 10-K to provide a comprehensive overview of our Company’s business. Upon consummation of the Reincorporation Merger, our Company will be deemed to be a foreign private issuer as defined in Rule 3b-4(c) under the Exchange Act, and will be permitted to file annual reports on form 20-F instead of form 10-K. In addition, as a foreign private issuer, our reincorporated Company will no longer be required to file quarterly reports on form 10-Q.

Interests of Certain Persons in the Reincorporation

No person who has been a director or executive officer of the Company at any time since the beginning of the last fiscal year, or any associate of any such person, has any substantial interest in the Reincorporation, except for any interest arising from his or her ownership of securities of the Company. No such person is receiving any extra or special benefit not shared on a pro rata basis by all other holders of shares of the Company.

Material Tax Considerations Relating to the Reincorporation

This section contains a general discussion of certain material tax consequences of: (1) the Reincorporation; (2) post-Reincorporation ownership and disposition of KHEOBA BVI Class A Ordinary Shares; and (3) our post-Reincorporation operations.

The discussion under the caption “- U.S. Federal Income Tax Considerations” addresses certain material U.S. federal income tax consequences to: (1) the Company of the Reincorporation and post-Reincorporation operations; and (2) to U.S. holders (as defined below) of the Reincorporation and of owning and disposing of KHEOBA BVI Class A Ordinary Shares received in the Reincorporation.

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The discussion under the caption “- BVI Tax Considerations” addresses certain material BVI tax consequences to: (1) shareholders resulting from the Reincorporation and from ownership and disposition of the common shares and (2) the Company resulting from the Reincorporation and from subsequent operations.

In proposing and approving the Reincorporation Merger, our board of directors considered the U.S. and BVI tax consequences to both U.S. Holders and Non-U.S. Holders (as defined below) as well as controlling and non-controlling shareholders.

The below discussion is not a substitute for an individual analysis of the tax consequences of the Reincorporation, post-Reincorporation ownership and disposition of KHEOBA BVI Class A Ordinary Shares or post-Reincorporation operations of the Company. You should consult your own tax advisors regarding the particular U.S. (federal, state and local), BVI, and other non-U.S. tax consequences of these matters in light of your particular situation.

U.S. Federal Income Tax Considerations

The following is a general summary of certain U.S. federal income tax considerations applicable to stockholders resulting from the Reincorporation Merger and the ownership and disposition of KHEOBA BVI Class A Ordinary Shares.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a stockholder. For example, it does not take into account the individual facts and circumstances of any particular stockholder that may affect the U.S. federal income tax considerations applicable to such holder, nor does it address the state and local, federal estate and gift, federal alternative minimum tax, or foreign tax consequences to a stockholder relating to the Reincorporation Merger and the ownership and disposition of KHEOBA BVI Class A Ordinary Shares acquired thereby. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular stockholder. Each stockholder is urged to consult its own tax advisor regarding the U. S. federal tax consequences which may apply as a result of the Reincorporation and the ownership and disposition of KHEOBA Nevada Shares and KHEOBA BVI Class A Ordinary Shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences to stockholders as a result of the of the Reincorporation Merger. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this information statement/prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

As used in this summary, the term “U.S. Holder” means a beneficial owner of KHEOBA Nevada Shares (or, after the Reincorporation Merger has been consummated, a beneficial owner of KHEOBA BVI Class A Ordinary Shares) that is, for U.S. federal income tax purposes:

(a) an individual who is a citizen or resident of the U.S.;

(b) a corporation, or other entity classified as a corporation that is created or organized in or under the laws of the U.S. or any state in the U.S., including the District of Columbia;

(c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or

(d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes; or (ii) is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in the Code.

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For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of KHEOBA Nevada Shares (or, after the Reincorporation Merger, a beneficial owner of KHEOBA BVI Class A Ordinary Shares) that is neither a U.S. Holder nor a partnership.

This summary does not address the U.S. federal income tax considerations of the Reincorporation Merger to stockholders that are subject to special provisions under the Code, including: (a) stockholders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) stockholders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) stockholders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) stockholders that have a “functional currency” other than the U.S. dollar; (e) stockholders that own KHEOBA Nevada Shares (or after the Reincorporation Merger is consummated, KHEOBA BVI Class A Ordinary Shares) as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) Stockholders that acquired KHEOBA Nevada Shares (or after the Reincorporation Merger is consummated, KHEOBA BVI Class A Ordinary Shares) in connection with the exercise of employee stock options or otherwise as compensation for services; (g) Stockholders that hold KHEOBA Nevada Shares (or after the Reincorporation Merger is consummated, KHEOBA BVI Class A Ordinary Shares) other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and (h) partnerships and other pass-through entities (and investors in such partnerships and entities).

This summary also does not address the U.S. federal income tax considerations applicable to stockholders who are: (a) U.S. expatriates or former long-term residents of the U.S.; or (b) persons that use or hold, will use or hold, or that are or will be deemed to use or hold KHEOBA Nevada Shares (or after the Reincorporation Merger is consummated, KHEOBA BVI Class A Ordinary Shares) in connection with carrying on a business in BVI. Stockholders that are subject to special provisions under the Code, including stockholders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the Reincorporation Merger and the ownership and disposition of KHEOBA BVI Class A Ordinary Shares received pursuant to the Reincorporation Merger.

Finally, this summary does not address the U.S. federal income tax consequences of transactions effected prior or subsequent to, or concurrently with the Reincorporation Merger, including, without limitation: any vesting, conversion, assumption, disposition, exercise, exchange or other transaction involving any rights to acquire KHEOBA Nevada Shares or KHEOBA BVI Class A Ordinary Shares, including any transaction, other than the Reincorporation Merger, in which securities of KHEOBA Nevada or KHEOBA BVI are acquired.

If an entity that is classified as a partnership (or “pass-through” entity) for U.S. federal income tax purposes holds KHEOBA Nevada Shares (or after the Reincorporation Merger is consummated, KHEOBA BVI Class A Ordinary Shares), the U.S. federal income tax consequences to such partnership and the partners of such partnership of participating in the Reincorporation Merger and the ownership of KHEOBA BVI Class A Ordinary Shares received pursuant to the Reincorporation Merger generally will depend on the activities of the partnership and the status of such partners. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reincorporation Merger and the ownership and disposition of KHEOBA BVI Class A Ordinary Shares received thereby.

This discussion provides general information only and is not intended to be tax advice to any particular stockholder. Any U.S. Federal, state, or local tax advice included in this discussion was not intended or written to be used, and it cannot be used by any stockholder, for the purpose of avoiding any penalties that may be imposed by any U.S. Federal, state or local governmental taxing authority or agency. Investors should consult their own independent tax advisors in determining the application to them of the U.S. federal income tax consequences set forth below, and any other U.S. federal, state, local foreign or other tax consequences to them of the purchase, ownership and disposition of KHEOBA Nevada Shares and KHEOBA BVI Class A Ordinary Shares. Investors should note that no rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below and no assurance can be given that the IRS will not take positions contrary to the conclusions stated below.

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Consequences of the Reincorporation Merger to U.S. Holders

It is intended that the Reincorporation Merger qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code. However, Section 367(a) of the Code and the Treasury Regulations thereunder prevent KHEOBA BVI from being treated as a corporation for certain U.S. federal income tax purposes, thereby disqualifying a stockholder’s exchange of KHEOBA Nevada Shares for KHEOBA BVI Class A Ordinary Shares from typical Code Section 368(a) treatment.

Accordingly, each U.S. Holder will realize taxable gain (but not loss) to the extent the fair market value of its KHEOBA BVI Class A Ordinary Shares exceeds such U.S. Holder’s adjusted tax basis in his/her/its KHEOBA Nevada Shares on the date of the Reincorporation Merger. If this exchange results in realized gain, the realized gain will be taxable as short term capital gain if the U.S. Holder has held his/her/its KHEOBA Nevada Shares for one year or shorter at the time of the Reincorporation Merger, or as long term capital gain to the extent the U.S. Holder has held the KHEOBA Nevada Shares for over one year at the time of the Reincorporation Merger. Long -term capital gain is taxable at a maximum rate of 20%, whereas short term capital gains are taxable at ordinary effective income tax rates. A corporate U.S. Holder’s capital gains, long-term and short-term, are taxed as ordinary income tax rates (currently, a maximum rate of 21%).

After the Reincorporation Merger, each U.S. Holder will hold his/her/its KHEOBA BVI Class A Ordinary Shares with a tax basis equal to the fair market value of the KHEOBA BVI Class A Ordinary Shares determined as of the date of the Reincorporation Merger.

As discussed on page 30 above, the U.S. tax consequences of the Reincorporation Merger, including to U.S. Holders, were considered by our board of directors in proposing and approving the Reincorporation Merger.

The U.S. Anti-Inversion Rules

KHEOBA BVI is incorporated under the laws of BVI. Generally, corporations incorporated outside of the United States are not treated as U.S. corporations for U.S. federal income tax purposes. However, as described below, Section 7874 of the Code treats certain corporations incorporated outside the United States as U.S. corporations for U.S. federal income tax purposes. KHEOBA BVI believes that it will be treated as a foreign corporation for U.S. federal income tax purposes as a result of the Reincorporation Merger.

Under Section 7874 of the Code, a corporation created or organized outside of the United States (i.e., a foreign corporation) will be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, a U.S. tax resident and subject to U.S. federal income tax on its worldwide income) when (i) the foreign corporation acquires, directly or indirectly, substantially all of the assets held, directly or indirectly, by a U.S. corporation (ii) after the acquisition, the stockholders of the acquired U.S. corporation hold at least 80% (by vote or value) of the shares of the foreign corporation by reason of holding shares of the U.S. acquired corporation, and (iii) after the acquisition, the foreign corporation’s expanded affiliated group does not have substantial business activities in the foreign corporation’s country of organization or incorporation when compared to the expanded affiliated group’s total business activities.  For this purpose, “expanded affiliated group” means the foreign corporation and all subsidiaries in which the foreign corporation owns, directly or indirectly, more than 50% of the stock (by vote or value). Pursuant to the Reincorporation Merger, KHEOBA BVI will directly acquire all of the assets of KHEOBA Nevada and (ii) the current stockholders of KHEOBA Nevada will own essentially 100% of the shares of KHEOBA BVI. Therefore, KHEOBA BVI will be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Code Section 7874 unless the KHEOBA BVI expanded affiliated group is treated as having substantial business activities in BVI.

U.S. Treasury Regulation section 1.7874-3 provides that an expanded affiliated group will be treated as having substantial business activities in the relevant foreign country when compared to its total business activities if, in general, at least 25% of the expanded affiliated group’s employees (by number and compensation), tangible asset value, and gross income are based, located and derived, respectively, in the relevant foreign country.

It is expected that the 25% Test is met related to KHEOBA BVI’s employees, assets, and income. Consequently, it is expected that the Reincorporation Merger will result in KHEOBA BVI being treated as a foreign corporation under Section 7874. However, the application of these rules remains uncertain given the limited guidance and jurisprudence on how they will be applied in a given case.

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In the event that KHEOBA BVI is treated as a U.S. domestic corporation for US income tax purposes after the Reincorporation, significant and complicated tax consequences will result, and this summary does not attempt to describe all such consequences.  Generally, however, in that case KHEOBA BVI would be subject to U.S. federal income tax on its worldwide income, regardless of the source of that income, and would be required to file returns in the U.S.  Given that KHEOBA BVI will also be considered a resident of BVI, it is unclear how the foreign tax credit rules in either country will operate.  Accordingly, if the exceptions to Code section 7874 are not satisfied, it is possible that KHEOBA BVI would be subject to double taxation with respect to all or part of its taxable income in the future. Dividends that may be paid from KHEOBA BVI to its shareholders may be subject to withholding tax in one or both countries if Section 7874 applied to KHEOBA BVI.

The remainder of this discussion assumes that KHEOBA BVI will meet the 25% Test, and will be respected as a foreign corporation under Section 7874 of the Code.

Consequences to U.S. Holders after the Reincorporation Merger

Subject to the Passive Foreign Investment Company provisions discussed below, U.S. Holders will be required to include in gross income the gross amount of any distribution received on the KHEOBA BVI Class A Ordinary Shares to the extent that the distribution is paid out of the earnings and profits of KHEOBA BVI as determined for U.S. federal income purposes.  We refer to such a distribution herein as a dividend.

To the extent that the amount of any distribution exceeds KHEOBA BVI’s earnings and profits, the distribution would generally first be treated as a tax-free return of capital (with a corresponding reduction in the adjusted tax basis of a U.S. holder’s KHEOBA BVI common shares), and thereafter would be taxed as a capital gain.

Dividends paid in a currency other than U.S. dollars will be included in a U.S. Holder’s gross income in a U.S. dollar amount based on the spot exchange rate in effect on the date of actual or constructive receipt, whether or not the payment is converted into U.S. dollars at that time. The U.S. Holder will have a tax basis in such currency equal to such U.S. dollar amount, and any gain or loss recognized upon a subsequent sale or conversion of the foreign currency for a different U.S. dollar amount will be U.S. source ordinary income or loss. If the dividend were converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

Dividends paid by KHEOBA BVI to a U.S. Holder that is an individual should be ordinary dividends, subject to tax at the recipient’s ordinary income rates.  If a U.S. Holder is a corporation, and to the extent the U.S. corporate Holder controls 10% of more of the shares of KHEOBA BVI, Section 245A of the Code might provide an exemption from U.S. taxation.

A U.S. Holder would generally recognize a taxable gain or loss on any sale or other taxable disposition of KHEOBA BVI Class A Ordinary Shares in an amount equal to the difference between the amount realized from such sale or other taxable disposition and the U.S. Holder’s adjusted tax basis in such shares. Such recognized gain or loss generally would be a capital gain or loss. Capital gains of non-corporate U.S. Holders (including individuals) generally would be subject to U.S. federal income tax at preferential rates if the U.S. Holder has held the KHEOBA BVI Class A Ordinary Shares for more than one year as of the date of the sale or other taxable disposition. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or other taxable disposition of KHEOBA BVI Class A Ordinary Shares generally would be treated as U.S. source gain or loss.

Passive Foreign Investment Company Provisions

The treatment of U.S. Holders of KHEOBA BVI Class A Ordinary Shares in some cases could be materially different from that described above if, at any relevant time, KHEOBA BVI were classified as a passive foreign investment company (“PFIC”).

Sections 1291 to 1298 of the Code contain the PFIC rules. These rules generally provide for punitive treatment to U.S. Holders of PFICs. A foreign corporation is classified as a PFIC if more than 75% of its gross income is passive income or more than 50% of its assets produce passive income or are held for the production of passive income. These rules would not apply if the Section 7874(b) rules, as noted above, deem KHEOBA BVI to be considered as a U.S. corporation for U.S. federal income tax purposes.

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For purposes of the PFIC asset test, cash is treated as a passive asset. For purposes of the PFIC asset test, the active business assets held by KHEOBA BVI’s wholly-owned subsidiaries (e.g. KHEOBA Nevada) will be deemed to be held by KHEOBA BVI. It is uncertain at this time whether KHEOBA BVI will be classified as a PFIC in the future. If we are classified as a PFIC after the Reincorporation Merger, then the holders of shares of our Company who are U.S. taxpayers may be subject to PFIC provisions which may impose U.S. taxes, in addition to those normally applicable, on the sale of their shares of our Company or on distributions from our Company. Specifically, any gain on the sale of PFIC shares or dividends that exceed 125% of the average distribution over the prior three years, will be allocated pro rata over each day that the U.S. Holder beneficially owned such shares. Any portion that is allocated to a prior taxation year will be taxed at the highest marginal rate applicable to such U.S. Holder in such prior taxation year, and an interest charge will be added as though the tax was due, but unpaid, in such prior year.

Consequences of the Reincorporation Merger for Non-U.S. Holders

This section applies to you if you are a Non-U.S. Holder of KHEOBA Nevada Shares. KHEOBA Nevada’s controlling shareholders are Non-U.S. Holders.

Treatment of Gain Recognized, if Any, as a Result of the Reincorporation Merger. If gain is recognized by a Non-U.S. Holder upon an exchange of KHEOBA Nevada Shares for KHEOBA BVI Class A Ordinary Shares in the Reincorporation Merger, subject to the discussion below under “— Considerations for Non-U.S. Holders — Information Reporting and Backup Withholding,” the Non-U.S. Holder generally would not be subject to U.S. federal income tax on any gain realized upon such exchange unless:

●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

●	such gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); or

●	the KHEOBA Nevada Shares constitute United States real property interests by reason of KHEOBA Nevada’s status, at any time during the shorter of the five-year period ending on the date of the exchange or the period that the Non-U.S. Holder held KHEOBA Nevada Shares, as a United States Real Property Holding Company (“USRPHC”) for U.S. federal income tax purposes and, as a result, such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States.

A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S.-source capital losses.

A Non-U.S. Holder whose gain is described in the second or third bullet point above generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as provided under an applicable income tax treaty). Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. However, KHEOBA Nevada believes that it currently is not, and has not been at any time during the five-year testing period, a United States real property holding corporation.

Information Reporting and Backup Withholding. Amounts paid to a Non-U.S. Holder that are treated as the proceeds of the sale or other disposition by the Non-U.S. Holder of KHEOBA Nevada Shares effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. Holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of KHEOBA Nevada Shares effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of KHEOBA Nevada Shares effected outside the United States by such a broker if it has certain relationships within the United States.

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Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

BVI Tax Consideration

The statements made herein regarding taxation are general in nature and based on certain aspects of the tax laws of BVI and administrative guidelines issued by the relevant authorities in force as of the date of this document and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which changes could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements are not intended to be and do not constitute legal or tax advice and no assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with the interpretation adopted therein. You should consult an independent tax advisor regarding all BVI income and other tax consequences applicable in light of your particular circumstances. The statements below are based on the assumption that KHEOBA BVI is a tax resident in BVI for BVI income tax purposes.

(1)	Material BVI Income Tax Considerations for KHEOBA Nevada Shareholders from the Reincorporation

Pursuant to the Reincorporation, the KHEOBA Nevada shareholders may be regarded as having disposed of KHEOBA Nevada Shares, in exchange for a like number of KHEOBA BVI Class A Ordinary Shares, and a profit may result to such shareholders as a result of the disposal. There are no taxes imposed on capital gains under current BVI laws. As the precise status of each prospective investor will vary from one another, each prospective investor should consult an independent tax advisor on the BVI income tax and other tax consequences that will apply to their individual circumstances.

(2)	Material BVI Income tax Considerations for the potential Shareholders of KHEOBA BVI from the Ownership and Disposition of KHEOBA BVI Class A Ordinary Shares

KHEOBA BVI and all distributions, interest and other amounts paid by KHEOBA BVI in respect of the KHEOBA BVI Class A Ordinary Shares to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI. As the precise status of each prospective investor will vary from one another, each prospective investor should consult an independent tax advisor on the BVI income tax and other tax consequences that will apply to their individual circumstances.

No estate, inheritance, succession or gift tax is payable with respect to any shares, debt obligations or other securities of a BVI company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to our Company.

British Virgin Islands Economic Substance Legislation

The British Virgin Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the Economic Substance (Companies and Limited Partnerships) Act, 2018 (the “ESA”) came into force in the British Virgin Islands introducing certain economic substance requirements for British Virgin Islands tax resident companies which are engaged in certain “relevant activities” which in the case of companies incorporated before January 1, 2019 will apply in respect of financial years commencing June 30, 2019, onwards. However, it is not anticipated that the Company itself will be subject to any such requirements prior to any business combination and thereafter the Company may remain out of scope of the legislation or else be subject to more limited substance requirements. Although it is presently anticipated that the ESA will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

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Description of KHEOBA BVI’s Share Capital

The following description of KHEOBA BVI’s share capital summarizes certain provisions of KHEOBA BVI’s Amended and Restated Memorandum and Articles that, subject to approval by resolution of members and directors, will be effective as of the Effective Time. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the KHEOBA BVI’s Amended and Restated Memorandum and Articles which will be in effect from the Effective Time, a copy of which is included as Annex C to this prospectus/information statement. We urge you to read the proposed form of KHEOBA BVI’s Amended and Restated Memorandum and Articles included as Annex C to this prospectus/information statement.

General

For the purposes of this section, references to “shareholders” or “members” mean those persons whose names and number of shares are entered in KHEOBA BVI’s register of members. Only persons who are registered in KHEOBA BVI’s register of members are recognized under BVI law as shareholders of KHEOBA BVI with legal standing to institute shareholder actions against KHEOBA BVI or otherwise seek to enforce their rights as shareholders.

Share Capital

Immediately following the Effective Time, KHEOBA BVI is authorised to issue unlimited shares comprising of KHEOBA BVI Class A Ordinary Shares with no par value and KHEOBA BVI Class B Ordinary Shares with no par value. All of the Company’s issued and outstanding shares are, and upon the Reincorporation Merger, KHEOBA BVI’s then issued and outstanding KHEOBA BVI Class A Ordinary Shares will be, fully paid.

New Shares

Pursuant to KHEOBA BVI’s Amended and Restated Memorandum and Articles, new shares may be issued with the prior approval of KHEOBA BVI’s board of directors on such terms and in such amounts as they see fit.

Accordingly, subject to KHEOBA BVI’s Amended and Restated Memorandum and Articles, all new shares are under the control of the directors who may allot and issue new shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose.

Class A Ordinary Shares

The class of issued KHEOBA BVI Class A Ordinary Shares, which have identical rights rank equally with one another as set out under the KHEOBA BVI’s Amended and Restated Memorandum and Articles, and are entitled to one (1) vote per share. There is no concept of authorized share capital under BVI law, except that a BVI company is required to set out the maximum number of shares such company is authorised to issue in its memorandum of association.

Transfer of Class A Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and KHEOBA BVI’s Amended and Restated Memorandum and Articles and any agreements entered into by the shareholders, KHEOBA BVI’s Class A Ordinary Shares are freely transferable. Subject to applicable listing rules, any of KHEOBA BVI’s shareholders may transfer all or any of his or her KHEOBA BVI Class A Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. KHEOBA BVI’s board of directors may not resolve to refuse or delay the transfer of any Ordinary Share unless the shareholder has failed to pay an amount due in respect of it.

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Class B Ordinary Shares

KHEOBA BVI’s Amended and Restated Memorandum and Articles provides that KHEOBA BVI is authorised to issue KHEOBA BVI Class B Ordinary Shares. Each Class B Ordinary Share confers upon its holder the right to twenty (20) votes per share at a meeting of shareholders or on any resolution of members. Holders of KHEOBA BVI Class B Ordinary Share will vote together with holders of KHEOBA BVI Class A Ordinary Share as a single class on all matters presented to our shareholders for their vote approval. KHEOBA BVI Class B Ordinary Shares also has the right to convert into KHEOBA BVI Class A Ordinary Shares on a one-for-one basis at the option of the holder, but KHEOBA BVI Class A Ordinary Shares are not convertible into KHEOBA BVI Class B Ordinary Shares at any time.

Voting Rights

Pursuant to our KHEOBA BVI’s Amended and Restated Memorandum and Articles, at each general meeting of KHEOBA BVI, on a poll, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one (1) vote for each KHEOBA BVI Class A Ordinary Share and twenty (20) votes for each KHEOBA BVI Class B Ordinary Share which such shareholder holds. The holders of KHEOBA BVI Class A Ordinary Shares and KHEOBA BVI Class B Ordinary Shares shall at all times vote together as one class on all resolutions of shareholders. At any general meeting, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting. There are no prohibitions to cumulative voting under the laws of the BVI, but our KHEOBA BVI's Amended and Restated Memorandum and Articles do not provide for cumulative voting.

Dividend Rights

Subject to the KHEOBA BVI’s Amended and Restated Memorandum and Articles, holders of KHEOBA BVI’s Class A Ordinary Shares will be entitled to receive dividends and other distributions in cash, shares or property as may be declared by the board of directors of KHEOBA BVI from time to time. However, KHEOBA BVI’s board of directors may only authorize a distribution (including a dividend) at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the KHEOBA BVI’s assets will exceed its liabilities and KHEOBA BVI will be able to pay its debts as they fall due.

KHEOBA BVI’s board of directors will review the dividend policy regularly and the declaration and payment of any future dividends will be at the discretion and approval of the board of directors and subject to the continuing determination by the board of directors that such dividends are in the Company’s best interests. Future dividend payments will also depend upon such factors as KHEOBA BVI’s earnings level, capital requirements, contractual restrictions, cash position, overall financial condition and any other factors deemed relevant by KHEOBA BVI’s board of directors.

Also, because KHEOBA BVI is a holding company, its ability to pay cash dividends on its KHEOBA BVI’s Class A Ordinary Shares may be limited by restrictions on its ability to obtain sufficient funds through dividends from its subsidiaries and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, KHEOBA BVI’s overall financial condition, available distributable reserves and any other factors deemed relevant by KHEOBA BVI’s board of directors.

Amendment to KHEOBA BVI’s Amended and Restated Memorandum and Articles

An amendment to KHEOBA BVI’s Amended and Restated Memorandum and Articles can be made through a resolution of members (i.e., by the affirmative vote of a majority of the votes of the shares entitled to vote thereon which were present at the shareholders meeting and were voted) and subject to certain exceptions, by a resolution of directors.

Furthermore, the rights attached to any class of shares as specified KHEOBA BVI’s Amended and Restated Memorandum may only, whether or not the Company is being wound up, be varied by a resolution of members, provided that only the holders of the relevant class of shares shall be entitled to vote thereon, unless otherwise provided by the terms of issue of such class.

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Meeting of Shareholders

Any of KHEOBA BVI's directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven clear days’ notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. KHEOBA BVI's Board of Directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders of KHEOBA BVI is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Election and Removal of Directors

Under the KHEOBA BVI's Amended and Restated Memorandum and Articles, we are required to have a minimum of one director and the maximum number of directors shall be unlimited. For as long as KHEOBA BVI's Class A Ordinary Shares are listed or quoted on any Designated Stock Exchange (as defined in the Articles of Association), the board of directors shall include at least such number of independent directors as applicable law, rules or regulations of the Designated Stock Exchange require as determined by the directors.

A director may be appointed by resolution of members or by the directors. Any appointment may be to fill a vacancy or as an additional director. The directors or, if KHEOBA BVI's Class A Ordinary Shares (or depository receipts therefor) are listed or quoted on any Designated Stock Exchange and if required by the rules of such Designated Stock Exchange, any committee thereof, may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the company.

Under KHEOBA BVI's Amended and Restated Memorandum and Articles, there is no shareholding qualification required for directors. Pursuant to KHEOBA BVI's Amended and Restated Memorandum and Articles, each of KHEOBA BVI's directors holds office for the term, if any, fixed by the resolution of members or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

A director may be removed from office with or without cause by, a resolution of members passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy-five per cent (75%) of the shareholders of the Company entitled to vote; or a resolution of directors.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is received by us. A director shall resign forthwith as a director of the Company if he is, or becomes, disqualified from acting as a director under the BVI Act.

Proceedings of Board of Directors

KHEOBA BVI's business and affairs are managed by KHEOBA BVI's board of directors, who will make decisions by voting on resolutions of directors. KHEOBA BVI's directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only two (2) directors in which case the quorum is two (2). An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

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Indemnification of Directors and Officers

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy (e.g. for purporting to provide indemnification against civil fraud or the consequences of committing a crime). Under KHEOBA BVI's Amended and Restated Memorandum and Articles, KHEOBA BVI will indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•	is or was, at KHEOBA BVI's request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to KHEOBA BVI's best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Mergers and Similar Arrangements

Under the BVI Act, two or more companies, each a “constituent Company”, may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of members. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by KHEOBA BVI in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction or proposed transaction is (i) between the director and the company and (ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if (a) the material facts of the interest of the director in the transaction are known by the shareholders entitled to vote at a meeting of shareholders and the transaction is approved or ratified by a resolution of members; or (b) the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to the KHEOBA BVI's Amended and Restated Memorandum and Articles, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

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A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days immediately following the date of the shareholders’ approval. These shareholders then have 20 days from the date of such notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Protection of Minority Shareholders

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the BVI may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the BVI for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

If KHEOBA BVI is deemed insolvent for the purposes of the Insolvency Act (i.e., (1) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (2) the execution or other process issued on a judgment, decree or order of a BVI Court in favor of a creditor of the company is returned wholly or partly unsatisfied; or (3) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the BVI Courts for an order setting aside that payment or transaction in whole or in part.

Liquidation or other Return of Capital

As permitted by BVI law and KHEOBA BVI's Amended and Restated Memorandum and Articles, KHEOBA BVI may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if KHEOBA BVI has no liabilities or KHEOBA BVI is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities by resolution of directors and resolution of members. On a liquidation, on winding up or other return of assets of KHEOBA BVI to its shareholders (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis.

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Registrar or Transfer Agent

It is anticipated that the register of holders of the KHEOBA BVI Class A Ordinary Shares after the Reincorporation Merger will continue to be Pacific Stock Transfer.

Comparison of Corporate Law

Certain provisions of The BVI Business Companies 2004 (as amended) (“BVI Act”) differ from laws applicable to Nevada corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of Nevada law and the BVI Act applicable to KHEOBA BVI and relating to shareholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Nevada law and BVI law.

	Nevada Corporation	BVI company Limited by Shares
Issuance of Shares	There is flexibility in the type of stock and stock derivatives (for example, common, preferred, warrants, options, convertible debt, phantom) that can be issued, but the corporation is limited by the number of shares authorized in its articles of incorporation (NRS 78.035(3)).

Subject to the BVI Act and to the memorandum and articles, shares in a company may be issued, and options to acquire shares in a company granted, at such times, to such persons, for such consideration and on such terms as the directors may determine.

Authorized Shares

The number of authorized shares can be increased by amending the articles of incorporation, which generally requires board and stockholder approval (NRS 78.390).

Notwithstanding, Nevada law allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in the class or series of the corporation’s shares and correspondingly effect a forward or reverse split of any such class or series of the corporation’s shares without a vote of the stockholders, provided the action taken: does not change or adversely alter any right or preference of the stockholder and does not include any provisions pursuant to which only money will be paid or script issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares (NRS 78.207).

A BVI company shall state in its memorandum of association the number of shares it is authorized to issue. Such number can be changed by amending the memorandum of association, which generally requires a resolution of members or (if permitted by the memorandum and articles of association) by a resolution of directors.
Classes and Series of Shares	Multiple classes and series of stock (usually common stock and preferred stock), with different rights and preferences, are permitted (NRS 78.195(1)).	Multiple classes and series of stock, with different rights and preferences, are permitted as long as the same is set out in the BVI company's memorandum of association.
Preferred Shares

If a corporation has more than one class or series of stock, the terms of each class or series of stock are typically set out in a certificate of designation (NRS 78.195(1) and 78.1955(1)).

If shares of a class or series of stock established by a resolution of the board of directors have been issued, the designation of the class or series, the number of the class or series and the voting powers, designations, preferences, limitations, restrictions and relative rights of the class or series may be amended by a resolution of the board of directors and the proposed amendment adopted by the board of directors must be approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power (or such greater proportion as may be required by the articles of incorporation or certificate of designation) of the class or series being amended and any class or series senior to the class being amended as to the payment of distributions upon dissolution (NRS 78.1955).

There is no default terms of preferred shares under the BVI Act.

However, a BVI company is permitted to authorize a preferred shares class for issuance as long as such preferred share class and its terms and rights are set out in the BVI company's memorandum and articles of association.

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Transfer of Shares

Shares are transferable unless restricted in:

● The articles of incorporation.

● The bylaws.

● An agreement:

● among any number of stockholders; or

● between or among one or more stockholders and the corporation.

(NRS 78.242(2))

Subject to any limitations or restrictions on the transfer of shares in the BVI company's memorandum or articles, a share in a company is transferable.

Management and Voting

	Nevada Corporation	BVI company Limited by Shares
Board of Directors	A corporation is governed by a board of directors, subject to any limitations of: ● The Nevada Revised Statutes. ● The articles of incorporation. (NRS 78.115 and 78.120(1))	Subject to the BVI Act and the company's memorandum and articles of association, a BVI company's business and affairs are managed by the company's board of directors, who will make decisions by voting on resolutions of directors.
Officers	A corporation must have a president, secretary, and treasurer (or equivalent officers). All officers must be natural persons. A person may hold more than one office. (NRS 78.130(1) and (3))	There is no requirement for a BVI company to appoint any officers under the BVI Act, unless otherwise required under the company's memorandum and articles of association.
Committees	Unless otherwise provided by the articles of incorporation, the board of directors may delegate full or partial authority to committees (NRS 78.125).	Unless otherwise provided by the company's memorandum and articles of association, the directors may delegate any one or more of their powers, including the power to affix the common seal of the company, to the committee, save for certain powers as set out under section 110(2) of the BVI Act.
Director Action Without a Meeting	Unless otherwise provided by the articles of incorporation or bylaws, the board of directors may take action without a meeting with the written consent of all directors (NRS 78.315(2)).	Unless otherwise provided by the company's memorandum and articles of association, the board of directors may take action without a meeting with the written consent of such majority of votes of the directors entitled to vote on the resolution as may be specified in the memorandum or articles, or in the absence of any provision in the memorandum or articles, by the directors entitled to vote on the resolution.
Right to Call a Meeting

Unless otherwise provided in the articles of incorporation or bylaws, the entire board of directors, any two directors or the president may call annual and special meetings of the stockholders and directors. Stockholders may call meetings of stockholders in the manner provided in the bylaws (NRS 78.310(2)).

Nevada law provides that if a corporation fails to elect directors within 18 months after the last election of directors, a Nevada district court will have jurisdiction in equity and may order an election upon petition of one or more stockholders holding at least 15% of the voting power (NRS 78.340).

Subject to the company's memorandum and articles of association, the directors of the company or such person/persons as may be authorised by the memorandum or articles of association may call a general meeting of members.

Subject to a provision in the company's memorandum and articles of association for a lesser percentage, the directors shall call a meeting of members if requested in writing to do so by members entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.

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Right to Call a Meeting (cont’d)
Stockholder Action Without a Meeting

Unless otherwise provided by the articles of incorporation or bylaws, stockholders may take action without a meeting with the written consent of the stockholders holding:

● A majority of the voting power; or

● If a different, proportion of voting power is required to take the action, then the written consent of stockholders holding such voting power.

(NRS 78.320(2))

Where stockholder action is taken by written consent, no meeting of the stockholders need to be called or notice given: (NRS 78.320 (3)).

Subject to the memorandum or articles of association of the BVI company, an action that may be taken by members of the company at a meeting of members may also be taken by a resolution of members consented to in writing.

Acts Requiring Stockholder Approval

Fundamental changes generally require approval by a majority of the voting power of the stockholders, such as:

● A merger, conversion, or exchange (NRS 92A.120(5) and (6)).

● A sale, lease, or exchange of assets (NRS 78.565(1)).

Fundamental changes generally require approval by a majority of the voting power of the shareholders, including, without limitation:

● A merger or consolidation

● A disposition of more than 50% in value of the assets of the company

A company may also set out in its memorandum and articles of association certain corporation actions requiring members approval.

Removal of Directors	Under Nevada law, any one or all of the directors of a corporation may be removed, with or without cause, by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock entitled to vote (NRS 78.335(1)).	Subject to the memorandum or articles of a BVI company, a director of the company may be removed from office by resolution of members. Subject to the memorandum and articles, a resolution of members may only be passed (a) at a meeting of the members called for the purpose of removing the director or for purposes including the removal of the director; or (b) by a written resolution passed by at least 75% of the votes of the members of the company entitled to vote.

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Removal of Directors (cont’d)
Filling Vacancies	Nevada corporate law provides that all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the articles of incorporation. Unless otherwise provided in the articles of incorporation, pursuant to a resignation by a director, the board may fill the vacancy or vacancies with each director so appointed to hold office during the remainder of the term of office of the resigning director or directors (NRS 78.335(5) and (6)).	Unless the memorandum or articles of association of the BVI company provide otherwise, the directors of a company may appoint one or more directors to fill a vacancy on the board of directors.
Limitation of Liability	Under Nevada law, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or office unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law (NRS 78.138(7)(b)).	The BVI Act makes clear that a director is not personally liable for any debt, obligation or default of the BVI Company generally. However, there may be personal liability for the directors where they or the company have exceeded their powers or there has been a breach of duty or negligence by them (e.g., declaring a distribution when the company is not able to satisfy the solvency test). In a situation where a company is insolvent or is likely to become insolvent, then the directors will owe their duties to the company with reference to the general body of creditors (rather than the members). Directors may also attract personal liability (and in serious cases, criminal penalties) for failing to respond to, or giving false information in response to, regulators such as the International Tax Authority.
Indemnification

In suits that are not brought by or in the right of the corporation, Nevada law permits a corporation to indemnify directors, officers, employees and agents for attorney’s fees and other expenses, judgments and amounts paid in settlement. The person seeking indemnity may recover as long as he acted in good faith and believed his actions were either in the best interests of or not opposed to the best interests of the corporation. Similarly, the person seeking indemnification must not have had any reason to believe his conduct was unlawful (NRS 78.7502(1)).

In derivative suits, a corporation may indemnify its agents for expenses that the person actually and reasonably incurred if the person has acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation. A corporation may not indemnify a person if the person was adjudged to be liable to the corporation unless a court otherwise orders (NRS 78.7502(2)).

Subject to the BVI company's memorandum or articles, a company may indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company; or (b) is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, provide that such indemnification does not apply unless the person acted honestly and in good faith and in what he or she believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.

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Indemnification (cont’d)

No corporation may indemnify a party unless it makes a determination, through its stockholders, directors or independent counsel, that the indemnification is proper (NRS 78.7502(3)).

A corporation is required to indemnify a director, officer, employee, or agent against expenses actually and reasonably incurred to the extent such person is successful on the merits or otherwise in defense of a threatened, pending, or completed action, suit, or proceeding (NRS 78.751(1)).

Unless restricted by the articles of incorporation, bylaws, or agreement, a corporation may advance expenses of an officer or director as incurred in advance of a final disposition of an action, suit, or proceeding upon receipt of an undertaking by such officer or director to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation (NRS 78.751(2)). The articles of incorporation, bylaws, or agreement may require the corporation to indemnify such officer or director upon receipt of such an undertaking (NRS 78.751(2)).

Expiration of Proxies	Nevada law provides that proxies may not be valid for more than 6 months, unless the proxy is coupled with an interest or the stockholder specifies that the proxy is to continue in force for a longer period, not to exceed 7 years (NRS 78.355(4)). A proxy may be irrevocable if so stated in the proxy for so long as the proxy is coupled with an interest sufficient in law to support such power (NRS 78.355(5)).	The validity of the proxy is subject to the provisions of the BVI company's memorandum and articles of association, if any.

Fiduciary Duties

	Nevada Corporation	BVI company Limited by Shares
Duties Owed	Directors and officers must exercise their powers in good faith and with a view to the interests of the corporation (NRS 78.138(1)).

The principal statutory duties of a director under the BVI Act can be summarized as:

(a) to act honestly and in good faith and in what the director believes to be in the best interests of the company when exercising his powers as a director (the best interests duty);

(b) to exercise the reasonable care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation (i) the nature of the company; (ii) the nature of the decision; and (iii) the position of the director and the nature of his responsibilities (the reasonable skill duty);

(c) to exercise his duties for proper purpose and in accordance with the BVI Act and the memorandum & articles of association of the company (the proper purpose duty); and

(d) to disclose any interest which he has in a transaction entered into or to be entered into by the company (the disclosure duty).

In addition, in the absence of any express wording in the BVI Act to the contrary (or a deciding case), the common law duties of directors appear to still apply as a matter of BVI law, which include duties to: (i) act in good faith and in best interest of the company; (ii) exercise powers for proper purposes; (iii) avoid conflicts of interest; (iv) not to fetter discretion; and (v) not to misuse company property.

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Duty of Loyalty	Under Nevada law, a director or officer breaches their duty of loyalty to the corporation if the director or officer takes a business opportunity that is within the scope of the corporation’s potential business for himself or presents it to another party without first giving the corporation an opportunity to fairly consider the business opportunity. All such opportunities should be presented first to the corporation and fully considered. However, a contract or other transaction is not void or voidable solely because the contract or transaction is between a Nevada corporation and its director or officer if (a) the fact of financial interest is known to the board of directors or committee, or stockholders, and the board, committee, or stockholders authorize, approve or ratify the contract or transaction; (b) the fact of the financial interest is not known to the director or officer at the time the contract or transaction is brought before the board for action; or (c) the contract or transaction is fair as to the corporation at the time it is authorized (NRS 78.140(2)). The interested director may be counted in determining the presence of a quorum at a meeting of the board that authorizes, approve, or ratifies the contract or transaction, but the approval of the contract or transaction must be approved by a majority of the disinterested directors (NRS 78.140(3)).	A director must avoid any conflict of interest (whether actual or potential) between the director's duty to the company and the director's personal interests or a duty owed to a third party. This duty may be relaxed for a particular conflict of interests if the conflict is disclosed to the other directors of the company. Typically, the memorandum and articles of association of majority of the BVI companies will allow a director to have interests and to keep any benefit the director derives from those interests if the director discloses the nature and extent of those interests to the other directors.

Duty of Loyalty (cont’d)
Reliance

Unless the director has knowledge that would make the reliance unwarranted, a director can rely on information, opinions, reports, or statements from:

● Directors, officers, or employees reasonably believed to be reliable and competent in the matters prepared or presented.

● Counsel, public accountants, or other persons as to matters reasonably believed to be within the person’s professional or expert competence.

● Committees on which the director does not serve as to matters on which the committee is reasonably believed to merit confidence.

(NRS 78.138(2))

A director of a BVI company, when exercising his powers or performing his duties as a director, is entitled to rely upon the register of members and upon books, records, financial statements and other information prepared or supplied, and on professional or expert advice given, by (a) an employee of the company whom the director believes on reasonable grounds to be reliable and competent in relation to the matters concerned; (b) a professional adviser or expert in relation to matters which the director believes on reasonable grounds to be within the person's professional or expert competence; and (c) any other director, or committee of directors upon which the director did not serve, in relation to matters within the director’s or committee’s designated authority.

Such reliance applies only if the director (a) acts in good faith; (b) makes proper inquiry where the need for the inquiry is indicated by the circumstances; and (c) has no knowledge that his or her reliance on the register of members or the books, records, financial statements and other information or expert advice is not warranted.

Business Judgment Rule

Under the business judgment rule, director action is generally presumed valid if the director acted:

● In good faith.

● On an informed basis.

● With a view to the corporation’s interest.

(NRS 78.138(3))

No equivalent statutory rule.

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Elimination or Limitation of Liability

Generally, a director is not liable to the corporation or its stockholders or creditors unless the presumption specified in NRS 78.138(3) is rebutted and it is proven the director’s act or failure to act or failure to act constituted a breach of the directors fiduciary duties and such breach involved intentional misconduct, fraud, or a knowing violation of law (NRS 78.138(7)).

Section 120 of the BVI Act provides that

(a) a director of a BVI company that is a wholly-owned subsidiary may, when exercising powers or performing duties as a director, if expressly permitted to do so by the memorandum or articles of the company, act in a manner which he or she believes is in the best interests of that company’s parent even though it may not be in the best interests of the company.

(b) a director of a BVI company that is a subsidiary, but not a wholly-owned subsidiary, may, when exercising powers or performing duties as a director, if expressly permitted to do so by the memorandum or articles of the company and with the prior agreement of the shareholders, other than its parent, act in a manner which he or she believes is in the best interests of that company’s parent even though it may not be in the best interests of the company.

(c) a director of a company that is carrying out a joint venture between the shareholders may, when exercising powers or performing duties as a director in connection with the carrying out of the joint venture, if expressly permitted to do so by the memorandum or articles of the company, act in a manner which he or she believes is in the best interests of a shareholder or shareholders, even though it may not be in the best interests of the company.

Stockholder Protections

	Nevada Corporation	BVI company Limited by Shares
Stockholder Liability	Unless otherwise provided in the articles of incorporation, a stockholder is not liable for the debts or liabilities of the corporation. A purchaser of stock is not liable to the corporation or its creditors, except to pay the consideration for which the shares were authorized or otherwise specified in the subscription agreement (NRS 78.225).	Shareholders enjoy separate legal personality, meaning that shareholder liability is generally limited to the amount (if any) unpaid on such shares.
Cumulative Voting	Stockholders have the right to cumulative voting in the election of directors only if and to the extent that the articles of incorporation provide that right (NRS 78.360(1)).	No cumulative voting concept under the BVI Act.
Preemptive Rights	Stockholders have preemptive rights only if and to the extent the articles of incorporation provide those rights (NRS 78.267(2)).	Shareholders have preemptive rights only if and to the extent the memorandum and articles of association provide those rights or expressly provides that section 46 of the BVI Act applies.
Dilution Protections	The corporation may be restricted from diluting its current stockholders by the terms of a stockholders’ agreement.	A BVI company may, but is not obligated to, include provisions in relation to dilution protection in its memorandum and articles of association.

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Appraisal Rights

With respect to mergers and business combination transactions, under Nevada law, registered holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger of the corporation by demanding payment in cash for the shares equal to the fair value (excluding any appreciation or depreciation as a consequence, or in expectation, of the transaction) of such shares, at a fair value determined by agreement between the dissenting stockholder(s) and the corporation, or if an agreement cannot be reached and an action is timely brought by the corporation, then the court may utilize the services of an appraiser to recommend a decision as to the fair value of such shares (NRS 92A.380(1)).

A stockholder who is entitled to dissent and obtain cash equal to the fair value of the stockholder’s shares must not challenge the  corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation. (NRS 92A.380(2)).

The corporation must pay (or offer to pay) in cash the amount it estimates to be the fair value of the shares, plus accrued interest (NRS 92A.460(1) and 92A.470(3)).

A stockholder dissatisfied with the amount of the payment (or offer of payment) may demand payment of the stockholder’s estimate of the fair value of the shares (NRS 92A.480(1)).

If the stockholder’s demand remains unsettled, the corporation must, within 60 days of the demand, petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence proceedings within 60 days, it shall pay the dissenter the demanded amount (NRS 92A.490(1)).

Nevada law further provides that dissenters’ rights or appraisal rights are not available in a merger to holders of shares of any class or series listed on a U.S. based national securities exchange or held of record by more than 2,000 shareholders, with a market value of $20,000,000, unless the articles of incorporation of the corporation issuing the shares provide otherwise; or the holders of the class or series of stock are required under the plan of merger or exchange to accept for their shares anything except cash, owner’s interests or owners interests and cash in lieu of fractional owner’s interests of (a) the surviving or acquiring entity, (b) any other entity which at the effective date of the plan of merger or exchange were either (i) listed on a national securities exchange or (ii) held of record by at least 2,000 shareholders, with a market value of $20,000,000 or (c) some combination of the above. In addition, dissenters’ rights are not available to any holders of shares of the surviving domestic corporation if the plan of merger did not require the vote of the stockholders of the surviving corporation.

(NRS 92A.390)

The BVI Act statutory dissent rights apply in respect of:

(a) a merger, if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares;

(b) a consolidation, if the company is a constituent company;

(c) any sale, transfer, lease, exchange or other disposition of more than fifty per cent in value of the assets or business of the company, if not made in the usual or regular course of the business carried on by the company and if not otherwise excluded or provided in the memorandum and articles of association of the company;

(d) a compulsory redemption of a member's minority shareholding by the company pursuant to the statutory “squeeze-out” power under section 176 of the Act as described above; and

(e) an arrangement, if permitted by the court.

A member who wishes to dissent from any of the situations described above is entitled to receive payment of fair value by following the procedure for dissenters provided in the BVI Act. A member who exercises dissent rights under the BVI Act cannot enforce any rights to which the member might otherwise be entitled by virtue of his shareholding, with one exception that the member is not prevented from instituting proceedings for relief on the grounds that the action is illegal.

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Anti-Takeover Provisions

	Nevada Corporation	BVI company Limited by Shares
Business Combinations

The business combination statute generally prohibits a corporation from engaging in any business combination with an interested stockholder (or any affiliate or associate of the interested stockholder), unless it meets the requirements of the corporation’s articles of incorporation and is approved in accordance with the applicable provisions of the Nevada Revised Statutes (depending on the time period) when occurring either:

● Up to two years after the person becomes an interested stockholder (NRS 78.438).

● More than two years after the person becomes an interested stockholder (NRS 78.439).

The statute generally does not apply to a corporation that either:

● Is not publicly traded, unless otherwise provided in its articles of incorporation (NRS 78.433(1)).

● Opts out of the statute in its articles of incorporation (NRS 78.434).

No equivalent statutory provision in the BVI Act. Requirements in relation to business combination (if any) may be set out in the BVI company's memorandum and articles of association.
Application of Business Judgment Rule on Change in Control

When exercising powers in considering a change of control of the corporation, directors and officers of a Nevada corporation may consider all relevant facts and constituencies and assign weight to such facts and constituencies, which may include:

• the interests of the corporation’s employees, suppliers, creditors or customers;

• the economy of the state or nation;

• the interests of the community or of society;

• the long-term or short-term interests of the corporation, including the possibility that these interests may be best served by the continued independence of the corporation; and

• long-term or short-term interests of the corporation’s stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

(NRS 78.138(4))

When faced with a change or potential change in control of a corporation, directors of a Nevada corporation may take action that impedes the exercise of the right of stockholders to vote for or remove directors and be protected by the business judgment rule if (a) the directors have reasonable grounds to believe that the change in control would pose a threat to corporate policy and effectiveness and (b) the action taken that impedes the exercise of the stockholders’ rights is reasonable in relation to that threat (NRS 78.139).

No equivalent statutory rule.

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Control Share Acquisitions

The acquisition of controlling interests of an “issuing corporation” provisions of the Nevada statutes apply to the acquisition of controlling interests in an issuing corporation unless the articles of incorporation provide otherwise (NRS 78.378-78.3793).

An “issuing corporation” is any corporation organized in Nevada that has 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on the stock ledger and does business in the State of Nevada directly or through an affiliated corporation (NRS 78.3788).

A controlling interest is defined as ownership of outstanding voting shares sufficient to exercise voting power of the corporation in the election of directors of: (a) one-fifth but less than one-third; (b) one-third but less than a majority; or (c) a majority or more (NRS 78.3785).

A person or group acquiring a controlling interest are denied full voting rights in the shares acquired, unless the acquiring person and those acting in association with the acquiring person are conferred by resolution of the stockholders holding a majority of the voting power of the corporation and of any adversely affected class or series of outstanding shares, excluding shares as to which any interested stockholder exercises voting rights (NRS 78.3791).

If the acquiring person’s shares are given full voting rights, shareholders voting against such voting rights will have dissenters’ rights and are entitled to fair value for their shares (NRS 78.3793).

No equivalent statutory rule.

Control Share Acquisitions (cont’d)
Directors’ Protection of Interests	Directors may also protect the corporation’s and stockholders’ interests through plans, arrangements, or instruments that grant or deny rights, privileges, power, or authority to a holder or holders of a specified number or percentage of shares or voting power so long as such actions are not otherwise impermissible under Nevada law (NRS 78.195(5) and 78.378(3)).	No equivalent statutory provision, but subject to the BVI company's memorandum and articles of association, directors may exercise his or her powers or performing his or her duties in such a way that the director believes to be in the best interests of the company.

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Distributions

	Nevada Corporation	BVI company Limited by Shares
Form of Distributions	Distributions to stockholders are typically dividends paid in cash or in property (NRS 78.191). Share dividends may also be paid (NRS 78.215(3) to (5)).	Subject to the BVI company's memorandum and articles of association, a dividend can typically be paid in cash or in specie, provided that the statutory solvency test is satisfied.
Limitations on Distributions

Distributions may not be made if, after giving them effect, either:

● The corporation would be unable to pay its debts as they become due in the usual course of business.

● Except as otherwise specifically allowed by the articles of incorporation, the corporation’s total assets would be less than:

(a) the sum of its total liabilities; and

Subject to the BVI company's memorandum and articles of association, the directors may, by resolution, authorise a distribution by the company to members at such time and of such an amount, as they think fit if they are satisfied, on reasonable grounds, that the company will, immediately after the distribution, satisfy the solvency test, namely that (a) the value of the company’s assets exceeds its liabilities; and (b) the company is able to pay its debts as they fall due.

If, after a distribution is authorised and before it is made, the directors cease to be satisfied on reasonable grounds that the company will, immediately after the distribution is made, satisfy the solvency test, any distribution made by the company is deemed not to have been authorised.

	Nevada Corporation	BVI company Limited by Shares
Limitations on Distributions (cont’d)

(b) the amount needed, if the corporation were dissolved immediately after the distribution, to satisfy any preferential dissolution rights of stockholders.

(NRS 78.288(2))

Distributions must be proportionate to share ownership within each class or series of stock (NRS 78.195(2)).

Liability for Unlawful Distributions

Directors are jointly and severally liable for three years after an unlawful distribution to the corporation for the lesser of:

● The full amount of the distribution made.

●Any loss sustained by the corporation because of the distribution.

(NRS 78.300(2))

There is no liability for a director who either:

● Dissented at the meeting at which the action was taken.

● Was not present at the meeting but dissented on learning of the action.

(NRS 78.300(3))

 A distribution made to a member at a time when the BVI company did not, immediately after the distribution, satisfy the solvency test may be recovered by the company from the member unless

• the member received the distribution in good faith and without knowledge of the company’s failure to satisfy the solvency test;

• the member has altered his or her position in reliance on the validity of the distribution; and

• it would be unfair to require repayment in full or at all.

If, by virtue of the BVI Act a distribution is deemed not to have been authorised, a director who (a) ceased, after authorization but before the making of the distribution, to be satisfied on reasonable grounds for believing that the company would satisfy the solvency test immediately after the distribution is made; and (b) failed to take reasonable steps to prevent the distribution being made, is personally liable to the company to repay to the company so much of the distribution as is not able to be recovered from members.

If, in an action brought against a director or member under this section, the BVI court is satisfied that the company could, by making a distribution of a lesser amount, have satisfied the solvency test, the BVI court may (a) permit the member to retain; or (b) relieve the director from liability in respect of, an amount equal to the value of any distribution that could properly have been made.

51

Historical Consolidated Financial Statements

and

Pro Forma Financial Information

We have attached to this prospectus/information statement the selected financial data, including our statements of operations and balance sheets for the fiscal years ended October 31, 2024 and 2023, included in our Annual Report on Form 10-K which was filed with the SEC on January 3, 2025.

We have included our consolidated statements of operations and consolidated balance sheets for the six months ended April 30, 2025, included in our Quarterly Report on Form 10-Q which was filed with the SEC on July 10, 2025.

We have also included our consolidated statements of operations and consolidated balance sheets for the nine months ended July 31, 2025, included in our Quarterly Report on Form 10-Q which was filed with the SEC on September 15, 2025.

No pro forma financial information is presented in this prospectus/information statement because there are no significant pro forma adjustments required to be made to the historical consolidated balance sheets nor consolidated statements of operations to give effect to the Reincorporation Merger. The Reincorporation Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Please see the section entitled Reincorporation Merger – Accounting Treatment of the Reincorporation.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations

We initiated our operations in 2021 and position ourselves as software solution expert. We specialized in tourism industry in Europe at the beginning and now has spanned our services to clients in various industries across Europe and Asia

For the fiscal years ended October 31, 2024, and 2023, the Company derived revenue from the sale of specific modules of its Customer Relationship Management (CRM) Software (the “Software”) to tourism industry clients. During the years ended October 31, 2024, and 2023 we generated revenue of $41,055 and $16,000, respectively.

As of the end of fiscal year 2024, the Company formed partnerships with a number of high-quality software developers specializing in ERP and CRM solutions. Meanwhile, while retaining its European client base, the Company laid out a regional expansion plan into Asian market, leveraging its expertise and proven operational model to serve emerging Asian software market.

On January 10, 2025, Mr. TIEN SENG TONG (the “Investor”) entered into stock purchase agreements to acquire an aggregate of 6,000,000 shares of the Company’s common stock. Through this privately negotiated transaction (the “Acquisition”), the Investor obtained a controlling 74% equity stake in KHEOBA CORP. (the “Company”) with the original management team staying with the Company acting as an advisor for Company’s operations and development in Europe.  Leveraging our industry experience in serving clients in Europe and the Investor’s client resources in Asia, the Company has continuously expanded the software solutions business to Asia region in alliance with our team in Europe.

The Company established wholly-owned subsidiaries in Singapore and Hong Kong starting from February 2025 to conduct its ERP and CRM software solutions business. These solutions consist of multiple modular components, enabling clients to purchase specific modules that align with their operational requirements. The Company collaborates with a selected group of reputable software developers with expertise in ERP and CRM systems; prospective clients seeking customized software development services are referred to these developers, and the Company receives referral commissions from the clients once the software programs are completed. During the nine months ended July 31, 2025, and 2024, the Company generated revenue of $680,057 and $32,115, respectively.

Management continues to evaluate the sustainability of operations and closely monitors liquidity and capital needs. The Company’s financial statements have been prepared under the assumption that it will continue as a going concern, and management expects that additional capital will be required to meet long-term operating requirements

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Recent Developments

The Company established wholly-owned subsidiaries in Singapore and Hong Kong to conduct business in commission-based ERP and CRM software solutions. These solutions are comprised of multiple modular components, enabling clients to acquire specific modules tailored to their operational requirements. The Company engages with a select group of reputable software developers with expertise in ERP and CRM systems. Prospective clients seeking customized software development services are referred to these developers, and the Company receives referral commissions from the clients upon completion of the software programs. For the nine-month period ended July 31, 2025, the Company generated revenue totaling $680,057.

We generated net income from operations of $366,644 for the nine months ended July 31, 2025, marking the second quarter of profitability since the Company's inception. While this reflects a positive trend in our financial performance, our management continues to evaluate the sustainability of operations and monitors liquidity and capital needs closely. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Employees; Identification of Certain Significant Employees

Mr. Ka Miew Hon, the Company’s Chief Executive Officer, continues to devote approximately twenty hours per week to company matters. In addition, the Company has engaged several other full-time employees through its subsidiaries in Singapore and Hong Kong to support its operational, administrative, and sales functions.

DESCRIPTION OF PROPERTY

Our business office is located at 60 Kaki Bukit PI, 09-12 Eunos Techpark, Singapore 415979. As of April 30, 2025, the Company maintains leased office premises in both Hong Kong and Singapore through its wholly owned subsidiaries KHOB LIMITED and KHOB PTE. LTD., respectively. These offices serve as operational and administrative hubs supporting the Group’s expansion and business development in the Asia-Pacific region.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

RESULTS OF OPERATIONS

Results of operations for the nine months ended July 31, 2025 and 2024

During the nine months ended July 31, 2025 we generated revenue of $680,057. Total operating expenses for the nine months ended July 31, 2025 were $93,338. The operating expenses included general and administrative expenses. Our net profit from operations was $452,488.

During the nine months ended July 31, 2024 we generated revenue of $32,115. Total operating expenses for the nine months ended July 31, 2024 were $48,628. The operating expenses included general and administrative expenses. Our net loss was $26,513.

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LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2025, our total assets were $844,448. Total assets were comprised of $789,630 in current assets, $43,582 in right of use assets, $6,500 in software development costs and $4,736 in website development costs.

As at July 31, 2025, our current liabilities were $420,890, non-current liabilities were $16,089 and stockholders’ equity was $407,469.

CASH FLOWS FROM OPERATING ACTIVITIES

For the nine months ended July 31, 2025 net cash flows provided by operating activities was $202,436.

For the nine months ended July 31, 2024 net cash flows used in operating activities was $4,749.

CASH FLOWS FROM INVESTING ACTIVITIES

For the nine months ended July 31, 2025 net cash flows used in investing activities was $0.

For the nine months ended July 31, 2024 net cash flows used in investing activities was $32,130.

CASH FLOWS FROM FINANCING ACTIVITIES

For the nine months ended July 31, 2025 net cash flows provided by financing activities was $16,246.

For the nine months ended July 31, 2024 net cash flows provided by financing activities was $30,940.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Results of operations for the years ended October 31, 2024 and 2023

During the years ended October 31, 2024 and 2023 we generated revenue of $41,055 and $16,000, respectively. The increase in total revenue of $25,055 for the year ended October 31, 2024 compared to the year ended October 31, 2023 is due to an overall increase in sales volume. The cost of goods sold for the years ended October 31, 2024 and 2023 were $14,000 and $0, respectively.

Total operating expenses for the years ended October 31, 2024 and 2023 were $61,350 and $16,047, respectively. The operating expenses included general and administrative expenses. The increase in operating expenses of $45,303 for the year ended October 31, 2024 compared to the year ended October 31, 2023 is primarily due to professional fees, marketing expenses and amortization expenses.

The net loss for the years ended October 31, 2024 and 2023 was $34,295 and $47, respectively. The net loss increased due to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

As of October 31, 2024 and 2023, our total assets were $36,541 and $32,695, respectively. Total assets were comprised of $19,147 in current assets ($29,778 as of October 31, 2023), $7,644 in website development costs ($2,917 as of October 31, 2023) and $9,750 in software development costs ($0 as of October 31, 2023).

As of October 31, 2024, our current liabilities were $32,408 ($10,207 as of October 31, 2023) and stockholders’ equity was $4,133 ($22,488 as of October 31, 2024).

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CASH FLOWS FROM OPERATING ACTIVITIES

For the years ended October 31, 2024 and 2023 net cash flows used by operating activities was $23,132 and $11,127, respectively.

CASH FLOWS FROM INVESTING ACTIVITIES

For the years ended October 31, 2024 and 2023 net cash flows used in investing activities was $21,130 and $0, respectively.

CASH FLOWS FROM FINANCING ACTIVITIES

For the years ended October 31, 2024 and 2023 net cash flows provided by financing activities was $28,580 and $25,900, respectively.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (ASU) 2014-09, Revenue from contracts with customers (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the considerations that the Company expects to receive in exchange for those goods.

The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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Market value of securities

The KHEOBA Nevada Shares are traded on the OTCQB under the symbol “KHOB.”

KHEOBA Nevada has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Reincorporation Merger. The payment of any dividends subsequent to the Reincorporation Merger will be within the discretion of the KHEOBA BVI board of directors. It is the present intention of KHEOBA Nevada’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, KHEOBA Nevada’s board does not anticipate declaring any dividends in the foreseeable future.

KHEOBA BVI and Merger Sub’s securities are not currently publicly traded. We are applying to list the KHEOBA BVI Class A Ordinary Shares on the OTCQB in connection with the Reincorporation Merger.

Business

Overview

We initiated our operations in 2021 and position ourselves as software solution expert. We specialized in tourism industry in Europe at the beginning and now has spanned our services to clients in various industries across Europe and Asia

For the fiscal years ended October 31, 2024, and 2023, the Company derived revenue from the sale of specific modules of its Customer Relationship Management (CRM) Software (the “Software”) to tourism industry clients. During the years ended October 31, 2024, and 2023 we generated revenue of $41,055 and $16,000, respectively.

As of the end of fiscal year 2024, the Company formed partnerships with a number of high-quality software developers specializing in ERP and CRM solutions. Meanwhile, while retaining its European client base, the Company laid out a regional expansion plan into Asian market, leveraging its expertise and proven operational model to serve emerging Asian software market.

On January 10, 2025, Mr. TIEN SENG TONG (the “Investor”) entered into stock purchase agreements to acquire an aggregate of 6,000,000 shares of the Company’s common stock. Through this privately negotiated transaction (the “Acquisition”), the Investor obtained a controlling 74% equity stake in KHEOBA CORP. (the “Company”) with the original management team staying with the Company acting as an advisor for Company’s operations and development in Europe. Leveraging our industry experience in serving clients in Europe and the Investor’s client resources in Asia, the Company has continuously expanded the software solutions business to Asia region in alliance with our team in Europe.

The Company established wholly-owned subsidiaries in Singapore and Hong Kong starting from February 2025 to conduct its ERP and CRM software solutions business. These solutions consist of multiple modular components , enabling clients to purchase specific modules that align with their operational requirements. The Company collaborates with a selected group of reputable software developers with expertise in ERP and CRM systems. The Company refers prospective clients to the above software developers based on clients’ customized needs and receives referral commissions once the software programs are completed. For the nine months ended July 31, 2025 and 2024, the Company generated revenues of $680,057 and $32,115, respectively.

Management continues to evaluate the sustainability of operations and closely monitors liquidity and capital needs. The Company’s financial statements have been prepared under the assumption that it will continue as a going concern, and management expects that additional capital will be required to meet long-term operating requirements.

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Revenue

For the years ended October 31, 2024 and 2023, the company was developing in software development and travel industry, and the Company derives revenues from selling tourism programs and certain modules of our Customer Relationship Management (CRM) Software (the “Software”). After the Acquisition, the Company set up Singapore and Hong Kong subsidiaries to engage in the commission-based software sales activities through a referral arrangement. The Company is aligned with high quality software developers in the areas of ERP and CRM, to whom the Company refers potential clients to develop customer-tailors software. The Company derives revenue from a referral commission when the software programs are completed.

Employees; Identification of Certain Significant Employees

Mr. Ka Miew Hon, the Company’s Chief Executive Officer, continues to devote approximately twenty hours per week to company matters. In addition, the Company has engaged several other full-time employees through its subsidiaries in Singapore and Hong Kong to support its operational, administrative, and sales functions.

DESCRIPTION OF PROPERTY

Our business office is located at 60 Kaki Bukit PI, 09-12 Eunos Techpark, Singapore 415979. As of April 30, 2025, the Company maintains leased office premises in both Hong Kong and Singapore through its wholly owned subsidiaries KHOB LIMITED and KHOB PTE. LTD., respectively. These offices serve as operational and administrative hubs supporting the Group’s expansion and business development in the Asia-Pacific region.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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Management

Management and Board of Directors

The officers and directors of KHEOBA Nevada immediately before the Reincorporation Merger becomes effective will continue to serve as officers and directors of KHEOBA BVI after the Reincorporation Merger. Upon effectiveness of the Reincorporation Merger, KHEOBA BVI will appoint Ka Miew Hon as President, Secretary, Treasurer, to serve as officers of KHEOBA BVI. The following table presents information about the executive officers and directors of KHEOBA BVI upon effectiveness of the Reincorporation Merger.

Name and Address	Citizenship and Residence	Age	Position(s)
Ka Miew Hon NO 279 LOT 4511 TAMAN WEPAC JALAN STAPOK 93250 KUCHING SARAWAK MALAYSIA	MALAYSIA	47	President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer and Secretary

Tien Seng Tong NO B-30-15 MENARA SIMFONI JALAN SIMFONI 2 BALAKONG 43300 SERI KEMBANGAN SELANGOR MALAYSIA	MALAYSIA	44	Sole Director

Foreign Private Issuer Status

KHEOBA BVI intends to take all actions necessary for it to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC, and the OTCQB corporate governance rules and listing standards.

Because KHEOBA BVI is, upon closing of the Reincorporation Merger, expected to be a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

Background of our director

Tien Seng Tong – Sole Director of the Company

Mr. Tien Seng Tong has been our director since May 14, 2025. From November 2020 to November 2024, Mr. Tien Seng Tong served as a director at Normandy Advisory Services Sdn. Bhd. From 2018 to 2020, he held the position of operation director at Bestari Wholesale Sdn. Bhd.. From December 2003 to January 2018, he worked as a senior manager at TESCO. Mr. Tong graduated from University Sains Malaysia in 2003 with a Bachelor of Software Engineering degree. Mr. Tong is well-qualified to serve as a director due to his extensive experience in the IT industry and management.

Background of our management

Mr. Ka Miew Hon – Chief Executive Officer, Chief Financial Officer, and Secretary of the Company

Mr. Ka Miew Hon has been our CEO since January 14, 2025. Mr. Hon has over 20 years of IT experience. From 2019 to 2024, Mr. Hon worked at Buzz Interactive in Kuala Lumpur as a development director. From 2014 to 2019, he worked at Snappymob as a senior manager. From 2007 to 2014, he worked at XOX Malaysia, initially as a developer and later as a senior developer, where he integrated ERP and CRM platform rollouts and introduced best practices that reduced deployment times. He earned a Bachelor’s Degree in Computer Science from University Teknologi Malaysia in 2000.Mr. Hon is well-qualified to serve as a member of our Company, given his experience in enterprise software, cloud computing, and emerging technologies.

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Executive Compensation

The following table sets forth information with respect to compensation paid by the Company to officers and directors during the three most recent fiscal years.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal years October 31, 2025, 2024 and 2023:

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Tien Seng Tong, Director	2025	0	0	0	0	0	0	0	0
	2024	0	0	0	0	0	0	0	0
	2023	0	0	0	0	0	0	0	0

Ka Miew Hon, Chief Executive Officer, Chief Financial Officer and Secretary and Secretary	2025	30,000	0	0	0	0	0	0	30,000
	2024	0	0	0	0	0	0	0	0
	2023	0	0	0	0	0	0	0	0

Gaga Gvenetadze, President, Director, Treasurer and Secretary	2024	0	0	0	0	0	0	0	0
	2023	0	0	0	0	0	0	0	0

Giorgi Sambadze, Director	2024	0	0	0	0	0	0	0	0
	2023	0	0	0	0	0	0	0	0

Irakli Tatarishvili, Director	2024	0	0	0	0	0	0	0	0
	2023	0	0	0	0	0	0	0	0

Our officers and directors have not received monetary compensation since our inception to the date of this Form F-4. We currently do not pay any compensation to any officer or any member of our board of directors.

Compensation of Directors

The Sole Director is Mr. Tien Seng Tong.

There are no current employment agreements between the company and its officers.

Mr. Ka Miew Hon currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

We do not nominee independent directors of the company.

The Sole Director resolved that members receive no cash compensation for their services; however, they are reimbursed for travel expenses incurred in serving on the Board of Directors. Independent directors are compensated from time to time through the grant of options to purchase shares of common stock of the Company. Directors who are also officers or consultants of the Company are compensated for those positions, as disclosed under Executive Compensation for those positions.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

No additional amounts are payable to the members of the Company’s Board of Directors for committee participation or special assignments.

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Indemnification

As permitted under the Nevada statutes, and as provided under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interests or not opposed to our best interests. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. Notwithstanding the foregoing, we may not indemnify an officer or director unless we make a determination, through our stockholders, directors or independent counsel, that the indemnification is proper. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

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Principal Shareholders

The following table sets forth certain information regarding the ownership of the common stock of KHEOBA Nevada as of August 28, 2025   by (a) any person known by us to be the beneficial owner of more than 5% of the KHEOBA Nevada’s common stock, based upon their most recent filings or correspondence with the SEC, and (b) each director individually, each named executive officer of either KHEOBA Nevada or KHEOBA BVI, and all directors and executive officers of KHEOBA Nevada or KHEOBA BVI as a group.

The table assumes 8,092,000 shares of common stock issued and outstanding as of August 28, 2025. For purposes of the table, we determined the number of shares of each class as beneficially owned by each person under Rule 13d-3(d)(1) of the Exchange Act. Under this rule, shares of voting stock not outstanding that are subject to issuance pursuant to options, warrants, rights or conversion privileges exercisable by a person within 60 days of the date indicated, are deemed outstanding for the purpose of calculating the number and percentage beneficially owned by such person, but are not deemed outstanding for the purpose of calculating the number or percentage beneficially owned by any other person listed in the table. Except where otherwise noted, we believe that each individual or entity named has sole investment and voting power with respect to the shares of indicated as beneficially owned by such person, subject to community property laws, where applicable. Beneficial ownership representing less than one percent of the outstanding shares of a class is denoted with an asterisk (*). If an individual or person disclaims beneficial ownership, that is noted in the notes below the table.

Name of Beneficial Owner	Direct Amount of Beneficial Owner	Position	Percent of Class
Tien Seng Tong	6,000,000	Director	74%
Ka Miew Hon	0	Chief Executive Officer, Chief Financial Officer and Secretary and Secretary

All Officers and Directors as a group (two people)			74%

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Certain Relationships and Transactions

There are no transactions with related parties incurred in the normal course of operations and measured at the exchange amount.

Service of Process and Enforcement of Civil Liabilities

Upon our Reincorporation in BVI, KHEOBA BVI will be a BVI company. As a result, the rights of holders of KHEOBA BVI’s Class A ordinary shares will be governed by BVI law and the memorandum and articles of association (as amended) of KHEOBA BVI. The rights of shareholders under BVI law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Each of the KHEOBA BVI’s directors and officers referred to in this prospectus/information statement are residents and citizens of Malaysia, and a substantial portion of KHEOBA BVI’s assets will be attributable to BVI. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against KHEOBA BVI or those persons based on the civil liability provisions of the U.S. laws.

Annual Shareholder Meeting

If the Reincorporation Merger is consummated, you will be entitled to attend and participate in KHEOBA BVI’s annual meetings of shareholders. If KHEOBA BVI holds a 2025 annual meeting of shareholders, it will provide notice of or otherwise publicly disclose the date on which the 2025 annual meeting will be held. As a foreign private issuer, KHEOBA BVI will not be subject to the SEC’s proxy rules.

Legal Matters

Certain legal matters in connection with the Reincorporation Merger relating to Nevada law are being passed upon for us by Fennemore Craig, P.C., and U.S. federal securities law are being passed upon for us by Loeb & Loeb LLP. Certain legal matters in connection with the Reincorporation Merger relating to BVI law, and the validity of the shares of KHEOBA BVI following the Reincorporation Merger, are being passed upon for us by Ogier.

Experts

The  balance sheets of KHEOBA Nevada as of October 31, 2024 and 2023, the related statements of operations, statements of stockholders’ equity(deficit), and cash flows for the years then ended, and the related notes included in this prospectus/information statement, have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The current address of Fruci & Associates II, PLLC is 802 N. Washington St. Spokane, WA 99201. USA.

Transfer Agent and Registrar

The transfer agent for the securities of each of KHEOBA Nevada and KHEOBA BVI is VStock Transfer LLC.

Where You Can Find Additional Information

KHEOBA Nevada is required to file annual and current reports, proxy statements and other information with the SEC. KHEOBA Nevada’s filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. As a foreign private issuer, after the consummation of the Reincorporation Merger, KHEOBA BVI will be required to file its annual report on Form 20-F with the SEC no later than four months following its fiscal year end.

We have filed with the SEC a registration statement on Form F-4 relating to the securities covered by this prospectus/information statement. This prospectus/information statement is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus/information statement to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

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KHEOBA CORP.

Index to Financial Statements

For the Quarter ended July 31, 2025

For the Year Ended October 2024

Annex Index

Annex A: Merger Agreement

Annex B: Nevada Revised Statutes, Sections 92A.300 to 92A.500, regarding Rights of Dissenting Owners

Annex C: Form of Constitution of KHEOBA BVI

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Annex A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is entered into as of August 17, 2025 by and among KHEOBA Limited, a British Virgin Islands company limited by shares (“Parent”), KHOB Merge Sub Limited, a British Virgin Islands company and a wholly-owned subsidiary of Parent (“Merger Sub”), and KHEOBA CORP., a Nevada corporation (“Company”).

WHEREAS, the Board of Directors of Company (“Company Board”) has (a) determined that it is in the best interests of Company and its shareholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub, (b) approved, subject to the majority approval of its shareholders, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger (as defined below), and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption and approval of this Agreement and the Merger by the shareholders of Company;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and in the best interests of, Parent and its shareholder and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement;

WHEREAS, the Board of Directors of Merger Sub, and Parent as the sole shareholder of Merger Sub, have approved and adopted the this Agreement and the Merger and other transactions contemplated thereby; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger;

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE I.
THE MERGER

1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (the “NRS”) and the BVI Business Companies Act (the “Act”), at the Effective Time, (a) the Company will merge with and into Merger Sub (the “Merger”), and (b) the separate corporate existence of Company will cease and Merger Sub will continue its corporate existence under the Act as the surviving corporation (the “Surviving Corporation”) in the Merger and a wholly-owned subsidiary of Parent.

1.2 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at a date and time agreed upon by the parties hereto as soon as practicable following the satisfaction or waiver of all of the closing conditions set forth in Article VI below. The Closing shall be upon remote exchange of documents and signatures (or their electronic counterparts), unless another place is agreed to in writing by the parties hereto. The actual date of the Closing is hereinafter referred to as the “Closing Date”.

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1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, Company, Parent and Merger Sub will cause (i) Articles of Merger (the “Nevada Articles of Merger”) to be executed, acknowledged and filed with the Nevada Secretary of State, and (ii) the plan and articles of merger (and any other documents required by the Act in connection with the Merger) (collectively, the “BVI Articles of Merger”) to be executed, acknowledged and filed with the BVI Registrar of Corporate Affairs in accordance with the relevant provisions of the NRS and the Act, respectively. The Merger will become effective at such time as both the Nevada Articles of Merger and the Nevada Certificate of Merger have been duly filed, respectively, with the Nevada Secretary of State and the BVI Articles of Merger have been duly registered by the BVI Registrar of Corporate Affairs, or at such later date or time as may be agreed by Company, Parent, and Merger Sub in writing and specified in both the Nevada Articles of Merger in accordance with the NRS and the BVI Articles of Merger in accordance with the Act (the effective time of the Merger being referred to herein as the “Effective Time”).

1.4 Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the NRS and the Act. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

1.5 Company Directors and Officers. The directors and officers of the Company, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II.

EFFECT OF THE MERGER ON CAPITAL STOCK

2.1 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Merger Sub or Company or the holder of any shares or capital stock (as the case may be) of Merger Sub or Company:

(a) Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by Parent or Company, if any (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned subsidiaries as of immediately prior to the Effective Time (the “Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefore.

(b) Conversion of Company Common Stock. Subject to Section 2.3 below, each Company Share issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one (the “Exchange Ratio”) Parent Class A Ordinary Shares (as defined in Section 4.1(c)(i)) (the “Merger Consideration”).

(c) Cancellation of Company Shares. At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and each holder of: (i) a certificate formerly representing any shares of Company Common Stock (each, a “Certificate”); or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Common Stock (each, a “Book-Entry Share”) will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.2 hereof.

(d) Fractional Shares. No certificates or scrip representing fractional shares of Parent Class A Ordinary Shares shall be issued upon the conversion of Company Common Stock pursuant to Section 2.1(b), and instead any such fractional share that would otherwise be issued will be rounded up to the nearest whole Parent Class A Ordinary Share.

(e) Share of Merger Sub. Each Merger Sub Class A Ordinary Share (as defined in Section 4.1(c)(iii) below) issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger, be converted into and become one class A ordinary share of the Surviving Corporation.

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2.2 Exchange Procedures.

(a) Exchange Agent. Prior to the Effective Time, Parent shall appoint an exchange agent (the “Exchange Agent”) to act as the agent for the purpose of paying the Merger Consideration for the Certificates and the Book-Entry Shares. At or promptly following the Effective Time, Parent shall deposit with the Exchange Agent certificates representing the Parent Class A Ordinary Shares to be issued as Merger Consideration (or make appropriate alternative arrangements if uncertificated Parent Class A Ordinary Shares represented by book-entry shares will be issued)

(b) Procedures for Surrender; No Interest. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, whose Company Common Stock was converted pursuant to Section 2.1(b) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange. Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration into which such shares of Company Common Stock have been converted pursuant to Section 2.1(b) in respect of the Company Common Stock represented by a Certificate or Book-Entry Share. No interest shall be paid or accrued upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this Article II, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.

(d) Payments to Non-Registered Holders. If any portion of the Merger Consideration is to be paid to any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act) (each, a “Person”) other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred.

(e) Full Satisfaction. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article II.

2.3 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or Class A ordinary shares in the Parent shall occur (other than the issuance of additional shares of capital stock of the Company or additional shares of Parent as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Exchange Ratio and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit Parent or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

2.4 Withholding Rights. Each of the Exchange Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any tax laws. To the extent that amounts are so deducted and withheld by the Exchange Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.

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2.5 Lost Certificates. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this Article II.

2.6 Treatment of Stock Options and other Stock-Based Compensation.

(a) Company Stock Options. As of the Effective Time, each option to acquire shares of Company Common Stock (each, a “Company Stock Option”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, without any action on the part of the holder thereof, shall be converted into a Parent Stock Option in accordance with this Section 2.6. Each such Parent Stock Option as so converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company Stock Option immediately prior to the Effective Time. As of the Effective Time, each such Parent Stock Option as so converted shall be an option to acquire that number of whole Parent Class A Ordinary Shares (rounded down to the nearest whole share) equal to the product of: (i) the number of shares of Company Common Stock subject to such Company Stock Option; and (ii) the Exchange Ratio, at an exercise price per share of Parent Class A Ordinary Shares (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of Company Common Stock of such Company Stock Option by (B) the Exchange Ratio.

(b) Company Restricted Shares. The Company shall take all requisite action so that, at the Effective Time, each share of Company Common Stock, if any, subject to vesting, repurchase, or other lapse of restrictions (a “Company Restricted Share”) that is outstanding under any Company Stock Plan as of immediately prior to the Effective Time shall, without any action on the part of the holder thereof, be converted into a restricted Parent Class A Ordinary Share pursuant to Section 2.1(b). Each restricted Parent Class A Ordinary Share shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company Restricted Share immediately before the Effective Time (including vesting, repurchase, or other lapse restrictions).

(c) Resolutions and Other Company Actions. At or prior to the Effective Time, the Company, the Company Board, and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions that may be necessary to effectuate the provisions of paragraphs Section 2.6(a) and Section 2.6(b) of this Section 2.6.

(d) Parent Actions. At or prior to the Effective Time, Parent shall take all such actions as may be necessary to allow for the issuance of a number of Parent Class A Ordinary Shares at least equal to the number of Parent Class A Ordinary Shares that will be subject to Parent equity awards as a result of the actions contemplated by this Section 2.6.

2.7 Dissenters’ Rights. Dissenting shareholders of Company shall have the dissenters rights accorded to them under the NRS. All amounts that are finally determined to be due to holders of issued and outstanding Company Shares pursuant to statutory dissenters’ rights effectively exercised by them shall be paid by the Surviving Corporation. The holders of Company Shares shall be advised of their statutory dissenters’ rights and provided a copy of the statutes setting forth their dissenters rights as set forth in the NRS. Any Company Shares held by a holder that did not vote or consent in writing to the Merger and who properly demands payment for their Company Shares in accordance with the NRS (each a “Dissenting Shareholder”) shall not be converted as set forth in Section 2.1 above, but instead shall be converted into the right to receive consideration to be due to a Dissenting Shareholder pursuant to the NRS, unless such holder fails to protect or withdraws or otherwise loses his dissenters’ rights. In the event that any dissenters’ rights are not exercised by a holder of the Company Shares, are otherwise not prosecuted to a conclusion, or are dismissed for any other reason then, and in that event, the holder of such Company Shares shall no longer be deemed to a Dissenting Shareholder and such holder’s Company Shares shall be deemed to have been converted at the Effective Time as set forth in Section 2.1 above.

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ARTICLE III.
Company REPRESENTATIONS AND WARRANTIES

3.1 Company Representations and Warranties. Company represents and warrants to Parent as follows:

(a) Company is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing.

(b) As of the date hereof:

(i) the authorized capital of Company consists of 75,000,000 shares of common stock, par value $0.001 per share.

(ii) 8,092,000 shares of Company common stock were issued and, with 6,000,000 restricted shares and 2,092,000 unrestricted shares.

(iii) Company has outstanding: (i) finance options to acquire 0 shares of common stock; and (ii) compensatory incentive options to acquire 0 shares of common stock, and except for such obligations has no other options, warrants or other convertible securities issued or outstanding to acquire shares of Company common stock.

(c) The Company Board, by consent resolutions duly adopted and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger and declared their advisability,

(iii) recommended that the shareholders of the Company approve and adopt this Agreement and approve the Merger; and (iv) directed that this Agreement and the transactions contemplated hereby be submitted for consideration and approval by the Company’s stockholders via consent resolutions in lieu of a meeting, such minutes to be executed by a majority of the votes entitled to be cast at a meeting held for the purpose of approving the Agreement and the Merger.

(d) Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of Company common stock and the filing and recordation of appropriate merger documents as required by the NRS); this Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity. To the knowledge of Company, no state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

(e) Neither the execution and delivery of this Agreement nor the consummation of the Merger will conflict with, result in a breach of or accelerate the performance required by any agreement to which Company is a party, or any law, rules or regulations to which Company or its properties is subject.

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ARTICLE IV.

Parent AND MERGER SUB REPRESENTATIONS AND WARRANTIES

4.1 Parent and Merger Sub Representations and Warranties. Parent and Merger Sub represent and warrant to Company as set forth below:

(a) Parent is a company limited by shares duly incorporated, validly existing, and in good standing under the laws of British Virgin Islands.

(b) Merger Sub is a company limited by shares duly incorporated, validly existing, and in good standing under the laws of British Virgin Islands.

(c) As of the date hereof:

(i) Parent is authorised to issue an unlimited number of shares consisting of two classes of ordinary shares: (A) class A ordinary shares of the Parent with no par value each (the “Parent Class A Ordinary Shares”) and (B) class B ordinary shares of the Parent with no par value each (the “Parent Class B Ordinary Shares”), of which 50,000 Parent Class A Ordinary Share are issued and outstanding;

(ii) Parent has no options, warrants or other convertible securities issued or outstanding;

(iii) Merger Sub is authorised to issue an unlimited number of shares consisting of two classes of ordinary shares: (A) class A ordinary shares of Merger Sub with no par value each (the “Merger Sub Class A Ordinary Shares”) and (B) class B ordinary shares of Merger Sub with no par value each (the “Merger Sub Class B Ordinary Shares”) , of which 50,000 Merger Sub Class A Ordinary Shares are issued and outstanding, and held by Parent; and

(iv) Merger Sub has no options, warrants or other convertible securities issued or outstanding.

(d) The Parent Class A Ordinary Shares issuable as the Merger Consideration will, upon their issuance, be validly issued and outstanding, fully paid and non-assessable ordinary shares of Parent.

(e) The Parent Board, by consent resolutions duly adopted and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are in the best interests of Parent and its shareholders, and (ii) approved this Agreement, the Merger and the issuance of the Merger Consideration, (iii) recommended that the sole shareholder of Parent approve and adopt this Agreement and approve the Merger; and (iv) directed that this Agreement and the transactions contemplated hereby be submitted for consideration and approval by the sole shareholder of Parent by written resolution of members.

(f) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than with respect to the Merger, the approval and adoption of this Agreement by the sole shareholder of Parent, the approval, filing and recordation of appropriate merger documents as required by the NRS and the Act and the approval of the amendments to be made to the memorandum and articles of association of Parent in a form that is suitable for a public company limited by shares on or prior to the Effective Time); this Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity.

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(g) Neither the execution and delivery of this Agreement nor the consummation of the Merger will conflict with, result in a breach of or accelerate the performance required by any agreement to which Parent is a party, or any law, rules or regulations to which Parent is subject.

ARTICLE V.
COVENANTS

5.1 Approvals. Company, Parent, and Merger Sub each covenant and agree to use all reasonable commercial efforts to obtain as soon as practicable any required regulatory and stockholder approvals.

5.2 Interim Covenants. Each of Company, Parent, and Merger Sub agree that from the date hereof until completion of the Merger or termination of this Agreement it will:

(a) Comply with all requirements which applicable law may impose on it with respect to the Merger.

(b) Use commercially reasonable efforts to obtain any waivers, consents and approvals from other parties to loan agreements, leases or other contracts or from such applicable governmental or regulatory bodies required to be obtained by it to consummate the transactions contemplated hereby.

(c) Company, Parent, and Merger Sub shall take all such steps and may reasonably be required to cause the transactions contemplated by Article II and any other disposition of Company equity securities (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of Company, or (ii) at the Effective Time, is or will become a director of Parent, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

(d) Will cooperate and assist the other parties hereto in such other ways to the extent practicable to implement the Merger on the terms set forth herein.

5.3 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under applicable laws with respect to the Merger and the other transactions contemplated hereby and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the Merger and the other transactions contemplated hereby, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company or Parent as are necessary for the consummation of the Merger and the other transactions contemplated hereby.

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ARTICLE VI.
CONDITIONS

6.1 Mutual Conditions. Completion of the Merger is subject to the fulfillment, or waiver by the party entitled to the benefit of the condition, of the conditions precedent set forth in this Article VI. The parties hereto will use all reasonable commercial efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in this Article VI, and will use all commercially reasonable efforts to complete the Merger as promptly as possible.

The obligations of each of Company, Parent, and Merger Sub to complete the Merger will be subject to the following conditions precedent:

(a) This Agreement and the Merger shall have been approved and adopted by the requisite affirmative vote of the shareholders of Company in accordance with the NRS and Company’s Articles of Incorporation.

(b) The receipt of all required consents and approvals to the Merger.

(d) An amendment to the memorandum and articles of association of Parent shall have been adopted by the directors and shareholders of Parent in a form that is suitable for a public company limited by shares on or prior to the Effective Time.

(e) The Parent Class A Ordinary Shares to be issued pursuant to the Merger shall have been authorized for listing on the OTCQB, subject to any applicable notices of issuance or other standard conditions.

(f) No provision of any applicable law shall be in effect, and no judgment, injunction, order or decree shall have been entered since the date of this Agreement and shall be in effect, that makes the Merger illegal or otherwise restrains, enjoins or otherwise prohibits the consummation of the Merger, except where the violation of such law, judgment, injunction, order or decree that would occur if the Merger were consummated would not have a material adverse effect on Company or Parent respectively.

6.2 Additional Conditions to the Obligations of Parent and Merger Sub. Each of Parent’s and Merger Sub’s obligations to complete the Merger will be subject to the following conditions precedent:

(a) The representations and warranties of Company in this Agreement shall be true and correct in all material respects as of the date of this Agreement and at the time of closing of the Merger.

(b) Company shall have complied with and duly performed in all material respects its covenants in this Agreement.

(c) The board of directors of Company shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Company to permit the completion of the Merger.

(d) There shall have been no adverse material change in the business and affairs of Company, or any event, occurrence or development, which would materially and adversely affect the ability of Company to complete the Merger.

(e) Holders of no more than 1% of the outstanding shares of Company Common Stock as of immediately prior to the Effective Time, in the aggregate, shall have exercised, or remain entitled to exercise, statutory dissenters’ rights pursuant to the NRS with respect to such shares of Company Common Stock.

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6.3 Additional Conditions to the Obligations of Company. Company’s obligation to complete the Merger will be subject to the following conditions precedent:

(a) The representation and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material aspects as of the date of this Agreement and at the time of closing of the Merger.

(b) Each of Parent and Merger Sub shall have complied and duly performed in all material respects with its covenants in this Agreement.

(c) The board of directors of each of Parent and Merger Sub, and Parent, as the sole shareholder of Merger Sub, shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Parent and Merger Sub to permit the completion of the Merger.

ARTICLE VII.
TERMINATION

7.1 Termination. This Agreement may be terminated:

(a) By the consent of each of Company, Parent, and Merger Sub (without the need for any action on the part of their respective shareholders).

(b) By Company if the Company shareholders shall not have approved the Merger by the requisite vote by written consent prior to the Closing Date.

(c) Upon notice by one party to the other if there shall be passed any law or regulation that makes consummation of the transaction contemplated herein illegal or otherwise prohibited or if any injunction, order or decree enjoining Company, Parent, or Merger Sub from consummating the transactions contemplated herein is entered and such injunction, order or decree has become final and without right of appeal.

(d) Upon notice by Company to Parent and Merger Sub if any condition for the benefit of Company set forth in Article VI (including mutual conditions) has not been satisfied or waived by Company.

(e) Upon notice by Parent or Merger Sub to Company if any condition for the benefit of Parent set forth in Article VI (including mutual conditions) has not been satisfied or waived by Parent.

ARTICLE VIII.
GENERAL

8.1 Binding Agreement; No Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.2 Time. Time is of the essence of this Agreement.

8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

8.4 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

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8.5 Interpretation; Construction.

(a) The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” A reference in this Agreement to $ or dollars is to U.S. dollars. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

8.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and the disclosure schedules (other than an exception expressly set forth as such disclosure schedules), the statements in the body of this Agreement will control.

8.7 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8.8 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

8.9 Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

8.10 Further Assurances. Each party hereto shall, from time to time, and at all times hereafter, at the reasonable request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

8.11 Counterparts. This Agreement may be signed in one or more counterparts, originally or by facsimile, each such counterpart taken together will form one and the same agreement and when delivered to the parties hereto by facsimile or by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by a combination of such means, shall constitute one and the same instrument. Any party may enter into this Agreement by manually signing any such counterpart transmitted electronically or by facsimile or other electronic signature (such as AdobeSign or DocuSign) by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received. Such signatures executed by way of facsimile or other electronic means (such as AdobeSign or DocuSign) shall be recognized and construed as secure electronic signatures and the Parties accordingly shall deem such signatures to be original signatures for all purposes. Delivery of a counterpart of the Agreement by email attachment shall be an effective mode of delivery.

[Signature Page Follows]

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IN WITNESS WHEREOF, Company, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KHEOBA Limited

By: /s/ Tien Seng Tong

Name: Tien Seng Tong

Title: Director

KHOB Merge Sub Limited

By: /s/ Tien Seng Tong

Name: Tien Seng Tong

Title: Director

KHEOBA CORP.

By: /s/ Ka Miew Hon

Name: Ka Miew Hon

Title: President

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Annex B

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1.        Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.        Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.        Without discounting for lack of marketability or minority status.

(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

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NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1.       Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.       Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.       Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a)       Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1)       If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;

(2)       If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or

(3)       If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.

(b)       Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c)       Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d)       Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e)       Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f)       Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2.       A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not challenge the corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation.

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3.       Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814; 2019, 109)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

1.       There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 ofNRS 92A.380 in favor of stockholders of any class or series which is:

(a)       A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(l)(A) or (B), as amended;

(b)       Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

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(c)       Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-l et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2.       The applicability of subsection 1 must be determined as of:

(a)       The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b)       The day before the effective date of such corporate action if there is no meeting of stockholders.

3.       Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:

(a)        Cash;

(b)       Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or

(c)       Any combination of paragraphs (a) and (b);

4.       There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5.       There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

6.       There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter’s rights.

(Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285; 2019, 110, 2495)

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NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.       A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.       A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a)       Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b)       Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1.      If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter’s rights.

2.      If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286; 2019, 111)

NRS 92A.420 Prerequisites to demand for payment for shares.

1.      If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a)       Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b)       Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2.      If a proposed corporate action creating dissenter’s rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3.      A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.      The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2.       The dissenter’s notice must be sent no later than 10 days after the effective date of die corporate action specified in NRS 92A.380, and must:

(a)       State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

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(b)       Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)       Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d)       Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e)       Be accompanied by a copy of NRS 92A.300 to 92A.500,inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1.       A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a)       Demand payment;

(b)       Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)       Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2.       If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3.       Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4.       A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5.       The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730: 2003, 3189; 2009, 1724)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460 Payment for shares: General requirements.

1.       Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)       Of the county where the subject corporation’s principal office is located;

(b)       If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c)       At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2.       The payment must be accompanied by:

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(a)       The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b)       A statement of the subject corporation’s estimate of the fair value of the shares; and

(c)       A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1.       A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2.       To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a)       Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b)       Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c)       That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d)       That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e)  That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3.       Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4.       Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.       A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2.       A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.       If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

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2.        A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3.       The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.       The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in tire order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.       Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)       For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b)       For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

1.       The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.       The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)       Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)       Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.        If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.       In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.       To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.       This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.R 68.

(Added to NRS by 1995, 2092; A 2009, 1727; 2015, 2566; 2019, 276)

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Annex C

Territory of the Virgin Islands The BVI Business Companies Act, 2004

AMENDED AND RESTATED memorandum and articles of association of KHEOBA Limited Incorporated the 14TH day of May, 2025 (adopted by a resolution of member passed on [date] and filed on [date])

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Territory of the British Virgin Islands

The BVI Business Companies Act 2004

Amended and Restated Memorandum of Association

of

KHEOBA Limited

A company limited by shares

(Adopted by resolution of member passed on [date] and filed on [date])

1.	Name

The name of the Company is KHEOBA Limited.

2.	Type of Company

The Company is a company limited by shares.

3.	Registered office and registered agent

1.	The first registered office of the Company is at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

2.	The first registered agent of the Company is OVERSEAS MANAGEMENT COMPANY TRUST (B.V.I.) LTD. with address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

3.	The Company may change its registered office or registered agent by a Resolution of Directors or a Resolution of Members. The change shall take effect upon the Registrar registering a notice of change filed under section 92 of the Act.

4.	Capacity and powers

The Company has, subject to the Act and any other British Virgin Islands legislation for the time being in force, irrespective of corporate benefit:

full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

for the purposes of 4.1(a), full rights, powers and privileges.

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5.	Limitations on the Company's Business

For the purposes of section 9(4) of the Act, the business and activities of the company are limited to those business and activities which are not prohibited from engaging in under any law for the time being in force in the British Virgin Islands.

6.	Number and classes of Shares

The Company is authorised to issue an unlimited number of Shares, consisting of two classes of ordinary Shares: (i) class A ordinary shares with no par value each (the Class A Ordinary Shares), and (ii) class B ordinary shares with no par value each (the Class B Ordinary Shares), consisting of such numbers and such series, as the Directors may determine.

The Company may at the discretion of the Board of Directors, but shall not otherwise be obliged to, issue fractional Shares or round up or down fractional holdings of Shares to its nearest whole number and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

The shares may be divided into such number of classes and series of shares as may be determined from time to time by Resolution of Directors or Resolution of Members.

The directors or members may from time to time by Resolution of Directors or Resolution of Members increase or decrease the maximum number of shares the Company is authorised to issue, by amendment to this Memorandum in accordance with the provisions below.

7.	Designations powers preferences of Shares

Each Class A Ordinary Share in the Company confers upon the Member:

the right to one (1) vote at a meeting of the Members of the Company or on any Resolution of Members;

the right to an equal share in any dividend paid by the Company on the Ordinary Shares; and

the right to an equal share in the distribution to the holders of Ordinary Shares of the surplus assets of the Company on its liquidation.

For the avoidance of doubt, Class A Ordinary Shares are not convertible into Class B Ordinary Shares at any time.

Each Class B Ordinary Share in the Company confers upon the Member:

the right to twenty (20) votes at a meeting of the Members of the Company or on any Resolution of Members;

the right to an equal share in any dividend paid by the Company on the Ordinary Shares;

the right to an equal share in the distribution to the holders of Ordinary Shares of the surplus assets of the Company on its liquidation; and

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the Conversion Right in respect of each Class B Ordinary Share in the Member's holding, where:

Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into such Conversion Number of fully paid Class A Ordinary Shares calculated at the Conversion Rate. A Conversion Notice shall not be effective if it is not accompanied by the share certificates in respect of the relevant Class B Ordinary Shares and/or such other evidence (if any) as the directors may reasonably require to prove the title of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the directors may reasonably require). Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of Class B Ordinary Shares requesting conversion.

On the Conversion Date, every Class B Ordinary Share converted shall automatically be re-designated and re-classified as the applicable Conversion Number of Class A Ordinary Shares with such rights and restrictions attached thereto and shall rank pari passu in all respects with the Class A Ordinary Shares then in issue and the Company shall enter or procure the entry of the name of the relevant holder of converted Class B Ordinary Shares as the holder of the corresponding number of Class A Ordinary Shares resulting from the conversion of the Class B Ordinary Shares in, and make any other necessary and consequential changes to, the register of members and shall procure that, if required, certificates in respect of the relevant Class A Ordinary Shares, together with a new certificate for any unconverted Class B Ordinary Shares comprised in the certificate(s) surrendered by the holder of the Class B Ordinary Shares, are issued to the holders thereof. Such conversion shall become effective forthwith upon entries being made in the register of members of the Company to record the redesignation and reclassification of the relevant Class B ordinary shares as Class A ordinary shares.

Until such time as the Class B Ordinary Shares have been converted into Class A Ordinary Shares, the Company shall: (A) at all times keep available for issue and free of all liens, charges, options, mortgages, pledges, claims, equities, encumbrances and other third-party rights of any nature, and not subject to any pre-emptive rights out of its authorised but unissued share capital, such number of authorised but unissued Class A Ordinary Shares as would enable all Class B Ordinary Shares to be converted into Class A Ordinary Shares and any other rights of conversion into, subscription for or exchange into Class A Ordinary Shares to be satisfied in full; and (B) not make any issue, grant or distribution or take any other action if the effect would be that on the conversion of the Class B Ordinary Shares to Class A Ordinary Shares it would be required to issue Class A Ordinary Shares at a price lower than the par value thereof (if any).

The Directors may at their discretion by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulations 3 and 6 of the Articles.

8.	Variation of rights

The rights attached to any class of Shares as specified in Clause 7 may only, whether or not the Company is being wound up, be varied by a Resolution of Members, provided that only the holders of the relevant class of Shares shall be entitled to vote thereon, unless otherwise provided by the terms of issue of such class.

9.	Rights not varied by the issue of Shares pari passu and no deemed variation

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith and, for the avoidance of doubt, the issue of Shares in any class of Shares where such class is authorised under Clause 6 hereof shall not be considered to vary the terms of the Ordinary Shares or any other then existing class of Shares unless the express terms of that class provide otherwise.

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10.	Registered Shares

The Company shall issue registered Shares only.

The Company is not authorised to issue or have in issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

11.	Transfer of Shares

A Share may be transferred in accordance with Regulation 4 of the Articles.

12.	Amendment of Memorandum and Articles

The Company may amend its Memorandum or Articles by a Resolution of Members or by a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

to restrict the rights or powers of the Members to amend the Memorandum or Articles;

to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

in circumstances where the Memorandum or Articles cannot be amended by the Members; or

to Clauses 8 or 9 or this Clause 12.

13.	Definitions and interpretation

In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

Act means the BVI Business Companies Act, 2004 (as amended) and includes the regulations made under the Act;

Articles means the attached Articles of Association of the Company;

Audit Committee means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee;

Board of Directors means the board of directors of the Company for the time being;

Chairman of the Board has the meaning specified in Regulation 13;

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Class A Ordinary Shares has the meaning specified in Clause 6.1;

Class B Ordinary Shares has the meaning specified in Clause 6.1;

Commission means Securities and Exchange Commission of the United States of America or other federal agency for the time being administering the U.S. Securities Act;

Compensation Committee means the compensation committee of the board of directors of the Company established pursuant to the Articles, or any successor committee;

Conversion Date means in respect of a Conversion Notice means the day on which that Conversion Notice is delivered;

Conversion Notice means a written notice delivered to the Company at its Office (and as otherwise stated therein) stating that a holder of Class B Ordinary Shares elects to convert the number of Class B Ordinary Shares specified therein pursuant to Clause 7.2(d);

Conversion Number in relation to any Class B Ordinary Shares, such number of Class A Ordinary Shares as may, upon exercise of the Conversion Right, be issued at the Conversion Rate;

Conversion Rate in relation to the conversion of Class B Ordinary Shares to Class A Ordinary Shares means, at any time, on a one for one basis. The foregoing Conversion Rate shall also be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Ordinary Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Ordinary Shares in issue;

Conversion Right in respect of a holder of Class B Ordinary Shares, subject to the provisions of these Articles and to any applicable fiscal or other laws or regulations including the Act, to convert all or any of its Class B Ordinary Shares, into the Conversion Number of Class A Ordinary Shares in its discretion;

Designated Stock Exchange means any United States national securities exchange including the Nasdaq Stock Market, the NYSE American LLC, or the Thew York Stock Exchange LL or any OTC market on which the Shares are there listed for trading, and any other stock exchange on which any class of the Company's Shares are listed for trading;

Director means any director of the Company, from time to time;

Distribution in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of a Member in relation to Shares held by a Member, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

Electronic Communication means a communication sent by electronic means including electronic posting to the Company's website, transmission to any number, address or internet website (including the website of the Commission) or other electronic delivery methods as otherwise decided and approved by the Board of Directors.

Eligible Person means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

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Independent Director means a Director who is an independent director as defined in the applicable rules of the Designated Stock Exchange as determined by the Board of Directors;

Member means an Eligible Person whose name is entered, whether singularly or jointly with others, in the Register of Members of the Company as the holder of one or more Shares or fractional Shares;

Memorandum means this Memorandum of Association of the Company;

Nominating and Corporate Governance Committee means the nominating and corporate governance committee of the board of directors of the Company established pursuant to the Articles, or any successor committee;

Ordinary Shares means Class A Ordinary Shares and Class B Ordinary Shares;

Register of Members has the meaning specified in Regulation 2.4;

Registrar means the Registrar of Corporate Affairs appointed under the Act and any deputy or assistant thereof;

Resolution of Directors means either:

(a)	a resolution approved at a duly convened and constituted meeting of Directors of the Company or of a committee of Directors of the Company by the affirmative vote of a majority of the Directors present at the meeting who voted except that where a Director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by all Directors or by all members of a committee of Directors of the Company, as the case may be;

Resolution of Members means either:

a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

a resolution consented to in writing by a majority of the votes of Shares entitled to vote thereon;

Seal means any seal which has been duly adopted as the common seal of the Company;

Securities means Shares, other securities and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

Share means a share issued or to be issued by the Company and shall include fractional shares in the Company;

Treasury Share means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled;

U.S. Securities Act means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time; and

written or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and in writing shall be construed accordingly.

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In the Memorandum and the Articles, unless the context otherwise requires a reference to:

a Regulation is a reference to a regulation of the Articles;

a Clause is a reference to a clause of the Memorandum;

voting by Member is a reference to the casting of the votes attached to the Shares held by the Member voting;

the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended;

the singular includes the plural and vice versa;

where a meeting of (i) Members; (ii) a class of Members; (iii) the Board of Directors; or (iv) any committee of the Board of Directors, is required to be convened for a place, such place may be a physical place, or a virtual place, or both, and where a meeting is convened for or including a virtual place any person, including the person duly appointed as the chairperson of such meeting, may attend such meeting by virtual attendance and such virtual attendance shall constitute presence in person at that meeting;

the term "virtual place" includes a discussion facility or forum with a telephonic, electronic or digital identifier; and

the term "virtual attendance" means attendance at a virtual place by means of conference telephone or other digital or Electronic Communications equipment or software or other facilities by means of which all the persons participating in the meeting can communicate with each other.

Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and Articles unless otherwise defined herein.

Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and Articles.Name

The name of the Company is KHEOBA Limited.

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Territory of the British Virgin Islands

The BVI Business Companies Act 2004

Amended and Restated Articles of Association

of

KHEOBA Limited

A company limited by shares

(Adopted by resolution of member passed on [date] and filed on [date])

Registered Shares

The Company may issue certificates signed by a Director of the Company or under the Seal specifying the number of Shares held by a Member (and the signature of the Director and the Seal may be facsimiles) if the Board of Directors so resolves by a Resolution of Directors. Every certificate shall bear legends required under the applicable laws, including the U.S. Securities Act (to the extent applicable).

Any Member receiving a certificate shall indemnify and hold the Company and its Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

Nothing in these Articles shall require title to any Shares or other Securities to be evidenced by a certificate if the Act and the rules of the Designated Stock Exchange on which the Shares or other Securities are listed (if so listed) permit otherwise.

Subject to the Act and the rules of the Designated Stock Exchange on which any Shares or other Securities may be listed (if so listed), the Board of Directors without further consultation with the holders of any Shares or Securities may resolve that any class or series of Shares or other Securities in issue or to be issued from time to time may be issued, registered or converted to uncertificated form and be subject to the practices instituted by the operator of the relevant system. No provision of these Articles will apply to any uncertificated shares or Securities to the extent that they are inconsistent with the holding of such shares or securities in uncertificated form or the transfer of title to any such shares or securities by means of a relevant system.

Conversion of Shares held in certificated form into Shares held in uncertificated form, and vice versa, may be made in such manner as the Board of Directors, in its absolute discretion, may think fit (subject always to the requirements of the relevant system concerned). The Company or any duly authorised transfer agent shall enter on the Register of Members how many Shares are held by each member in uncertificated form and certificated form and shall maintain the register of members in each case as is required by the relevant system concerned. Notwithstanding any provision of these Articles, a class or series of Shares shall not be treated as two classes by virtue only of that class or series comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles which applies only in respect of certificated shares or uncertificated shares.

Nothing contained in Regulations 1.5 and 1.6 is meant to prohibit the Shares from being able to trade electronically.

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Shares

Subject to the provisions of these Articles and, where applicable, the rules of the Designated Stock Exchange on which any Shares or other Securities are listed (if so listed), the unissued Shares of the Company shall be at the disposal of the Directors and Shares and other Securities may be issued and option to acquire Shares or other Securities may be granted at such times, to such Eligible Persons, for such consideration and on such terms as the Directors may by Resolution of Directors determine.

Section 46 of the Act does not apply to the Company.

A Share may be issued for consideration in any form or a combination of forms, including money, a promissory note, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

the amount to be credited for the issue of the Shares; and

that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

Subject to Regulation 2.8, the Company shall keep a register of members (the Register of Members) containing:

the names and addresses of the persons who hold Shares;

the number of each class and series of Shares held by each Member;

the date on which the name of each Member was entered in the Register of Members; and

the date on which any Eligible Person ceased to be a Member.

The Register of Members may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, if any magnetic, electronic or other data storage form is used in this respect, that shall be the original Register of Members.

A Share is deemed to be issued when the name of the Member is entered in the Register of Members.

For so long as the Company or any of its Shares is listed on a Designated Stock Exchange, the company may keep a share register containing the information referred to in Regulation 2.5 or such other information as these Articles permit or as may be approved by a Resolution of Members.

Subject to the provisions of the Act, Shares may be issued on the terms that they are redeemable, or at the option of the Company be liable to be redeemed on such terms and in such manner as the Directors before or at the time of the issue of such Shares may determine. The Directors may issue options, warrants, rights or convertible securities or securities or a similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or Securities on such terms as the Directors may from time to time determine. Notwithstanding the foregoing, the Directors may also issue options, warrants, other rights to acquire shares or convertible securities on such terms and in such manner as the Directors may determine.

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Forfeiture

Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note or a contract for future services are deemed to be not fully paid.

A written notice of call specifying the date for payment to be made shall be served on the Member who defaults in making payment in respect of the Shares.

The written notice of call referred to in Regulation 3.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

Where a written notice of call has been issued pursuant to Regulation 3.2 and the requirements of the notice have not been complied with, the Directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

The Company is under no obligation to refund any moneys to the Member whose Shares have been cancelled pursuant to Regulation 3.3 and that Member shall be discharged from any further obligation to the Company.

Transfer of Shares

Subject to Regulation 5, certificated Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

For so long as the Shares are listed on a Designated Stock Exchange, Shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the Designated Stock Exchange.

The transfer of a Share is effective when the name of the transferee is entered on the Register of Members.

If the Directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

to accept such evidence of the transfer of Shares as they consider appropriate; and

that the transferee's name should be entered in the Register of Members notwithstanding the absence of the instrument of transfer.

Subject to the Memorandum, the personal representative of a deceased Member may transfer a Share even though the personal representative is not a Member at the time of the transfer.

Distributions

The Directors of the Company may, by Resolution of Directors, authorise a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

Dividends may be paid in money, Shares or other property.

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The Company may, by Resolution of Directors, from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the profits of the Company, provided always that they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

Notice in writing of any dividend that may have been declared shall be given to each Member in accordance with Regulation 21 and all dividends unclaimed for three (3) years after notice shall have been given to a Member may be forfeited by Resolution of Directors for the benefit of the Company.

No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

Redemption of Shares and Treasury Shares

The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of the Member whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted or required by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without such consent.

The purchase redemption or other acquisition by the Company of its own Shares is deemed not to be a distribution where:

the Company purchases, redeems or otherwise acquires the Shares pursuant to a right of a Member to have his Shares redeemed or to have his Shares exchanged for money or other property of the Company, or the Company purchases, redeems or otherwise acquires the Shares by virtue of the provisions of section 176 or section 179 of the Act; or

the Company acquires its own fully paid Shares pursuant to section 59(1A) of the Act.

Sections 60, 61 and 62 of the Act shall not apply to the Company.

Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles) as the Company may by Resolution of Directors determine.

Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50 per cent of the votes in the election of Directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

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Mortgages and charges of Shares

A Member may by an instrument in writing mortgage or charge his Shares.

There shall be entered in the Register of Members at the written request of the Member:

a statement that the Shares held by him are mortgaged or charged;

the name of the mortgagee or chargee; and

the date on which the particulars specified in Regulations 7.2(a) and 7.2(b) above are entered in the Register of Members.

Where particulars of a mortgage or charge are entered in the Register of Members, such particulars may be cancelled:

with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

upon evidence satisfactory to the Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

Whilst particulars of a mortgage or charge over Shares are entered in the Register of Members pursuant to this Regulation:

no transfer of any Share the subject of those particulars shall be effected;

the Company may not purchase, redeem or otherwise acquire any such Share; and

no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

Meetings and consents of Members

Any Director of the Company may convene meetings of the Members at such times and in such manner and places within or outside the British Virgin Islands as the Director considers necessary or desirable. A meeting may also be convened to be held by electronic means, provided that notice thereof includes all necessary joining instructions and that the means for holding the meeting allow all members to speak and be heard simultaneously. A meeting held by electronic means shall be considered to be held at the place where the chairman is at the time the meeting is opened.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the right to receive notice of, attend, speak and vote at meetings of the Members. Unless otherwise required by the Act, the Memorandum or these Articles, holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as a single class on all matters submitted to a vote for Members’ consent.

Upon the written request of Members entitled to exercise 30 per cent or more of the voting rights in respect of the matter for which the meeting is requested the Directors shall convene a meeting of Members.

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The Director convening a meeting of Members shall give not less than seven (7) clear calendar days' written notice of a meeting of Members to:

those Members whose names on the date the notice is given appear as Members in the Register of Members of the Company and are entitled to vote at the meeting; and

the other Directors.

The convener or conveners of a meeting of Members may fix the date notice is given of a meeting, or such other date as may be specified in the notice, as the record date for determining those Members that are entitled to vote at the meeting.

A meeting of Members held in contravention of the requirement to give notice is valid if Members holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall constitute waiver in relation to all the Shares which that Member holds.

The inadvertent failure of a Director who convenes a meeting to give notice of a meeting to a Member or another Director, or the fact that a Member or another Director has not received notice, does not invalidate the meeting.

A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member. A proxy need not be a Member of the Company.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised in that behalf. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.

KHEOBA Limited

I/We being a Member of the above Company HEREBY APPOINT [ ] or failing him [ ] of [ ] to be my/our proxy to vote for me/us at the meeting of Members to be held on the [ ] day of [ ], 20[ ] and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this [ ] day of [ ], 20[ ]

……………………………

Member

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The following applies where Shares are jointly owned:

each of them may be present in person or by proxy at a meeting of Members and may speak as a Member;

if only one of the joint owners is present in person or by proxy they may vote on behalf of all joint owners; and

if two or more of the joint owners are present in person or by proxy they must vote as one and in the event of disagreement between any of the joint owners of Shares then the vote of the joint owner whose name appears first (or earliest) in the Register of Members in respect of the relevant Shares shall be recorded as the vote attributable to the Shares.

A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and the meeting itself may be held generally by electronic means, provided that in all such cases all Members participating in the meeting are able to hear each other. All persons seeking to attend and participate in a meeting at a virtual place shall be responsible for maintaining adequate facilities to enable them to do so, and any inability of a person or persons to attend or participate in meeting by way of digital or Electronic Communications equipment or software or other facilities shall not invalidate the proceedings of that meeting.

A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 per cent of the votes of the Shares entitled to vote on Resolutions of Members to be considered at the meeting. If the Company has two or more classes of Shares, a meeting may be quorate for some purposes and not for others. A quorum may comprise a single Member or proxy and then such person may pass a Resolution of Members and a certificate signed by such person accompanied where such person holds a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Members.

If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the Directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall either be dissolved or stand further adjourned at the discretion of the Chairman of the Board or, if different, the chairman of the meeting.

At every meeting of Members, the Chairman of the Board or their nominee shall preside as chairman of the meeting. The chairman of the meeting shall be deemed to be present in person at the meeting if he or she participates by telephone or other electronic means and all Members participating in the meeting are able to communicate with the chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board or their nominee is not present at the meeting, either physically in person, by telephone or other electronic means, if appropriate, the Members present shall choose one of their number to be the chairman. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Member or representative of a Member present shall take the chair.

The chairman may adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. For the avoidance of doubt, a meeting can be adjourned for as many times as may be determined to be necessary by the chairman and a meeting may remain open indefinitely for as long a period as may be determined by the chairman.

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At any meeting of the Members the chairman of the meeting is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

Subject to the specific provisions contained in this Regulation for the appointment of representatives of Members other than individuals the right of any individual to speak for or represent a Member shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Member or the Company.

Any Member who is not a natural person may by resolution of its Directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Members or of any class of Members, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Member which he represents as that Member could exercise if it were an individual.

The chairman of any meeting at which a vote is cast by proxy or on behalf of any Member other than an individual may at the meeting but not thereafter call for a notarially certified copy of such proxy or authority which shall be produced within seven (7) calendar days of being so requested or the votes cast by such proxy or on behalf of such Member shall be disregarded.

Directors of the Company may attend and speak at any meeting of Members and at any separate meeting of the holders of any class or series of Shares.

An action that may be taken by the Members at a meeting may also be taken by a Resolution of Members consented to in writing, without the need for any prior notice. If any Resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Members have consented to the resolution by signed counterparts.

Directors

The first Directors of the Company shall be appointed by the first registered agent within thirty (30) calendar days of the incorporation of the Company; and thereafter, the Directors shall be elected by Resolution of Members or by Resolution of Directors for such term as the Members or Directors determine.

No person shall be appointed as a Director of the Company unless he has consented in writing to act as a Director.

The minimum number of Directors shall be one and there shall be no maximum number of Directors. For as long as the Shares are listed or quoted on any Designated Stock Exchange, the Board of Directors shall include at least such number of Independent Directors as applicable law, rules or regulations of the Designated Stock Exchange require as determined by the Directors.

Each Director holds office for the term, if any, fixed by the Resolution of Members or Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a Director, the Director serves indefinitely until his earlier death, resignation or removal.

C-16

A Director may be removed from office with or without cause by,

a Resolution of Members passed at a meeting of Members called for the purposes of removing the Director or for purposes including the removal of the Director or by a written resolution passed by a least seventy-five per cent (75%) of the Members of the Company entitled to vote; or

a Resolution of Directors.

A Director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

A Director shall resign forthwith as a Director if he is, or becomes, disqualified from acting as a Director under the Act.

The Directors may at any time appoint any person to be a Director either to fill a vacancy or as an addition to the existing Directors. Where the Directors appoint a person as Director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a Director ceased to hold office.

A vacancy in relation to Directors occurs if a Director dies or otherwise ceases to hold office prior to the expiration of his term of office.

The Company shall keep a register of directors containing:

the names and addresses of the persons who are Directors of the Company;

the date on which each person whose name is entered in the register was appointed as a Director of the Company;

the date on which each person named as a Director ceased to be a Director of the Company; and

such other information as may be prescribed by the Act.

The register of directors may be kept in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

The Directors or, if the Shares (or depository receipts therefor) are listed or quoted on any Designated Stock Exchange and if required by the rules of such Designated Stock Exchange, any committee thereof, may, by a Resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

A Director is not required to hold a Share as a qualification to office.

Powers of directors

The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors of the Company. The Directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The Directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Members.

C-17

If the Company is the wholly owned subsidiary of a holding company, a Director of the Company may, when exercising powers or performing duties as a Director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

If the Company is a subsidiary, but not a wholly owned subsidiary, of a holding company, and the shareholders other than the holding company agree in advance, a Director of the Company may, when exercising powers or performing duties as a Director in connection with the carrying out of the joint venture, act in a manner which he believes is in the best interests of a Member or some Members even though it may not be in the best interests of the Company.

If the Company is carrying out a joint venture between shareholders, a Director of the Company may, when exercising powers or performing duties as a Director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

Each Director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each Director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the Director believes to be the best interests of the Company.

Any Director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the Directors, with respect to the signing of consents or otherwise.

The continuing Directors may act notwithstanding any vacancy in their body.

The Directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

Section 175 of the Act shall not apply to the Company.

Proceedings of directors

Any one Director of the Company may call a meeting of the Directors by sending a written notice to each other Director.

The Directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the notice calling the meeting provides.

A Director is deemed to be present at a meeting of Directors if he participates by telephone or other electronic means and all Directors participating in the meeting are able to hear each other.

A Director shall be given not less than three (3) calendar days' notice of meetings of Directors, but a meeting of Directors held without three (3) calendar days' notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a Director at a meeting shall constitute waiver by that Director. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

C-18

A meeting of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of Directors, unless there are only two (2) Directors in which case the quorum is two (2).

A Director may by a written instrument appoint an alternate who need not be a Director and the alternate shall be entitled to attend meetings in the absence of the Director who appointed him and to vote or consent in place of the Director until the appointment lapses or is terminated.

If the Company has only one Director the provisions herein contained for meetings of Directors do not apply and such sole Director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Members. In lieu of minutes of a meeting the sole Director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

At meetings of Directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the Directors present shall choose one of their number to be chairman of the meeting. If the Directors are unable to choose a chairman for any reason, then the oldest individual Director present (and for this purpose an alternate director shall be deemed to be the same age as the Director that he represents) shall take the chair.

An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of Directors consented to in writing by all Directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more Directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last Director has consented to the resolution by signed counterparts.

Committees

The Directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more Directors, and delegate one or more of their powers, authorities and discretions, including without limitation, the power to affix the Seal and the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

The Directors may adopt formal written charters for committees and, if so adopted, shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under applicable law. Each of the Audit Committee, the Compensation Committee and the Nominating Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine for such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under applicable law). For so long as any class of Shares is listed on the Designated Stock Exchange, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, if established, shall be made up of such number of Independent Directors as is required from time to time by the rules and regulations of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under applicable law, subject to any exemptions permitted under the Designated Stock Exchange Rules and other appliable laws.

C-19

Where the Directors delegate their powers to a committee of Directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on Directors of the Company under the Act.

The Directors have no power to delegate to a committee of Directors any of the following powers:

to amend the Memorandum or the Articles;

to designate committees of Directors;

to delegate powers to a committee of Directors;

to appoint Directors;

to appoint an agent;

to approve a plan of merger, consolidation or arrangement; or

to make a declaration of solvency or to approve a liquidation plan.

Regulations 12.5(b) and 12.5(c) do not prevent a committee of Directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

The meetings and proceedings of each committee of Directors consisting of two (2) or more Directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

Officers and agents

The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors (the Chairman of the Board), a Chief Executive Officer, a President, a Chief Financial Officer, one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of Directors and Members, the Chief Executive Officer to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the Chief Executive Officer but otherwise to perform such duties as may be delegated to them by the Chief Executive Officer, the secretaries to maintain the Register of Members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

The emoluments of all officers shall be fixed by Resolution of Directors.

C-20

The officers of the Company shall hold office until their death, resignation or removal. Any officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

The Directors may, by a Resolution of Directors, appoint any person, including a person who is a Director, to be an agent of the Company. An agent of the Company shall have such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the matters specified in Regulation 12.5. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. The Directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

Conflict of interests

A Director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other Directors of the Company.

For the purposes of Regulation 14.1, a disclosure to all other Directors to the effect that a Director is a member, Director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

A Director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

vote on a matter relating to the transaction;

attend a meeting of Directors at which a matter relating to the transaction arises and be included among the Directors present at the meeting for the purposes of a quorum; and

sign a document on behalf of the Company, or do any other thing in his capacity as a Director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

Indemnification

Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director of the Company; or

is or was, at the request of the Company, serving as a Director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

The Company may only indemnify a person pursuant to Regulation 15.1 if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

C-21

The decision of the Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

The Company may purchase and maintain insurance in relation to any person who is or was a Director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a Director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

Records

The Company shall keep the following documents at the office of its registered agent:

the Memorandum and the Articles;

the Register of Members, or a copy of the Register of Members;

the register of directors, or a copy of the register of directors;

copies of all annual returns filed by the Company with its registered agent, for a period of 5 years; and

copies of all notices and other documents filed by the Company with the Registrar in the previous 10 years.

If the Company maintains only a copy of the Register of Members or a copy of the register of directors at the office of its registered agent, it shall:

within 15 calendar days of any change in either register, notify the registered agent in writing of the change; and

provide the registered agent with a written record of the physical address of the place or places at which the original Register of Members or the original register of directors is kept.

The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Directors may determine:

minutes of meetings and Resolutions of Members and classes of Members;

minutes of meetings and Resolutions of Directors and committees of Directors;

an impression of the Seal, if any; and

the records and underlying documentation of the Company.

C-22

The Company shall retain the records and underlying documentation of the Company for a period of at least five (5) years from the date of completion of the transaction to which the records and underlying documentation relate or the Company terminates the business relationship to which the records and underlying documentation relate; and provide its registered agent without delay any records and underlying documentation in respect of the Company that the registered agent requires pursuant to Regulation 16.8.

The registered agent of the Company shall keep and maintain a record of the places or places outside the British Virgin Islands at which the Company keeps its records and underlying documentation and such record shall include the name of the Company and address of the person who maintains and controls the Company's records and underlying documentation.

Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 calendar days of the change of location.

The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act.

Whenever required to do so by the Financial Services Commission or any other competent authority in the British Virgin Islands acting pursuant to the exercise of a power under an enactment, the registered agent of the Company shall require from the Company, records and underlying documentation in respect of the Company.

Registers of charges

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

the date of creation of the charge;

a short description of the liability secured by the charge;

a short description of the property charged;

the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

unless the charge is a security to bearer, the name and address of the holder of the charge; and

details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

Continuation

The Company may by Resolution of Members or by a Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

C-23

Seal

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one Director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

Accounts and audit

The Company shall keep records and underlying documentation that are sufficient to show and explain the Company's transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

The Directors may by Resolution of Directors appoint an auditor of the Company who shall hold office on such terms as the Directors determine.

Notwithstanding Regulation 20.2, the Company shall, within 9 months after the end of each year, file an annual return with its registered agent in the prescribed statutory form, provided that, if the Company has a financial year that is not a calendar year, then the return shall be filed instead within 9 months of the end of that financial year.

If the office of the auditor becomes vacant by resignation or death of the auditor, or by their becoming incapable of acting by reason of illness or other disability at a time when their services are required, the Directors shall fill the vacancy and subject to Regulation 20.5, determine the renumeration of such auditor.

The remuneration of the auditors of the Company shall be fixed by the Audit Committee (if one exists).

Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the Directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Members at which the Company's profit and loss account and balance sheet are to be presented.

For so long as the Shares are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange,

the Directors shall establish and maintain an audit committee as a committee of the Board of Directors, the composition and responsibilities of which shall comply with the rules and regulations of the Commission and the Designated Stock Exchange subject to any available exemptions therefrom and the operation of the Act. In such case, the Directors shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis;

at least one member of the Audit Committee shall be an "audit committee financial expert" as determined by the rules and regulations of the Designated Stock Exchange, the Commission and/or other competent regulatory authority or otherwise under applicable law. The "audit committee financial expert" shall have such past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication;

C-24

the audit committee (once established) shall meet at least once every financial quarter, or more frequently as circumstances dictate; and

the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and, if required, shall utilise the audit committee for the review and approval of potential conflicts of interest.

Notices

Any notice, information or written statement to be given by the Company to Members may be given by personal service, mail, facsimile or other similar means of Electronic Communications, addressed to each Member at the address shown in the Register of Members.

Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

Voluntary winding up

The Company may by a Resolution of Members or by a Resolution of Directors appoint a voluntary liquidator.

C-32

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 9, 2025.

KHEOBA Limited

By:	/s/ Tien Seng Tong
Name: Tien Seng Tong Title: Director (Principal Executive Officer, and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Tien Seng Tong Tien Seng Tong	Director ( Principal Executive Officer, and Principal Financial and Accounting Officer)	December 9, 2025

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, New York on December 9, 2025.

AUTHORIZED U.S. REPRESENTATIVE Cogency Global Inc.

/s/ Collen A. De Vries

Name: Collen A. De Vries
Title: Senior Vice President

Exhibit Index

Incorporated by reference
Exhibit					Filed
No.	Document Description	Form	Date	Number	herewith

2.1***	Agreement and Plan of Merger and Reorganization dated August 17, 2025 by and among KHEOBA BVI, Merger Sub, and KHEOBA Nevada (included as Annex A to the prospectus/information statement)				X

3.1	Initial Articles of Incorporation of KHEOBA Nevada	S-1	February 25, 2022	333-263020

3.2	Initial Bylaws of KHEOBA Nevada	S-1	February 25, 2022	333-263020

3.3	Amendment to Bylaws of KHEOBA Nevada, dated July 29, 2025	8-K	July 29, 2025	000-56637

3.4***	Memorandum and articles of association of KHEOBA BVI				X

3.5***

Proposed form of amended and restated memorandum and articles of association of KHEOBA BVI following conversion to public company limited by shares (included as Annex C to the prospectus/information statement)

X

3.6***	Proposed form of Articles of Merger for the State of Nevada				X

3.7***	Proposed form of Plan and Articles of Merger for KHEOBA BVI				X

4.1***	Specimen Class A Ordinary Share Certificate of KHEOBA BVI				X

5.1***	Opinion of Ogier

10.4***	Letter of Employment between KHEOBA BVI and Mr. Ka Miew Hon

23.1***	Consent of FRUCI & ASSOCIATES II, PLLC				X

23.2***	Consent of Ogier (contained in Exhibit 5.1)				X

107***	Filing Fee Table

_______________________

*	To be filed by amendment
**	Filed herein.
***	Filed previously

Our audited financial statements for the years ended October 31, 2024 and 2023 and unaudited financial statements for the nine months ended July 31, 2025 are filed as part of this prospectus/information statement following Annex C hereof, beginning on page F-1.

KHEOBA CORP.

Index to Financial Statements

For the Quarter ended July 31, 2025

For the Year Ended October 2024

Annex Index

Annex A: Merger Agreement

Annex B: Nevada Revised Statutes, Sections 92A.300 to 92A.500, regarding Rights of Dissenting Owners

Annex C: Form of Constitution of KHEOBA BVI

F-1

KHEOBA CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 31, 2025 (Unaudited)	October 31, 2024
ASSETS
Cash on hand	$96,380	$1,097
Cash in transit	100,000	–
Escrow	23,400	–
Prepaid expenses	31,260	18,050
Accounts receivable	538,590	–
Total current assets	789,630	19,147

Right of use assets	43,582	–
Software development costs, net	6,500	9,750
Website development costs, net	4,736	7,644
Total Assets	$844,448	$36,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$296,962	$1,398
Accounts payable - related party	10,565	14,000
Loan payable	–	12,945
Related party loan	–	4,065
Income tax payable	85,844	–
Operating lease liability, current	27,519	–
Total current liabilities	420,890	32,408

Operating lease liability, non-current	16,089	–
Total liabilities	436,979	32,408

Commitments and Contingencies	–	–

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized; 8,092,000 and 8,092,000 shares issued and outstanding at par	8,092	8,092
Additional paid in capital	76,440	39,748
Retained earnings (Accumulated deficit)	322,937	(43,707)
Total Stockholders’ Equity	407,469	4,133
Total Liabilities and Stockholders’ Equity	$844,448	$36,541

The accompanying notes are an integral part of these financial statements.

F-2

KHEOBA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended July 31, 2025 (Unaudited)	Three months ended July 31, 2024 (Unaudited)	Nine months ended July 31, 2025 (Unaudited)	Nine months ended July 31, 2024 (Unaudited)

Revenues	$354,929	$21,815	$680,057	$32,115
Cost of goods sold	75,000	10,000	134,231	10,000
Gross Profit	279,929	11,815	545,826	22,115

Operating Expenses
General and Administrative Expenses	28,620	6,934	51,695	8,612
Professional Fees	11,600	24,231	41,643	40,016
Total Operating Expenses	40,220	31,165	93,338	48,628

Net Income (Loss) From Operations	239,709	(19,350)	452,488	(26,513)

Provision for income taxes	(50,347)	–	(85,844)	–

Net Income (Loss)	$189,362	$(19,350)	$366,644	$(26,513)

Net Income (Loss) Per Share: Basic and Diluted	$0.02	$0.00	$0.05	$0.00

Weighted Average Number of Shares Outstanding: Basic and Diluted	8,092,000	8,092,000	8,092,000	8,058,727

The accompanying notes are an integral part of these financial statements.

F-3

KHEOBA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Common Stock		Additional Paid-in	Retained Earnings (Accumulated	Total Stockholders’
	Shares	Amount	Capital	Losses)	Equity

Balance, October 31, 2023	7,295,000	$7,295	$24,605	$(9,412)	$22,488

Common shares issued for cash	797,000	797	15,143	–	15,940
Net income for the quarter ended January 31, 2024	–	–	–	3,699	3,699

Balance, January 31, 2024	8,092,000	$8,092	$39,748	$(5,713)	$42,127

Net loss for the quarter ended April 30, 2024	–	–	–	(10,862)	(10,862)

Balance, April 30, 2024	8,092,000	$8,092	$39,748	$(16,575)	$31,265

Net loss for the quarter ended July 31, 2024	–	–	–	(19,350)	(19,350)

Balance, July 31, 2024	8,092,000	$8,092	$39,748	$(35,925)	$11,915

Balance, October 31, 2024	8,092,000	$8,092	$39,748	$(43,707)	$4,133

Debt forgiveness	–	–	36,680	–	36,680
Net loss for the quarter ended January 31, 2025	–	–	–	(18,319)	(18,319)

Balance, January 31, 2025	8,092,000	$8,092	$76,428	$(62,026)	$22,494

Net income for the quarter ended April 30, 2025	–	–	–	195,601	195,601

Balance, April 30, 2025	8,092,000	$8,092	$76,428	$133,575	$218,095

Net income for the quarter ended July 31, 2025	–	–	–	189,362	189,362

Debt forgiveness	–	–	12	–	–
Balance, July 31, 2025	8,092,000	$8,092	$76,440	$322,937	$407,469

The accompanying notes are an integral part of these financial statements.

F-4

KHEOBA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended July 31, 2025 (Unaudited)	Nine months ended July 31, 2024 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$366,644	$(26,513)
Adjustments to reconcile Net Income (Loss) to net cash provided by operations:
Depreciation expense	6,184	4,601
Federal income taxes	85,844	–
Deferred revenue	–	(3,300)
Accounts receivable	(538,590)	–
Prepaid expenses	(13,210)	13,000
Accounts payable	295,564	7,463
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	202,436	(4,749)

CASH FLOWS FROM INVESTING ACTIVITIES
Website development costs	–	(8,130)
Software development costs	–	(24,000)
CASH FLOWS USED IN INVESTING ACTIVITIES	–	(32,130)

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from director	33,256	–
Related party loan	(4,065)	–
Loan payable	(12,945)	–
Note payable	–	15,000
Proceeds from the sale of common stock	–	15,940
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	16,246	30,940

Net increase (decrease) in cash and equivalents	218,683	(5,939)
Cash and equivalents at beginning of the period	1,097	16,778
Cash and equivalents at end of the period	$219,780	$10,839

Supplemental cash flow information:
Cash paid for:
Interest	$–	$–
Taxes	$–	$–

Disclosure of Debt Forgiveness

During the reporting period, the Company entered into an agreement with its former director, Mr. Gaga Gvenetadze, resulting in the forgiveness of debt totaling $21,115, comprising accounts payable - related party $14,000 and a related party loan $7,115. Additionally, the Company reached an agreement with Mr. Irakli Gunia, resulting in the forgiveness of a loan payable amounting to $15,565.

In accordance with U.S. GAAP, the total forgiven debt of $36,680 has been recognized as an increase in equity under Additional Paid-In Capital, rather than as a gain in the statement of profit or loss. This transaction is non-cash in nature and, therefore, has been excluded from the statement of cash flows.

The accompanying notes are an integral part of these financial statements.

F-5

KHEOBA CORP.

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NINE MONTHS ENDED JULY 31, 2025

(Unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Company History

Kheoba Corp. (“the Company,” “we,” “our”) commenced operations in 2021, initially focusing on the provision of software solutions to the tourism industry in Europe. Over time, the Company expanded its services beyond tourism and now supports clients across multiple industries throughout Europe and Asia.

For the nine months ended July 31, 2025 and 2024, the Company generated revenues of $680,057 and $32,115, respectively, primarily from commission on software sales, consulting and customization services, and the sale of software.

Strategic Developments

By the end of fiscal year 2024, the Company established partnerships with a select group of reputable software developers specializing in Enterprise Resource Planning (ERP) and CRM systems. This enabled the Company to maintain its European client base while pursuing growth in Asian markets, where small- and medium-sized enterprises (SMEs) frequently face challenges securing customized software solutions.

On January 10, 2025, Mr. Tien Seng Tong (the “Investor”) entered into stock purchase agreements to acquire an aggregate of 6,000,000 shares of the Company’s common stock. This privately negotiated transaction (the “Acquisition”) resulted in the Investor obtaining a controlling 74 percent equity stake. The Acquisition positioned the Company to leverage its established European expertise together with the Investor’s client network in Asia.

Expansion into Asia

In February 2025, the Company established wholly owned subsidiaries in Singapore and Hong Kong to conduct its software solutions business. The Singapore subsidiary, KHOB PTE. LTD., is of particular strategic importance, serving as the regional headquarters for business development and client engagement in Asia. The Hong Kong subsidiary, KHOB LIMITED, was also established in February 2025 but has not commenced operations as of July 31, 2025.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had retained earnings of $322,937 at July 31, 2025, revenue of $680,057 and net income from operations of $452,488 for the nine-month period then ended.

While this positive operating result indicates improved financial performance, the Company’s ability to continue as a going concern is dependent on its ability to sustain profitability, maintain adequate working capital, and secure additional financing if necessary to support its growth plans. The Company is attempting to commence operations and generate sufficient revenue. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering. Management has evaluated the Company’s financial condition and its ability to continue as a going concern within one year after the date the financial statements are issued and has concluded that these conditions do not raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-6

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company’s year-end is October 31.

The financial information furnished herein reflects all adjustments, consisting of normal recurring items that, in the opinion of management, are necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the interim periods. The results of operations for the nine months ended July 31, 2025 are not necessarily indicative of the results to be expected for the year ending October 31, 2025.

Principle of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). The Company eliminates all significant intercompany balances and transactions in its audited consolidated financial statements.

The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements.

On an ongoing basis, management reviews its estimates and if deemed appropriate, those estimates are adjusted. The most significant estimates include revenue recognition, allowance credit losses against receivable, accruals for potential liabilities and contingencies. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. Cash and cash equivalents includes cash on hand, cash in transit and cash in escrow account.

Cash in transit is the money which is in the process of being deposited or recorded, but not yet reflected in the bank statement of the Company.

Cash in escrow account refers to funds held by a neutral third party, which will be transferred to the Company or its suppliers promptly upon the Company's instruction.

Accounts receivable, net

The Company accounts for its accounts receivable in accordance with ASC 326, Financial Instruments – Credit Losses. Under this standard, the Company estimates expected credit losses over the life of its accounts receivable using a current expected credit loss (CECL) model. Management evaluates the collectibility of accounts receivable by considering factors such as historical collection experience, current economic conditions, customer creditworthiness, and other relevant factors.

Accounts receivable are written off when deemed uncollectible. Changes in the allowance for credit losses are recorded in the statements of operations as a component of general and administrative expenses. No allowance was required as of July 31, 2025.

F-7

Leases – Right-of-Use Assets and Lease Liabilities

The Company accounts for leases with a term greater than 12 months in accordance with ASC 842, Leases. These leases are classified as operating leases, and the Company presents right-of-use (“ROU”) assets and corresponding lease liabilities on its consolidated balance sheet under a single classification.

ROU assets represent the Company’s right to use an underlying asset during the lease term. Lease liabilities represent the Company’s obligation to make lease payments. At lease commencement, ROU assets and lease liabilities are measured based on the present value of future lease payments, discounted using the Company’s incremental borrowing rate. ROU assets are subsequently amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the underlying asset. Lease liabilities are reduced as lease payments are made and increased for interest expense recognized using the effective interest method.

In March 2025, the Company recognized ROU assets and corresponding lease liabilities in connection with two separate operating lease arrangements—one for its wholly owned subsidiary KHOB LIMITED in Hong Kong and another for KHOB PTE. LTD. in Singapore. The Hong Kong lease spans two years with monthly lease payments of HKD 8,000, while the Singapore lease also spans two years with monthly payments of SGD 1,700. Both leases are measured at the present value of the lease payments using the applicable incremental borrowing rates. As of July 31, 2025, the net carrying amount of the ROU assets was $43,582. The related lease liabilities totaled $43,608, of which $27,519 was classified as current liabilities and $16,089 as non-current liabilities on the condensed consolidated balance sheet.

Website Development Costs

The Company amortizes these costs using the straight-line method over a period of three years, which is the remaining estimated economic life of the costs. At the end of each reporting period, the Company writes down any excess of the unamortized balance over the net realizable value.

In May 2023 and January 2024, the Company capitalized website development costs of $3,500 and $8,130, respectively, which will be amortized over three years. As of July 31, 2025, the total amount of website development costs was $11,630, with an amortization expense of $6,894. The Company expects to recognize amortization expense of $969 for the remainder of the fiscal year ending October 31, 2025, amortization expense of $3,293 for the fiscal year ending October 31, 2026, and amortization expense of $474 for the fiscal year ending October 31, 2027.

During the Website Application and Infrastructure Development Stage, the Company relied on Codification 350-50-25-7, which states “Costs to obtain and register an internet domain shall be capitalized under Section 350-30-25”. Codification 350-50-25-6 states “Costs incurred to purchase software tools, or costs incurred during the application development stage for internally developed tools, shall be capitalized”.

Based on the above, the Company website costs are capitalized.

Software Development Costs

The Company amortizes these costs using the straight-line method over a period of three years, which is the remaining estimated economic life of the costs. At the end of each reporting period, the Company writes down any excess of the unamortized balance over the net realizable value.

In January 2024 the Company capitalized software development costs of $13,000 which will be amortized over three years. As of July 31, 2025, the total amount of website development cost was $13,000 and the amortization expense was $6,500. The Company expects to recognize amortization expense of $1,083 for the remainder of the fiscal year ending October 31, 2025, amortization expense of $4,333 for the fiscal year ending October 31, 2026, amortization expense of $1,084 for the fiscal year ending October 31, 2027.

F-8

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value included in current assets and current liabilities in the condensed consolidated balance sheets approximate their fair values because of the short-term nature of such instruments.

Impairment for long-lived assets

The Company reviews long-lived assets, including intangible assets (software and website), for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future pre-tax cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset Company), when the market prices are not readily available.

The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. As of July 31, 2025 and October 31, 2024, no impairment of long-lived assets was recognized.

Account payable

Accounts payable represent amounts due to software developers for software referral and development services, and amounts due to specialized contractors for Web3 consultancy and customization services.

Revenue Recognition

Kheoba Corp. (“the Company”) recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers. The core principle of ASC 606 is to depict the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company applies ASC 606’s five-step model:

1.	Identify the contract(s) with a customer.
2.	Identify the performance obligations in the contract.
3.	Determine the transaction price.
4.	Allocate the transaction price to the performance obligations.
5.	Recognize revenue when (or as) a performance obligation is satisfied.

A contract is within the scope of ASC 606 when it is probable that the Company will collect the consideration to which it is entitled.

F-9

The Company’s solutions are modular in structure, allowing clients to adopt only the components most relevant to their needs. The Company operates under two principal revenue models:

1.	Referring clients to partner software developers and earning referral commissions upon project completion; or
2.	Collaborating with developers to co-create software solutions tailored to client requirements, recognizing revenue upon delivery or service completion.
3.	Provide consultancy and customization services to certain customers in the area of Web3.

Performance Obligations and Revenue Recognition

a) Software Revenues (Principal)

-	Nature of Promise: The Company sells proprietary software modules, including modules historically developed for the tourism sector, or collaborates with develops to co-create software solutions tailored to client requirements. Following contract execution, the Company may engage a contractor to assist with development and delivery.
-	Performance Obligation: Each software module represents a distinct performance obligation, with inseparable customization services bundled when applicable.
-	Timing of Satisfaction: Revenue is recognized at a point in time when the client signs a written confirmation of delivery and service completion, evidencing transfer of control. At that point, the Company invoices the client and the contractor invoices the Company.
-	Transaction Price: The consideration is typically a fixed amount specified in the customer contract.

b) Commission on Software Sales (Agent)

-	Nature of Promise: In referral arrangements, the Company acts as an agent by sourcing and arranging for a contractor to deliver software directly to the client. The client contracts with, and pays, the Company, but the Company does not obtain control of the underlying software.
-	Principal vs. Agent Analysis: The contractor is responsible for fulfillment and bears delivery risk. The Company’s promise is limited to arranging for the provision of software; therefore, the Company acts as an agent.
-	Performance Obligation: To provide referral and facilitation services.
-	Timing of Satisfaction: Revenue is recognized at a point in time, when the client signs confirmation of service or software delivery and the Company’s right to its commission is enforceable.
-	Transaction Price & Measurement: The Company recognizes only its net commission as revenue. Client payments flow through the Company, which deducts its commission and remits the balance to the contractor.

c) Consulting and Customization Services (Principal)

-	Nature of Promise: The Company provides consulting, implementation, and customization services, often working alongside contractors.
-	Performance Obligation: To provide the contracted professional services.
-	Timing of Satisfaction: Revenue is recognized at a point in time, when the client signs written confirmation of service completion, demonstrating that the performance obligation has been satisfied.
-	Transaction Price: Consideration is typically a fixed fee, invoiced upon client confirmation of service delivery.

Segment Reporting

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. Based on the management’s assessment, the Company determines that it has four operating segments and therefore four reportable segments according to the revenue sources.

The following table presents the Company’s revenue disaggregated based on revenue source for the three and nine months ended July 31, 2025 and 2024:

	Three months ended		Nine months ended
	July 31,		July 31,
	2025	2024	2025	2024
Consultancy services	$180,000	$–	$180,000	$–
Commission for software sales	174,929	–	394,929	–
Software	–	–	105,128	7,000
Tourism programs	–	21,815	–	25,115
Total Revenue	$354,929	$21,815	$680,057	$32,115

F-10

Revenue Concentration

The following is a summary of customers that represent greater than 10% of total sales for the periods presented:

	Nine months ended July 31,
	2025	2024
Customer A	32%	26%
Customer B	26%	21%
Customer C	12%	20%
Customer D	10%	19%
Customer E	9%	14%

For the nine months ended July 31, 2025, a few major customers accounted for a significant portion of our revenues, with the largest customer representing 32% of total revenues.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Jurisdictional Tax Considerations

The Company operates across three key jurisdictions—Nevada (USA), Singapore, and Hong Kong SAR—each offering distinct tax advantages that support its global business strategy.

Nevada does not impose a state corporate income tax, which reduces the Company’s overall state-level tax burden. However, the Company remains subject to U.S. federal corporate income tax and may be liable for other state-level obligations such as the Commerce Tax and Modified Business Tax, depending on revenue and payroll thresholds.

The Company is incorporated in the State of Nevada, which does not impose a state corporate income tax. As such, dividends received from foreign subsidiaries are not subject to state-level taxation. At the federal level, dividends received from the Company’s wholly owned subsidiaries in Singapore and Hong Kong are taxable. However, under Section 245A of the Internal Revenue Code, the Company may be eligible for a 100% dividends-received deduction on qualifying foreign-source dividends, provided the subsidiaries meet the criteria for Controlled Foreign Corporations (CFCs). This structure allows the Company to optimize its global tax position while remaining compliant with U.S. tax regulations.

Singapore applies a flat corporate income tax rate of 17%, with partial exemptions available for qualifying companies. The jurisdiction also offers a one-tier tax system, meaning dividends are tax-exempt at the shareholder level. Singapore’s transparent and business-friendly tax regime supports the Company’s regional operations through KHOB PTE. LTD.

Hong Kong SAR follows a territorial tax system, taxing only profits sourced within Hong Kong. The two-tiered profits tax regime applies a rate of 8.25% on the first HKD 2 million of profits and 16.5% thereafter. Offshore income is generally exempt unless it falls under the refined Foreign-Sourced Income Exemption (FSIE) regime. This structure supports the Company’s operations through KHOB LIMITED and EASY SMART TECHNOLOGY LIMITED.

These tax environments contribute to the Company’s ability to optimize its global tax position while maintaining compliance with applicable laws and regulations.

F-11

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of July 31, 2025, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

NOTE 4 – ACCOUNT PAYABLE - RELATED PARTY

As of July 31, 2025, the Company owed $10,565 (interest free) to the Company’s existing director, Mr. Ka Miew Hon, for the Company’s working capital purposes. The amount is outstanding and payable upon request.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

During November 2023, the Company issued 755,000 shares of common stock for cash proceeds of $15,100 at $0.02 per share.

During December 2023, the Company issued 42,000 shares of common stock for cash proceeds of $840 at $0.02 per share.

As of July 31, 2025, there were 8,092,000 shares of common stock issued and outstanding.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Our former director, Mr. Gaga Gvenetadze, had previously agreed to provide his own premises for office needs without charging any fee until the new premises agreement is signed in the second quarter of 2025. As Mr. Gvenetadze is no longer a director, there are no current commitments from the existing director, Mr. Ka Miew Hon, regarding the provision of office premises.

F-12

NOTE 7 – INCOME TAXES

The components of the Company’s provision for federal income tax for the nine months ended July 31, 2025 and the year ended October 31, 2024 consists of the following:

	July 31, 2025	October 31, 2024
Federal income tax benefit (provision) attributable to:
Current operations	$95,022	$43,707
Less: Utilization of NOL carry-forward	(9,178)	–
Less: valuation allowance	–	(43,707)
Net provision for federal income taxes	$85,844	$–

The provision for the current period is calculated using the U.S. federal corporate tax rate of 21% applied to the Company’s net income before tax of $452,488 for the nine months ended July 31, 2025. The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	July 31, 2025	October 31, 2024
Deferred tax asset attributable to:
Net operating loss carryover	$–	$9,178
Less: valuation allowance	–	(9,178)
Net deferred tax asset	$–	$–

The provision for the current period is calculated using the U.S. federal corporate tax rate of 21% applied to the Company’s net income before tax of $452,488. However, a substantial portion of this income was generated by the Company’s wholly owned Singapore subsidiary, KHOB PTE. LTD., which is subject to Singapore’s corporate income tax rate of 17%.

The Company is currently reviewing its tax provision methodology to ensure that income earned by foreign subsidiaries is taxed at the appropriate local jurisdictional rates. If the Singapore-sourced income was incorrectly taxed at the U.S. federal rate, the provision may be overstated, and adjustments may be required in future filings.

Jurisdictional Tax Considerations

Singapore: KHOB PTE. LTD. is subject to a flat corporate tax rate of 17%. Singapore does not impose withholding tax on dividends paid to foreign shareholders. Under Singapore’s one-tier tax system, dividends are exempt from further taxation when distributed.

Hong Kong SAR: KHOB LIMITED is subject to a two-tier profits tax regime (8.25% on the first HKD 2 million, 16.5% thereafter). Hong Kong does not impose withholding tax on dividends, and offshore income is generally exempt unless captured under the FSIE regime.

United States (Nevada): The Company is incorporated in Nevada, which does not impose a state corporate income tax. However, dividends received from foreign subsidiaries are subject to U.S. federal income tax. If the subsidiaries qualify as Controlled Foreign Corporations (CFCs), the Company may be eligible for the Section 245A dividends-received deduction, allowing a 100% deduction on qualifying foreign-source dividends.

The Company will continue to evaluate its tax position and consult with tax advisors to ensure compliance with applicable laws and accurate financial reporting.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to July 31, 2025 through September 15 2025, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Kheoba Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Kheoba Corp. (“the Company”) as of October 31, 2024 and 2023, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended October 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2024 and 2023 and the results of its operations and its cash flows for each of the years in the two-year period ended October 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit, insufficient revenue, and related party loan. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2021.

Spokane, Washington

January 3, 2025

F-14

KHEOBA CORP.

BALANCE SHEETS

As of October 31, 2024 and 2023

	October 31, 2024	October 31, 2023
ASSETS
Cash and cash equivalents	$1,097	$16,778
Prepaid expenses	18,050	13,000
Total current assets	19,147	29,778

Software Development Costs, net	9,750	–
Website Development Costs, net	7,644	2,917
Total Assets	$36,541	$32,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,398	$2,537
Accounts payable - related party	14,000	–
Deferred revenue	–	3,300
Loan payable	12,945	–
Related party loan	4,065	4,370
Total current liabilities	32,408	10,207

Commitments and Contingencies	–	–

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized; 8,092,000 and 7,295,000 shares issued and outstanding at par	8,092	7,295
Additional paid in capital	39,748	24,605
Accumulated deficit	(43,707)	(9,412)
Total Stockholders’ Equity	4,133	22,488
Total Liabilities and Stockholders’ Equity	$36,541	$32,695

The accompanying notes are an integral part of these financial statements.

F-15

KHEOBA CORP.

STATEMENTS OF OPERATIONS

For the years ended October 31, 2024 and 2023

	Year ended October 31, 2024	Year ended October 31, 2023

REVENUES	$41,055	$16,000
Cost of goods sold	14,000	–
Gross Profit	27,055	16,000

OPERATING EXPENSES
General and Administrative Expenses	12,864	1,583
Professional Fees	48,486	14,464
TOTAL OPERATING EXPENSES	61,350	16,047

NET INCOME (LOSS) FROM OPERATIONS	(34,295)	(47)

PROVISION FOR INCOME TAXES	–	–

NET INCOME (LOSS)	$(34,295)	$(47)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	8,067,182	6,088,232

The accompanying notes are an integral part of these financial statements.

F-16

KHEOBA CORP.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For the years ended October 31, 2024 and 2023

	Common Stock		Additional Paid-in	Deficit	Total Stockholders’
	Shares	Amount	Capital	Accumulated	Equity

Balance, October 31, 2022	6,000,000	$6,000	$–	$(9,365)	$(3,365)

Common shares issued for cash	1,295,000	1,295	24,605	–	25,900
Net loss for the year ended October 31, 2023	–	–	–	(47)	(47)

Balance, October 31, 2023	7,295,000	$7,295	$24,605	$(9,412)	$22,488

Common shares issued for cash	797,000	797	15,143	–	15,940
Net loss for the year ended October 31, 2024	–	–	–	(34,295)	(34,295)

Balance, October 31, 2024	8,092,000	$8,092	$39,748	$(43,707)	$4,133

The accompanying notes are an integral part of these financial statements.

F-17

KHEOBA CORP.

STATEMENTS OF CASH FLOWS

For the years ended October 31, 2024 and 2023

	Year ended	Year ended
	October 31, 2024	October 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(34,295)	$(47)
Adjustments to reconcile Net Income (Loss) to net cash provided by operations:
Depreciation expense	6,653	583
Deferred revenue	(3,300)	3,300
Prepaid expenses	(5,050)	(13,000)
Accounts payable	(1,140)	(1,963)
Accounts payable - related party	14,000	–
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	(23,132)	(11,127)

CASH FLOWS FROM INVESTING ACTIVITIES
Software Development Costs	(13,000)	–
Website Development Costs	(8,130)	–
CASH FLOWS USED IN INVESTING ACTIVITIES	(21,130)	–

CASH FLOWS FROM FINANCING ACTIVITIES
Loan payable	12,945	–
Proceeds from the sale of common stock	15,940	25,900
Related party loan	(305)	–
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	28,580	25,900

Net increase (decrease) in cash and equivalents	(15,682)	14,773
Cash and equivalents at beginning of the period	16,778	2,005
Cash and equivalents at end of the period	$1,097	$16,778

Supplemental cash flow information:
Cash paid for:
Interest	$–	$–
Taxes	$–	$–

The accompanying notes are an integral part of these financial statements.

F-18

KHEOBA CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

YEAR ENDED OCTOBER 31, 2024

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Kheoba Corp. (referred as the “Company”, “we”, “our”) was Incorporated in the State of Nevada and established on July 27, 2021. The Company is developing in software development and travel industry. We are offering group adventures in Georgia, Caucasus mountains region and Tenerife, Spain. We intend to develop and provide an online platform for private and group adventures in Georgia, Caucasus mountains region and Tenerife, Spain. We have launched two websites: https://georgiahikewinetours.com/ and https://tenerifesurfwinetours.com/ to promote our activity. Additionally, we have launched our website (kheoba.com). It is tailored for perspective Kheoba guides.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $43,707 at October 31, 2024, revenue of $41,055 for the year ended October 31, 2024. The Company has Related party loan of $4,065 on the balance sheet at October 31, 2024. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company’s year-end is October 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

The Company owes $4,065 in Related Party Loan currently to director as per operating expenses of October 31, 2024.

F-19

Website Development Costs

The Company amortizes these costs using the straight-line method over a period of three years, which is the remaining estimated economic life of the costs. At the end of each reporting period, the Company writes down any excess of the unamortized balance over the net realizable value.

In May 2022 the Company capitalized website development costs of $3,500 which will be amortized over three years. As of October 31, 2024, the total amount of website development cost was $3,500 and the amortization expense was $1,750. The Company expects to recognize amortization expense of $1,167 for the fiscal year ending October 31, 2025, and amortization expense of $583 for the fiscal year ending October 31, 2026.

In May 2024 the Company capitalized website development costs of $8,130 which will be amortized over three years. As of October 31, 2024, the total amount of website development cost was $8,130 and the amortization expense was $2,236. The Company expects to recognize amortization expense of $2,710 for the fiscal year ending October 31, 2025, amortization expense of $2,710 for the fiscal year ending October 31, 2026 and amortization expense of $474 for the fiscal year ending October 31, 2027.

During the Website Application and Infrastructure Development Stage, the Company relied on Codification 350-50-25-7, which states “Costs to obtain and register an internet domain shall be capitalized under Section 350-30-25”. Codification 350-50-25-6 states “Costs incurred to purchase software tools, or costs incurred during the application development stage for internally developed tools, shall be capitalized”.

Based on the above, the Company website costs are capitalized.

Software Development Costs

The Company amortizes these costs using the straight-line method over a period of three years, which is the remaining estimated economic life of the costs. At the end of each reporting period, the Company writes down any excess of the unamortized balance over the net realizable value.

In January 2024, the Company capitalized software development costs of $13,000, which will be amortized over three years. As of October 31, 2024, the total amount of software development cost was $13,000 and the amortization expense was $3,250. The Company expects to recognize amortization expense of $4,333 for the fiscal year ending October 31, 2025, amortization expense of $4,333 for the fiscal year ending October 31, 2026 and amortization expense of $1,084 for the fiscal year ending October 31, 2027.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

F-20

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (ASU) 2014-09, Revenue from contracts with customers (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the considerations that the Company expects to receive in exchange for those goods.

The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

The Company derives revenues from selling tourism programs and certain modules of our Customer Relationship Management (CRM) Software (the “Software”).

Tourism Programs

We have sold six ‘Caucasus Mountains Retreat’ tourism programs to six sets of participants. Some of these participants opted for additional tours, including the ‘Old Tbilisi One Day Tour’ and the ‘Old Tbilisi 3 Days Tour’. The ‘Caucasus Mountains Retreat’ is a 5-day guided tour priced at $550 per person. The ‘Old Tbilisi One Day Tour’ is available at $50 per person, while the ‘Old Tbilisi 3 Days Tour’ costs $200 per person. Our primary offering is the ‘Caucasus Mountains Retreat’ program.

At our company, customers pay us for our guided tours, which are thoughtfully designed to include tailored sightseeing, immersive local experiences, and a range of outdoor activities. We have curated a network of trusted providers who specialize in offering high-quality meals, comfortable accommodation, and convenient transportation. Customers have the flexibility to select and pay for these services directly with the respective providers, in addition to the tour fee they pay to our company.

The tour includes customized tourist attractions and viewpoints in the Caucasus Mountains region. The company can arrange comfortable accommodations for the duration of the tour, such as hotels or lodges situated in picturesque locations near the Caucasus Mountains. The company handles transportation logistics, including airport transfers and transportation between various destinations throughout the tour. As stated, the tour is guided, so the company provides experienced guides who are knowledgeable about the region's history, culture, and natural beauty. The company organizes suitable activities for participants, taking into account their preferences and fitness levels.

The company can organize breakfast, lunch, and dinner at selected restaurants or provide packed meals for outdoor excursions, ensuring that participants have access to nourishing and delicious food. Our company provides customer support throughout the tour, addressing any concerns or issues that participants may have.

Also, we are offering Tenerife beginner surf lessons that are thoughtfully designed to provide a fun, safe, and educational experience. Customers pay for our structured lessons, which include coaching, ocean safety instruction, and surfboard rental. In addition to the lesson fee, customers have the option to choose and pay for additional services provided by our trusted local partners, such as beachside accommodations, meal options, and transportation.

F-21

We can assist in arranging comfortable accommodations nearby, ranging from beachfront hostels to boutique hotels, so participants can fully immerse themselves in the coastal atmosphere. We also handle transportation logistics, offering shuttle services to and from the surf spots, as well as airport transfers if needed.

We can arrange meal options with local cafes and restaurants, offering fresh, nourishing meals to refuel after a surf session, or provide packed lunches for those who prefer to relax on the beach between lessons. Throughout their time with us, participants can rely on our customer support team to assist with any questions or concerns, ensuring a smooth and enjoyable experience from start to finish.

In determining the transaction price, we utilize various sources of information, including historical data, market conditions, contractual terms, customer-specific factors, and estimates of variable consideration, where applicable. These considerations enable us to make a reasonable estimate of the transaction price based on the information available at the time of revenue recognition. The transaction price is contractual. No other party can recognize revenue or issue refunds because the Kheoba director is the only party involved. Based on fair market price we allocate the transaction price as follows: 20% is planning/arranging, 30% is assistance and 50% is guide service.

The Company collects payment from customers before the service is provided. When deposits are collected before the service is provided, the Company recognizes deferred income until the customer signs the act of acceptance. The Our performance obligation to plan and arrange trip are met when we finished with planning and arranging for the customers. Our performance obligation to perform assistance during the tour if needed is met when the tour is over in case no assistance is requested. Our obligation to perform the guided tours is met when we finish the guided tour and indication that guided tour is finished is signed by customers the act of acceptance of our services. The company determines that the obligation for guided tour is satisfied when the customer signs the act of acceptance. We consider the signing of the act of acceptance as the point in time when promised services is transferred to the customer. As of October 31, 2024 and October 31, 2023, deferred revenue was $0 and $3,300, respectively.

CRM Software

We have CRM software comprising various components, modules, or blocks. Buyers might be interested in purchasing certain modules of our Software, to meet its business requirements. Task Report, Revenue Graph, My Deals by Milestones and Daily sales comparison modules were purchased on 10/26/2023.

Following the guidelines of the relevant accounting standards (ASC 606), we recognize revenue when we satisfy a performance obligation. In our case, this occurs at the point of product delivery or service completion.

The process begins with the issuance of an invoice to our client. This step signifies our formal request for payment for the services agreed upon or products to be delivered. Subsequent to issuing an invoice, we receive payment from the client. This step demonstrates the client's commitment and willingness to pay for our services or products. The pivotal moment in our revenue recognition process is the delivery of the product or the completion of the service to our client. This is when we have fulfilled our performance obligation. The delivery marks the transfer of control of the software product or service from our company to the client, which is the critical event for revenue recognition.

For pricing our software, we start by understanding all costs involved (both direct and indirect) to ensure our pricing covers expenses and secures profitability. Additionally, we assess the value our software delivers to customers, focusing on the benefits and solutions it provides. We investigate competitor pricing and market expectations to inform our pricing strategy. We select a model that fits our product and market, such as flat rate, subscription, usage-based, or feature-based tiering.

F-22

Segment Reporting

The following table presents the Company’s revenue disaggregated based on revenue source for the year ended October 31, 2024 and 2023:

	Year ended October 31
	2024	2023
CRM Software	$7,000	$–
Tourism Programs	34,055	16,000
Total Revenue	$41,055	$16,000

Revenue Concentration

The following is a summary of customers that represent greater than 10% of total sales for the periods presented:

	Year ended October 31,
	2024	2023
Customer A	17%	–
Customer B	11%	21%
Customer C	11%	–
Customer D	11%	19%
Customer E	11%	–
Customer F	11%	–
Customer G	10%	–
Customer H	10%	–
Customer I	8%	–
Customer J	–	26%
Customer K	–	21%
Customer L	–	13%

For the years ended October 31, 2024, revenue concentration was low due to the fact that our customers are not regular customers.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of October 31, 2024, there were no potentially dilutive debt or equity instruments issued or outstanding.

F-23

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

NOTE 4 – RELATED PARTY NOTE

As of October 31, 2024, the Company owed $18,065 to the Company’s director, Gaga Gvenetadze for the Company’s operating expenses ($4,065) and for the services provided by the Director to the Company ($14,000). The amount is outstanding and payable upon request.

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

During September 2023 the Company issued 427,000 shares of common stock for cash proceeds of $8,540 at $0.02 per share.

During October 2023 the Company issued 868,000 shares of common stock for cash proceeds of $17,360 at $0.02 per share.

During November 2023 the Company issued 755,000 shares of common stock for cash proceeds of $15,100 at $0.02 per share.

During December 2023 the Company issued 42,000 shares of common stock for cash proceeds of $840 at $0.02 per share.

There were 8,092,000 and 7,295,000 shares of common stock issued and outstanding as of October 31, 2024 and 2023.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Our officer and director, Gaga Gvenetadze, has agreed to provide his own premises under office needs. He will not take any fee for these premises; it is for free use.

NOTE 7 – INCOME TAXES

The components of the Company’s provision for federal income tax for the years ended October 31, 2024 and 2023 consists of the following:

	October 31, 2024	October 31, 2023
Federal income tax benefit attributable to:
Current operations	$43,707	$9,412
Less: valuation allowance	(43,707)	(9,412)
Net provision for federal income taxes	$–	$–

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	October 31, 2024	October 31, 2023
Deferred tax asset attributable to:
Net operating loss carryover	$9,178	$1,977
Less: valuation allowance	(9,178)	(1,977)
Net deferred tax asset	$–	$–

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $43,707 as of October 31, 2024, for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

F-24

Our company is registered with the IRS and holds an EIN for tax purposes. We file all required tax returns as per federal and state regulations. As an online platform facilitating connections between tourists and independent guides, we operate as a service provider. The independent guides are responsible for managing their own tax obligations, including any state taxes related to income earned from tourism activities in Georgia. However, we will review the nexus implications and ensure compliance if any additional obligations arise for our platform.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to October 31, 2024 through January 3, 2025, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-25